UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Regi
stra
nt  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
Aspen Aerogels, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Northborough, Massachusetts

April 18, 2023

Dear Aspen Aerogels, Inc. Stockholder:

You are cordially invited to attend the 2023 annual meeting of stockholders of Aspen Aerogels, Inc. to be held at 9:00 a.m. Eastern Time on Thursday, June 1, 2023. This year’s annual meeting will be conducted solely via live audio webcast on the Internet.

You will be able to attend our annual meeting, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/ASPN2023. You will not be able to attend the annual meeting in person.

Details regarding the meeting, the business to be conducted at the meeting, and information about Aspen Aerogels that you should consider when you vote your shares are described in the accompanying proxy statement.

At the 2023 annual meeting, two persons will be elected to our board of directors. In addition, we ask stockholders to approve two amendments to our Restated Certificate of Incorporation, approve the Aspen Aerogels 2023 Equity Incentive Plan, ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023, and to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in our Proxy Statement for the 2023 Annual Meeting. Our board of directors recommends the election of the two nominees to our board of directors and a vote in favor of proposals (2), (3), (4), (5) and (6). Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 18, 2023, we will send to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2023 annual meeting of stockholders and our 2022 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either virtually at the time of the annual meeting or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in the proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Aspen Aerogels, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

Donald R. Young
President and Chief Executive Officer

Aspen Aerogels, Inc.

30 Forbes Road, Building B

Northborough, MA 01532

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

TIME: 9:00 a.m. Eastern Time

DATE: June 1, 2023

ACCESS: www.virtualshareholdermeeting.com/ASPN2023

This year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ASPN2023 and providing relevant information, including the control number included in the Notice of Internet Availability or the proxy card that you receive. For further information, please see the Questions and Answers about the Meeting beginning on page 1.

PURPOSES:

1.	To elect Steven R. Mitchell and Donald R. Young as directors to serve three-year terms expiring in 2026;

2.	To approve an amendment to Aspen Aerogels, Inc.’s Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation;

3.	To approve an amendment to Aspen Aerogels, Inc.’s Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 125,000,000 to 250,000,000;

4.	To approve the Aspen Aerogels 2023 Equity Incentive Plan;

5.	To ratify the appointment of KPMG LLP as Aspen Aerogels, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

6.	To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in our Proxy Statement for the annual meeting; and

7.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Aspen Aerogels, Inc.’s common stock at the close of business on April 4, 2023 (the “Record Date”). A list of registered stockholders as of the close of business on the Record Date will be available at our corporate headquarters for examination by any stockholder for any purpose germane to the Annual Meeting for a period of at least 10 days prior to the Annual Meeting. If you wish to view this list, please contact our Corporate Secretary at Aspen Aerogels, Inc., 30 Forbes Road, Building B, Northborough, Massachusetts 01532. Such list will also be available for examination by the stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/ASPN2023.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

By Order of the Board of Directors

Virginia H. Johnson
Chief Legal Officer, General Counsel, Corporate Secretary & Chief Compliance Officer

Northborough, Massachusetts

April 18, 2023

CREATING VALUE THROUGH TECHNOLOGY AND INNOVATION

Dear Stakeholders,

Our business continues to accelerate, with increasing market adoption of our high-performance thermal solutions fueling a strong performance in 2022. Our Energy Industrial business with value drivers of efficiency, resiliency and safety had an outstanding year. Overall, we delivered record annual revenues of $180.4 million, an increase of 48 percent year-over-year, and achieved record PyroThin® thermal barrier revenues of $55.6 million for the year, an increase of nearly 9-times as compared to 2021 revenues. These results represent the continuation of a multi-year strategy to make our business a profitable growth engine. We remain dedicated to delivering a positive cycle of mutual benefit to our customers, suppliers and partners.

Aspen is built on innovation. We are a leader in proprietary engineered materials designed to improve the performance and safety of electric vehicles and energy industrial assets. We are working with a heightened sense of urgency to create lasting value for our stakeholders by helping industries – and society as a whole – solve some of the world’s most pressing technological challenges.

2022 Highlights and Recent Business Developments:

2022 was a transformational year for Aspen. The significant adoption of our PyroThin® thermal barriers in the electric vehicle (EV) market, along with an improving energy infrastructure market, has propelled our company forward in significant ways.

•	Grew record consolidated revenue 48% year-over-year to $180.4 million.

•	Generated record PyroThin thermal barrier revenue of $55.6 million.

•	Delivered Energy Industrial revenues of $124.8 million.

•	Positioned to meet targets to double revenue from 2021 to 2023 and triple revenue from 2023 to 2025.

•	Received Letter of Intent from luxury brand of important German OEM group where our thermal barrier parts are targeted for a battery platform intended for use across several of their models.

•	Received an order for approximately 1.5 million prototype parts for a commercial vehicle brand within the same German OEM group.

•	Continued to advance our strategy to leverage our Aerogel Technology Platform™.

•

Secured substantial financing to fund our second aerogel manufacturing facility in Statesboro, Georgia (Plant II). In February 2022, Koch Industries made a second investment in Aspen of $150 million, through the purchase of convertible notes and common stock. In November 2022, we concluded an offering of approximately $263 million in equity proceeds, which included an additional $100 million investment from Koch. At the same time, General Motors provided a secured term loan of $100 million, adding another dimension to our longstanding technical and commercial relationship.

•

Received prestigious Overdrive Award as part of General Motors’ 30th Annual Supplier of the Year ceremony. The honor for Launch Excellence recognized Aspen’s key role in GM’s thermal management strategy.

•

Celebrated groundbreaking of Plant II and the opening of our parts fabrication plant in Mexico. The Aspen teams in Statesboro, Georgia and Apodaca, Mexico have met and exceeded every expectation and are already important parts of the Aspen success story.

•	Continued to advance our battery materials initiative including our carbon aerogel technology at the heart of our work within Aspen Battery Materials.

Aspen is setting a new standard for energy efficiency, asset protection, and fire safety in both traditional and new energy sectors, and our commitment to continuous innovation is leading the way to a more sustainable future. We believe in the power of diversity and inclusion at every level of our organization. For the past two decades, sustainability has been linked to the success of our business; and it is a natural fit for us to explore new uses for our Aerogel Technology Platform with the goal of improving the environmental performance and safety of our customers’ products and processes. In 2022 we published our inaugural ESG Highlights Report and launched an ESG webpage, which provide a comprehensive overview of our overall ESG strategy. In addition, we were awarded a silver medal by EcoVadis, an independent rating agency that rates suppliers based on their environmental, social and financial performance. These awards are a confirmation of our approach and a motivation to continue with our efforts.

We are positioned to build on our momentum in current markets and to explore new markets that are aligned with our strategy and support continued robust growth. The entire management team and I extend our sincere appreciation for your continued trust, confidence, and support. We remain committed to maintaining the highest ethical standards in our relationships with all our stakeholders, and to exceeding your expectations at every opportunity. I look forward to continuing to collaborate with you in the years ahead.

Sincerely Donald R. Young President & Chief Executive Officer

PAGE
Cautionary Information and Forward-Looking Statements	3
Important Information About the Annual Meeting and Voting	4
Security Ownership of Certain Beneficial Owners and Management	10
Management and Corporate Governance	12
Compensation Discussion and Analysis	24
Compensation Committee Report	32
Risks Related to Compensation Practices and Policies	33
Executive and Director Compensation	34
Pay Versus Performance	54
Equity Compensation Plan Information	59
Report of Audit Committee	60
Certain Relationships and Related Person Transactions	61
Proposal No. 1—Election of Directors	63
Proposal No. 2—Approval of an Amendment to Aspen Aerogels, Inc.’s Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation	64
Proposal No. 3—Approval of an Amendment to Aspen Aerogels, Inc.’s Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Our Common Stock	66
Proposal No. 4—Approval of the Aspen Aerogels 2023 Equity Incentive Plan	67
Proposal No. 5—Independent Registered Public Accounting Firm	79
Proposal No. 6—Advisory Vote on Approval of Executive Compensation as Disclosed in this Proxy Statement	81
Code of Business Conduct and Ethics	82
Other Matters	82
Stockholder Proposals and Nominations For Director	82
Annex A	A-1
Annex B	B-1

i

Aspen Aerogels, Inc.

30 Forbes Road, Building B

Northborough, Massachusetts 01532

PROXY STATEMENT FOR THE ASPEN AEROGELS, INC.

2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2023

This proxy statement, along with the accompanying notice of 2023 annual meeting of stockholders, contains information about the 2023 annual meeting of stockholders of Aspen Aerogels, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 9:00 a.m. Eastern Time on Thursday, June 1, 2023. This year’s annual meeting will be conducted solely via live audio webcast on the Internet. You will be able to attend our annual meeting, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/ASPN2023. You will not be able to attend the annual meeting in person.

In this proxy statement, we refer to Aspen Aerogels, Inc. as “Aspen Aerogels,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.

On or about April 18, 2023, we intend to begin sending to our stockholders entitled to vote the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for the 2023 annual meeting of stockholders and our 2022 annual report.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL STOCKHOLDER MEETING TO BE HELD ON JUNE 1, 2023

This proxy statement and our 2022 annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. In order to view, print or download these materials, please have the 12-digit control number(s) that appears on your notice or proxy card available. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2022 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” tab of the “Financial Information” subsection of the “Investors” section of our website at www.aerogel.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, from us, free of charge, by sending a written request to:

Aspen Aerogels, Inc.

Attn: Investor Relations

26 Forest Street, Suite 200

Marlborough, Massachusetts, 01752

Exhibits will be provided upon written request and payment of an appropriate processing fee.

CAUTIONARY INFORMATION AND FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements about future events and circumstances. Generally speaking, any statement not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “remain,” “confident” and “commit” or similar expressions. In particular, statements regarding our plans, strategies, prospects and expectations regarding our business and industry are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date of this proxy statement. Except as required by law, we do not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements. Our business results are subject to a variety of risks, including those that are described in our annual report on Form 10-K for the year ended December 31, 2022 and elsewhere in our filings with the Securities and Exchange Commission. If any of these considerations or risks materialize or intensify, our expectations (or underlying assumptions) may change and our performance may be adversely affected.

Website links included in this proxy statement are for convenience only. Information contained on or accessible through such website links is not incorporated herein and does not constitute a part of this proxy statement.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The board of directors of Aspen Aerogels is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders to be held virtually via live audio webcast, on Thursday, June 1, 2023 at 9:00 a.m. Eastern Time and any adjournments or postponements of the meeting, which we refer to as the annual meeting. This proxy statement along with the accompanying Notice of 2023 Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2022 because you owned shares of our common stock on April 4, 2023, or the Record Date. We will commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, the proxy materials, to stockholders on or about April 18, 2023.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Why Are You Holding a Virtual Annual Meeting?

Our 2023 Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can submit questions to our board of directors or management, as time permits.

What Happens if There Are Technical Difficulties During the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 4, 2023 are entitled to vote at the annual meeting. On this Record Date, there were 70,069,160 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

If on the Record Date your shares of our common stock were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record.

If on the Record Date your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR or WITHHELD for each nominee for director, and whether your shares should be voted FOR, AGAINST or ABSTAIN with respect to the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare Trust Company, N.A., or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet or by telephone.

•

By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations as noted below.

•	At the time of the virtual meeting. If you attend the virtual meeting, you may vote your shares online at the time of the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 31, 2023.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares at the time of the virtual annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and vote your shares online at the time of the meeting.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The board of directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director;

•	“FOR” an amendment to the Aspen Aerogels, Inc.’s Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation;

•	“FOR” an amendment to the Aspen Aerogels, Inc.’s Restated Certificate of Incorporation to increase the number of shares of our common stock authorized for issuance from 125,000,000 to 250,000,000;

•	“FOR” the approval of the Aspen Aerogels 2023 Equity Incentive Plan;

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and

•	“FOR” the advisory vote to approve the compensation of the named executive officers, as disclosed in this Proxy Statement.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by one or both of the proxy holders listed in the proxy in accordance with their best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet or by telephone as instructed above;

•	by notifying Aspen Aerogels’ Corporate Secretary in writing before the annual meeting that you have revoked your proxy; or

•

by attending the annual meeting and voting virtually. Attending the annual meeting virtually will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card, is the vote that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the amendment to our Restated Certificate of Incorporation to increase the number of shares of our common stock authorized for issuance (Proposal 3 of this proxy statement) and the ratification of the appointment of our independent registered public accounting firm (Proposal 5 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of directors (Proposal 1 of this proxy statement) or approving an amendment to our Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation (Proposal 2 of this proxy statement). In addition, your bank, broker or other nominee is prohibited from voting your uninstructed shares on any matters related to our equity compensation or executive compensation (Proposals 4 and 6 of this proxy statement, respectively). Therefore, if you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for Proposals 1, 2, 4, and 6 of this proxy statement.

Who Can I Call if I Have Questions?

We have retained The Laurel Hill Advisory Group, LLC (“Laurel Hill”) to assist shareholders. If you have any questions or need assistance with your vote, please reach out to Laurel Hill by phone at 888-742-1305 or email at aspenaerogels@laurelhill.com.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the two nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Approve an Amendment to Aspen Aerogels, Inc.’s Restated Certificate of Incorporation to Reflect New Delaware Law Provisions	The affirmative vote of a majority of the voting power of all of the outstanding shares of capital stock entitled to vote thereon for this proposal is required to approve an amendment to Aspen Aerogels, Inc.’s Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation. Abstentions and broker non-votes have the effect of votes against this proposal.

Proposal 3: Approve an Amendment to Aspen Aerogels, Inc.’s Restated Certificate of Incorporation to Increase Number of Shares of Common Stock	The affirmative vote of a majority of the voting power of all of the outstanding shares of capital stock entitled to vote thereon for this proposal is required to approve an amendment to Aspen Aerogels, Inc.’s Restated Certificate of Incorporation to increase the number of authorized shares of our common stock. Abstentions and broker non-votes have the effect of votes against this proposal.

Proposal 4: Approve the Aspen Aerogels 2023 Equity Incentive Plan	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to approve the Aspen Aerogels 2023 Equity Incentive Plan. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 5: Ratify Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the appointment of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2023, the audit committee of our board of directors will reconsider its appointment.

Proposal 6: Approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal decides the result of the advisory vote. Abstentions will have no effect on the outcome of the proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, representatives of Broadridge Investor Communication Solutions, Inc., examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or that you otherwise provide.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

Our directors and employees are soliciting proxies for the annual meeting from stockholders. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

Additionally, we have engaged Laurel Hill to act as our proxy solicitor in connection with the proposals to be acted upon at our annual meeting. Pursuant to our agreement with Laurel Hill, Laurel Hill will, among other things, provide advice regarding proxy solicitation issues and solicit proxies from our stockholders on our behalf in connection with the annual meeting. For these services, we will pay a fee of approximately $15,000 plus expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, at the meeting virtually or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting virtually or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 9:00 a.m. Eastern Time on Thursday, June 1, 2023. This year, our annual meeting will be held in a virtual meeting format only.

To attend the virtual annual meeting, go to www.virtualshareholdermeeting.com/ASPN2023 shortly before the meeting time, and follow the instructions for downloading the webcast. If you miss the annual meeting, you can view a replay of the webcast at the same location at least six months from the meeting. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare Trust Company, N.A., by calling their toll free number, 1-800-368-5948.

If you do not wish to participate in householding and would like to receive your own Notice or, if applicable, set of Aspen Aerogels proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Aspen Aerogels stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•

If your Aspen Aerogels shares are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A., and inform them of your request by calling them at 1-800-368-5948 or writing them at Computershare Investor Services, P.O. Box 505000, Louisville, Kentucky 40233-9814.

•

If a broker or other nominee holds your Aspen Aerogels shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We own or have rights to use “Aspen Aerogels,” “Cryogel,” “Pyrogel,” “PyroThin”, “Spaceloft,” the Aspen Aerogels logo and other trademarks, service marks and trade names of Aspen Aerogels appearing in this document. Solely for convenience, the trademarks, service marks and trade names referred to in this document are without the ® and TM symbols, but such references are not intended to indicate, in any way, that the owner thereof will not assert, to the fullest extent under applicable law, such owner’s rights to these trademarks, service marks and trade names.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2023 for (a) the executive officers named in the Summary Compensation Table on page 34 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of April 1, 2023 pursuant to the exercise of options or warrants or the vesting of restricted stock units (“RSUs”) to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 70,069,160 shares of common stock outstanding on April 1, 2023.

	Shares beneficially owned
	Number	Percentage
Name of Beneficial Owner
Directors and Named Executive Officers:
Donald R. Young (1)	1,843,268	2.6%
Ricardo C. Rodriguez (2)	65,078	*
John F. Fairbanks (3)	559,719	*
Corby C. Whitaker (4)	292,383	*
Gregg Landes (5)	311,593	*
Keith L. Schilling (6)	65,046	*
Rebecca B. Blalock (7)	123,979	*
Steven R. Mitchell (8)	149,649	*
Mark L. Noetzel (9)	165,993	*
William P. Noglows (10)	169,649	*
Richard F. Reilly (11)	162,049	*
James E. Sweetnam (12)	6,195	*
Kathleen M. Kool (13)	4,197	*
All directors and current executive officers as a group (14 persons) (14)	3,752,069		5.2%
Five Percent Stockholders:
Entities affiliated with Koch Industries, Inc. (15)	19,218,658	2	6.2%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)

Consists of 586,219 shares of our common stock (including unvested restricted stock) held by Mr. Young, 1,256,323 shares of our common stock issuable upon the exercise of options exercisable within 60 days following April 1, 2023, and 726 shares issuable upon the exercise of options held by Mr. Young’s children, of which Mr. Young has sole voting power.

(2)

Consists of 55,915 shares of our common stock (including unvested restricted stock) held by Mr. Rodriguez and 9,163 shares of our common stock issuable upon the exercise of options exercisable within 60 days following April 1, 2023.

(3)	Consists of 136,570 shares of our common stock held by Mr. Fairbanks and 423,149 shares of our common stock issuable upon the exercise of options exercisable within 60 days following April 1, 2023.

(4)

Consists of 159,362 shares of our common stock (including unvested restricted stock) held by Mr. Whitaker and 133,021 shares of our common stock issuable upon the exercise of options exercisable within 60 days following April 1, 2023.

(5)

Consists of 106,226 shares of our common stock (including unvested restricted stock) held by Mr. Landes and 205,367 shares of our common stock issuable upon the exercise of options exercisable within 60 days following April 1, 2023.

(6)

Consists of 55,491 shares of our common stock (including unvested restricted stock) held by Mr. Shilling and 9,555 shares of our common stock issuable upon the exercise of options exercisable within 60 days following April 1, 2023.

(7)

Consists of 53,789 shares of our common stock (including unvested restricted stock) held by Ms. Blalock and 70,190 shares of our common stock issuable upon the exercise of options exercisable within 60 days following April 1, 2023.

(8)

Consists of 69,231 shares of our common stock (including unvested restricted stock) held by Mr. Mitchell and 80,418 shares of our common stock issuable upon the exercise of options exercisable within 60 days following April 1, 2023.

(9)

Consists of 107,834 shares of our common stock (including unvested restricted stock) held by Mr. Noetzel and 58,159 shares of our common stock issuable upon the exercise of options exercisable within 60 days following April 1, 2023.

(10)

Consists of 69,231 shares of our common stock (including unvested restricted stock) held by Mr. Noglows, 80,418 shares of our common stock issuable upon the exercise of options exercisable within 60 days following April 1, 2023, 10,000 shares of our common stock held by a trust, for the benefit of one of Mr. Noglows’ children, or the Noglows Trust I, and 10,000 shares of our common stock held by a trust, for the benefit of another one of Mr. Noglows’ children, or the Noglows Trust II.

(11)

Consists of 79,231 shares of our common stock (including unvested restricted stock) held by Mr. Reilly and 82,818 shares of our common stock issuable upon the exercise of options exercisable within 60 days following April 1, 2023.

(12)

Consists of 6,195 shares of our common stock (including unvested restricted stock) held by Mr. Sweetnam and no shares of our common stock issuable upon the exercise of options exercisable within 60 days following April 1, 2023.

(13)

Consists of 4,197 shares of our common stock (including unvested restricted stock) held by Ms. Kool and no shares of our common stock issuable upon the exercise of options exercisable within 60 days following April 1, 2023.

(14)

See footnotes 1, 2 and 4 through 13. Includes 163,604 shares of common stock (including unvested restricted stock) and 229,386 shares of common stock issuable upon the exercise of options exercisable within 60 days following April 1, 2023, held by Ms. Conte and Ms. Johnson.

(15)

Consists of 15,780,426 shares held by Wood River Capital, LLC (“Wood River”), which is a subsidiary of SCC Holdings, LLC (“SCC”), and 3,438,232 shares, which may be issuable to Wood River upon the conversion of the our Convertible Senior PIK Toggle Notes due 2027 (the “Notes”). SCC is a subsidiary of KIM, LLC (“KIM”). KIM is a subsidiary of Koch Investments Group (“KIG”), which is a subsidiary of Koch Investments Group Holdings, LLC (“KIGH”). KIGH is a subsidiary of Koch Industries, Inc. (“Koch”). These securities may be deemed to be beneficially owned by each of SCC, KIM, KIG, KIGH and Koch by virtue of their indirect beneficial ownership of Wood River. Each of SCC, KIM, KIG, KIGH and Koch disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein. The addresses of the principal office and principal business of Wood River and Koch is 4111 East 37th Street North, Wichita, Kansas 67220. This information is based on a Form 13D/A filed by Wood River, SCC Holdings, LLC, KIM, LLC, Koch Investments Group, LLC, Koch Investments Group Holdings, LLC, and Koch with the SEC on December 7, 2022.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Our Restated Certificate of Incorporation and Restated Bylaws provide that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our board of directors currently consists of eight members classified into three classes as follows: (1) Steven R. Mitchell, Richard F. Reilly and Donald R. Young constitute the Class III directors and their current terms will expire at the 2023 annual meeting of stockholders, (2) Rebecca B. Blalock and James E. Sweetnam constitute the Class I directors and their current terms will expire at the 2024 annual meeting of stockholders, and (3) Mark L. Noetzel, William P. Noglows and Kathleen M. Kool constitute the Class II directors and their current terms will expire at the 2025 annual meeting of stockholders.

On March 8, 2023, our board of directors accepted the recommendation of the nominating and governance committee and voted to nominate Steven R. Mitchell and Donald R. Young for re-election at the annual meeting for a term of three years to serve until the 2026 annual meeting of stockholders, and until their respective successors have been elected and qualified. Mr. Reilly will not stand for reelection at the end of his current term, which ends at the 2023 annual meeting of stockholders.

Set forth below are the names of those persons nominated for election as directors at the 2023 annual meeting and those directors whose terms do not expire this year, their ages, their positions in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors’ conclusion at the time of filing of this proxy statement that each person listed should serve as a director is set forth below:

Name	Age	Position
Donald R. Young	65	President, Chief Executive Officer and Director
Rebecca B. Blalock	67	Director
Kathleen M. Kool	51	Director
Steven R. Mitchell	53	Director
Mark L. Noetzel	65	Director
William P. Noglows	65	Chairperson of the Board
James E. Sweetnam	70	Director

Donald R. Young has been our President, Chief Executive Officer and a member of our board of directors since November 2001. Prior to joining us, Mr. Young worked in the United States and abroad in a broad range of senior operating roles for Cabot Corporation, a leading global specialty chemical company. Prior to Cabot Corporation, Mr. Young worked in the investment business at Fidelity Management & Research. Mr. Young holds a BA from Harvard College and an MBA from Harvard Business School. The board has concluded that Mr. Young possesses specific attributes that qualify him to serve as a member of our board of directors, including the perspective and experience he brings as our Chief Executive Officer, which brings historic knowledge, operational expertise and continuity to our board of directors.

Rebecca B. Blalock has served on our board of directors since June 2016. Ms. Blalock is a partner at Advisory Capital LLC, which provides strategic consulting in the areas of energy and information technology. She has served in that role since October 2011. From October 2002 to October 2011, Ms. Blalock was Senior Vice President and Chief Information Officer of Southern Company, a Fortune 500 energy company. From 1979 to October 2002, Ms. Blalock served in various positions at Georgia Power and Southern Company Services, which are subsidiaries of Southern Company. Ms. Blalock’s management experience during her tenure at

Georgia Power included serving as Vice President of Community and Economic Development from January 2000 to October 2002 and Director, Corporate Communication from February 1996 to February 2000. She currently serves on the Advisory Boards of Valor Ventures LLC and HData LLC. She is also a board member of 1910 Legacy, which is an employee -owned company, and she chairs the nomination and governance committee of this board. She previously served on the Board of Directors of Hannon Armstrong Sustainable Infrastructure Capital, Inc. (NYSE: HASI), including on its Compensation Committee from March 15, 2017 until July 31, 2019 and on its Finance and Risk Committee from May 15, 2017 until July 31, 2019. She also serves on the Board of Councilors of The Carter Center and was elected to the State of Georgia’s Humanities Board. Ms. Blalock holds a BBA in Marketing from State University of West Georgia and an MBA in Finance from Mercer University. Ms. Blalock also completed the Program for Management Development (PMD) at Harvard Business School, received a cyber-security certificate from the Georgia Institute of Technology in 2017 and a Cyber Risk Oversight Certificate from the National Association of Corporate Directors in 2018. The board has concluded that Ms. Blalock possesses specific attributes that qualify her to serve as a member of our board of directors, including the strategic insight, expertise and experience she has developed in senior executive management at a Fortune 500 company in the energy industry, particularly with information technology, as well as her experience with the business environment in Georgia. In addition, because Ms. Blalock has served on many boards of directors, the board has concluded that she has substantial experience regarding how boards can and should effectively oversee and manage companies as well as a significant understanding of governance issues.

Kathleen M. Kool has served on our board of directors since November 2022. Ms. Kool most recently served as the CEO of Tide Cleaners, a wholly owned subsidiary of Procter & Gamble (“P&G”), until her retirement in June 2022. Under Ms. Kool’s leadership as CEO, Tide Cleaners grew from 35 to 191 stores and was ranked 76th in Entrepreneur’s Franchise 500 ranking, marking the third consecutive year in the top 100. During her 27-year tenure at P&G, Ms. Kool served in a variety of executive leadership roles, including CFO of North America Fabric Care, the largest regional business unit at P&G, with over $8 billion in retail sales, and CFO of the Global P&G Professional business. In addition to her extensive business leadership experience, Ms. Kool was a key member of P&G’s award-winning Investor Relations team, partnering with multiple CEOs and leading the communication for the strategy renewal that spanned two $10 billion productivity programs and a more focused portfolio of strategic brands. Additionally, Ms. Kool led numerous acquisitions, integrations, and business expansions, and navigated Tide Cleaners through the COVID-19 pandemic, growing industry share, opening new stores and overseeing expansion to new campuses. Ms. Kool is also a member of the Board of Directors of Digimarc Corporation, where she chairs the Compensation and Talent Management Committee and serves on the Audit and the Governance, Nominating, and Sustainability Committees. Ms. Kool received her BA, summa cum laude, in Economics from Kalamazoo College and her MBA from Washington University in St. Louis. The board has concluded that Ms. Kool possesses specific attributes that qualify her to serve as a member of our board of directors, including her extensive senior-level management experience in financial reporting and accounting, investor relations, general business operations, complex business integration, corporate governance, and other public company board service.

Steven R. Mitchell has served on our board of directors since August 2009. Mr. Mitchell has served as the Chief Executive Officer of Argonaut Private Capital L.P. since July 2016, prior to which he was the managing director of Argonaut Private Equity, LLC, or Argonaut, since November 2004. Prior to joining Argonaut, Mr. Mitchell was a principal in both Radical Incubation and 2929 Entertainment. He currently serves on the boards of directors of several public and privately owned companies, including Stepstone Group; Alkami Technology, Inc.; S&R Compression, LLC; DMB Pacific, LLC; Downing Wellhead Equipment LLC; The Fred Jones Companies, LLC; JAC Holding Enterprises, Inc.; QRC Valve Distributors LLC; SEF Energy, LLC; Mammoth Carbon Products, LLC; MT Group Holdings, LLC; American Cementing, LLC; McNellies Group LLC; and Mark Young Construction, LLC. From 1996 to 1999, Mr. Mitchell was a corporate attorney at Gibson, Dunn & Crutcher LLP. Mr. Mitchell holds a BBA in Marketing from Baylor University and a JD from University of San Diego School of Law. The board has concluded that Mr. Mitchell possesses specific attributes that qualify him to serve as a member of our board of directors, including his experience building, investing in and growing several manufacturing, technology and product companies and his experience with sophisticated transactions as a corporate attorney. In addition, because Mr. Mitchell has served on many boards of directors, the board has concluded that he has substantial experience regarding how boards can and should effectively oversee and manage companies, and a significant understanding of governance issues.

Mark L. Noetzel has served on our board of directors since December 2009. Mr. Noetzel has worked as a consultant to a number of public and private companies since May 2009. From July 2019 to May 2021, he was a Managing Director of Akoya Capital Partners, LLC, working in the specialty chemicals segment. From June 2007 to May 2009, Mr. Noetzel was President and Chief Executive Officer of Cilion, Inc., a biofuels company. Prior to joining Cilion in 2007, he had served in several senior positions at BP plc, including Group Vice President, Global Retail, from 2003 until 2007, Group Vice President, B2B Fuels and New Markets, during 2001 and 2002 and Group Vice President, Chemicals, from 1997 until 2001. Prior to those senior management roles with BP plc, Mr. Noetzel served in other management and non-management roles with Amoco Corporation from 1981 until BP acquired Amoco in 1998. Mr. Noetzel served on the board of directors of Axiall Corporation (NYSE: AXLL) from September 2009 until Axiall was acquired by Westlake Chemical Corporation in August 2016. Mr. Noetzel served as Chairperson of Axiall from January 2010 to March 2016. Mr. Noetzel also previously served on the board of Siluria Technologies Inc., a privately owned technology company until May 2019 and on the board of Dixie Chemical Company Inc., also privately owned, from September 2017 to November 2018. Mr. Noetzel holds a BA in Political Science from Yale University and an MBA from the Wharton School at University of Pennsylvania. The board has concluded that Mr. Noetzel possesses specific attributes that qualify him to serve as a member of our board of directors, including more than ten years of experience in senior executive management roles with large, international businesses within the chemical and fuel industries and his experience as chairperson of the board of a public company.

William P. Noglows has served on our board of directors since our initial public offering in June 2014 and previously served on our board of directors from January 2011 to April 2013. Mr. Noglows has served as Chairperson of the Board of CMC Materials, Inc., formerly known as Cabot Microelectronics Corporation from November 2003 to August 2022 and as President and Chief Executive Officer from November 2003 until December 2014. Mr. Noglows also serves on the boards of Littelfuse, Inc. and NuMat Technologies, Inc. From 1984 through 2003, Mr. Noglows served in various management positions at Cabot Corporation, culminating in serving as an executive vice president and general manager. Mr. Noglows had previously served as a director of Cabot Microelectronics from December 1999 until April 2002. Mr. Noglows holds a BS in Chemical Engineering from Georgia Institute of Technology. The board has concluded that Mr. Noglows possesses specific attributes that qualify him to serve as a member and chairperson of our board of directors, including his experience as chief executive officer of a leading public company and his expertise in developing technology. In addition, because Mr. Noglows has served on boards of directors of two other public companies, the board has concluded that he has significant experience regarding how boards can and should effectively oversee and manage companies, and a significant understanding of governance issues.

James E. Sweetnam has served on our board of directors since August 2022. Mr. Sweetnam served as President and CEO, and a member of the board, of Dana Corporation, a Fortune 500 world leader in the design and manufacture of driveline components for light, medium and heavy-duty vehicle manufacturers in the automotive, commercial vehicle and off-highway markets. Previously, he served in various roles of increasing responsibility, including as CEO of Truck Group, at Eaton Corporation, a global, diversified power management company, after serving in a variety of other roles at Eaton Corporation. Prior to joining Eaton, Mr. Sweetnam spent 10 years at Cummins Inc., a diesel and natural gas engine designer, manufacturer, and distributor, where he served as VP, Cummins Engine Company and Group Managing Director of Holset Engineering Co. Ltd., a Cummins subsidiary and manufacturer of turbochargers, headquartered in England. Prior to that, he served as President of Cummins Electronics Company. Mr. Sweetnam has also held management positions with Canadian Liquid Air and engineering positions with Air Products and Chemicals in Allentown, PA and São Paulo, Brazil. He presently serves on the board of directors of Republic Airways Holdings, Inc., an airline holding corporation, on which he is a member of its audit and finance committee and its nominating and governance committee. He previously served on the board of directors of SunCoke Energy, Inc., including as chair of its nominating and governance committee and chair of its compensation committee. Mr. Sweetnam received his B.S. in Applied Science and Engineering from the United States Military Academy, West Point, and his MBA from Harvard Business School. The board has concluded that Mr. Sweetnam possesses specific attributes that qualify him to serve as a member of our board of directors, including his extensive senior-level management experience in general business operations, manufacturing and engineering, his automotive industry experience, and his background in international business development, as well as his service on a number of public company boards.

Board of Director Qualifications, Expertise, Attributes and Diversity

Financial – Experience leading or managing the financial function of an enterprise, resulting in proficiency in complex financial management, capital allocation and financial reporting. Experience or expertise in financial accounting and reporting processes or the financial management of a major organization.

Leadership – Experience leading a significant enterprise, resulting in a practical understanding of organizations, processes, strategic planning and risk management. Demonstrated strengths in developing talent planning succession and driving change and long-term growth.

Technology and Cybersecurity – Significant background working in information technology and/or cybersecurity, resulting in knowledge of how to anticipate technological trends, including digital transformation, data governance, information security and development of new business models. Significant expertise and experience in leading information technology and/or cybersecurity functions of an enterprise.

Public Company Governance – Experience serving as a director of public company, which enables one to understand the dynamics and operation of a corporate board, the relationship of a public company board to the CEO and other senior management personnel, the legal and regulatory landscape in which public companies must operate, the importance of particular agenda and oversight issues, and how to oversee an ever-changing mix of strategic, operational and compliance-related matters.

Manufacturing and Project Management – Experience scaling up manufacturing significantly and managing large scale projects, including the construction of plants.

Strategic Planning and Innovation – Experience setting the mission or vision of a company or function; establishing and implementing the strategic plan to achieve such goals; contributing to transformative innovation, leading to disruptive products and services.

Global/International Experience – Experience working within organizations that have a global customer base and/or international presence, lending itself to valuable commercial and cultural perspectives regarding a diverse range of business aspects.

Board Diversity – Representation of gender, ethnic and other perspectives that expand the board’s understanding of the needs and viewpoints of our customers, partners, employees and other stakeholders.

Director Independence

Our board of directors has reviewed the materiality of any relationship that each of our directors has with Aspen Aerogels, either directly or indirectly. Based upon this review, our board has determined that all of our directors other than Donald R. Young, our President and Chief Executive Officer, are “independent directors” as defined by the New York Stock Exchange.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2022, there were 14 meetings of our board of directors, and the various committees of the board met a total of 22 times. No director attended fewer than 75% of the total number of meetings of the board and of committees of the board on which he or she served during fiscal year 2022. The board has adopted a policy under which each member of the board is strongly encouraged but not required to attend each annual meeting of our stockholders. All of our directors attended the annual meeting of our stockholders held in 2022.

Audit Committee. Our audit committee met 11 times during fiscal year 2022. This committee currently has five members, Richard F. Reilly (chair), Rebecca B. Blalock, Kathleen M. Kool, Mark L. Noetzel and James E. Sweetnam. Our audit committee’s role and responsibilities are set forth in the audit committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the audit committee reviews our annual and quarterly financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the audit committee satisfy the current independence standards promulgated by the SEC and by the New York Stock Exchange, as such standards apply specifically to members of audit committees. Our board of directors has determined that Mr. Reilly and Ms. Kool are an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K.

Our audit committee is authorized to, among other matters:

•	approve and retain the independent registered public accounting firm to conduct the annual audit of our financial statements;

•	review the proposed scope and results of the audit;

•	review accounting and financial controls with the independent registered public accounting firm and our financial and accounting staff;

•	review and approve transactions between us and our directors, officers and affiliates;

•	recognize and prevent prohibited non-audit services;

•	establish procedures for complaints received by us regarding accounting matters and any other complaints alleging a violation of our Code of Business Conduct and Ethics;

•	oversee internal audit functions;

•	review and evaluate our policies and procedures with respect to risk assessment and enterprise risk management, including cybersecurity; and

•	prepare the report of the audit committee that the rules of the SEC require to be included in our annual meeting proxy statement.

Our audit committee typically meets quarterly and with greater frequency as necessary. The agenda for each meeting is set by the chair of the audit committee in consultation with the Chief Executive Officer, Chief Financial Officer and Corporate Secretary. The audit committee meets regularly in executive session. However, from time to time, various members of management, and employees, outside advisors or consultants may be invited by the audit committee to make presentations, to provide financial, background information or advice, or to otherwise participate in audit committee meetings.

Please also see the report of the audit committee set forth elsewhere in this proxy statement.

A copy of the audit committee’s written charter is publicly available in the “Investors” section of our website at www.aerogel.com.

Compensation and Leadership Development Committee. Our compensation and leadership development committee (hereafter also referred to as our “compensation committee”) met six times during fiscal 2022. This committee currently has four members, Mark L. Noetzel (chair), Steven R. Mitchell, William P. Noglows and James E. Sweetnam. Robert M. Gervis, a former member of our board of directors, served as chair of the compensation committee until his resignation from our board of directors and all committees thereof, effective November 1, 2022. Our compensation committee’s role and responsibilities are set forth in its written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the board of directors are carried out and that such policies, practices and procedures contribute to our success. Our compensation committee also administers our 2014 Employee, Director and Consultant Equity Incentive Plan (the “2014 Plan”) and our employee cash bonus plan. The compensation committee is responsible for the determination of the compensation of our executive officers other than our Chief Executive Officer. The compensation of our Chief Executive Officer is determined by our board of directors upon the recommendation of our compensation committee. All members of the compensation committee qualify as independent under the definition promulgated by the New York Stock Exchange.

Our compensation committee is authorized to, among other matters:

•	review and recommend compensation arrangements for management;

•	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

•	administer our equity incentive plans;

•	ensure appropriate leadership development and succession planning is in place;

•	oversee the evaluation of management; and

•	if applicable, prepare the report of the compensation committee that the rules of the SEC require to be included in our annual meeting proxy statement.

Our compensation committee typically meets quarterly and with greater frequency if necessary. The agenda for each meeting is set by the chair of the compensation committee in consultation with the Chief Executive Officer, the Corporate Secretary and the Senior Vice President of Human Resources. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in compensation committee meetings. The Chief Executive Officer does not participate in and is not present during any deliberations or determinations of the board of directors or the compensation committee regarding his compensation.

The compensation committee has the sole authority to obtain, at the expense of the Company, advice and assistance from compensation consultants, legal counsel, experts and other advisors that the compensation committee deems advisable in the performance of its duties. The compensation committee has the sole authority to approve any such consultants’ or advisors’ fees and other retention terms. The compensation committee may select any such consultant, counsel, expert or advisor to the compensation committee, only after taking into consideration factors that bear upon the advisor’s independence. The compensation committee has engaged Meridian Compensation Partners, LLC (“Meridian”) as its compensation consultant since 2014. The compensation committee assessed the independence of Meridian pursuant to SEC rules and other factors and concluded that Meridian’s work for the compensation committee does not raise any conflict of interest nor affect its independence.

Generally, the compensation committee’s process involves the establishment of corporate goals and objectives for the current year and determination of compensation levels. For executives other than the Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation is conducted by the compensation committee, which recommends any adjustments to his compensation levels and arrangements for approval by the board of directors. For all executives, as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, total compensation that may become payable to executives in various hypothetical scenarios, executive stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the compensation committee’s compensation consultant, if any, including analyses of executive compensation paid at other companies.

For 2022, Meridian assisted the compensation committee in fulfilling its responsibilities under its charter, including advising on compensation packages for executive officers, compensation program design and market practices generally. The compensation committee authorized Meridian to interact with management on behalf of the compensation committee, as needed in connection with advising the compensation committee, and Meridian participates in discussions with management and, when appropriate, outside legal counsel with respect to matters under consideration by the compensation committee.

A copy of the compensation committee’s written charter is publicly available in the “Investors” section of our website at www.aerogel.com.

Nominating, Governance and Sustainability Committee. Our nominating, governance and sustainability committee met five times during fiscal year 2022 and currently has four members, Rebecca B. Blalock (chair), Kathleen M. Kool, Mark L. Noetzel and William P. Noglows. Robert M. Gervis, a former member of our board of directors, served as a member of the nominating, governance and sustainability committee until his resignation from our board of directors and all committees thereof, effective November 1, 2022. The nominating, governance and sustainability committee’s role and responsibilities are set forth in its written charter and include evaluating and making recommendations to the full board as to the size and composition of the board and its committees; monitoring and evaluating legal and regulatory trends and developments relating to corporate governance matters; making recommendations to the full board intended to help us and the board maintain appropriate corporate governance policies and practices; regularly reviewing and evaluating our relevant environmental, sustainability, social and corporate responsibility strategies, policies, programs, practices and reports; evaluating and making recommendations as to potential candidates to serve on our board of directors and its committees; and evaluating current board members’ performance. All members of the nominating, governance and sustainability committee qualify as independent under the definition promulgated by the New York Stock Exchange.

Our nominating, governance and sustainability committee is authorized to, among other matters:

•	identify and recommend director nominees for election to the board of directors;

•	review and recommend the compensation arrangements for our non-employee directors;

•	develop and recommend to the board of directors a set of corporate governance principles applicable to our Company; and

•	oversee the evaluation of our board of directors and its committees.

Our nominating, governance and sustainability committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third-party search firms or other appropriate sources. Once identified, the nominating, governance and sustainability committee will evaluate a candidate’s qualifications in accordance with our “Criteria for Nomination as a Director” appended to the committee’s written charter. Threshold criteria include a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of our industry, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the board, and concern for the long-term interests of our stockholders.

If a stockholder wishes to propose a candidate for consideration as a nominee for election to our board of directors, the stockholder must follow the procedures described in our restated bylaws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement. In general, persons recommended by stockholders will be considered in accordance with our “Policies and Procedures for Shareholders Submitting Nominating Recommendations” appended to our nominating, governance and sustainability committee’s written charter. All stockholder recommendations for proposed director nominees must be addressed in writing to the nominating, governance and sustainability committee, in care of our Corporate Secretary, at our principal offices and must be received by the deadlines set forth in this proxy statement under the heading “Stockholder Proposals and Nominations for Director.” The recommendation must be accompanied by the following information concerning each stockholder making the recommendation and the beneficial owner, if any, on whose behalf the nominations is made:

•	the name and address, of the recommending stockholder, as they appear on the Company’s books, and of such beneficial owner, as well as their telephone number;

•

certain biographical and share ownership information about the stockholder, beneficial owner and any other proponent, including a description of any derivative transactions in the Company’s securities;

•

any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the election of directors in a contested election pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or the Exchange Act;

•

a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with such stockholder nomination;

•

if the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held. Alternatively, the stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC reflecting the holdings of the stockholder, together with a statement of the length of time that the shares have been held; and

•	a statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of stockholders.

The recommendation must be accompanied by the following information concerning the proposed nominee:

•

a description of all direct and indirect compensation and other arrangements during the past three years, and any other material relationships, between such stockholder and beneficial owner, if any, and their respective affiliates, on the one hand, and each proposed nominee, and their respective affiliates, on the other hand, including, any agreements or understandings regarding the nomination and all information that would be required to be disclosed pursuant to Item 401, 403 and 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended, or the Securities Act, if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

•

to the extent known by the stockholder, the name and address of any other securityholder of the Company who owns, beneficially or of record, any securities of the Company and who supports any nominee proposed by such stockholder;

•	a description of all relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding the Company;

•	certain biographical information and contact information of the proposed nominee;

•

all other information relating to such person that would be required to be disclosed in solicitations of proxies for election of such nominees as directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	additional disclosures relating to stockholder nominees for directors, including completed questionnaires and any other disclosures required by our Bylaws.

The recommending stockholder must also furnish a statement supporting the stockholder’s view that the proposed nominee possesses the minimum qualifications prescribed by the committee for nominees, and describing the contributions that the nominee would be expected to make to the board and to the governance of the Company. The recommending stockholder must state whether, in its view, the proposed nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company. The recommendation must be accompanied by the written consent of the proposed nominee: (a) to be considered by the committee and interviewed if the committee chooses to do so in its discretion, and (b) if nominated and elected, to serve as a director.

If a recommendation is submitted by a group of two or more stockholders, the information regarding recommending stockholders set forth above must be submitted with respect to each stockholder in the group.

Our nominating, governance and sustainability committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the nominating, governance and sustainability committee considers issues of diversity and inclusion among its members in identifying and considering nominees for director, and will strive where appropriate to achieve a diverse and inclusive balance of backgrounds, perspectives, experience, age, gender, ethnicity, sexual orientation and national origin on the board of directors and its committees.

A copy of the nominating, governance and sustainability committee’s written charter and our corporate governance guidelines are publicly available on the Investors section of our website at www.aerogel.com.

Compensation Committee Interlocks and Insider Participation

During our last fiscal year, the members of our compensation committee included Mark L. Noetzel (chair), Steven R. Mitchell, William P. Noglows, James E. Sweetnam and Robert M. Gervis (former chair). No member of our compensation committee has at any time been an employee of the Company. None of our executive officers serves as a member of another entity’s board of directors or compensation committee that has one or more executive officers serving as a member of our board of directors or compensation committee.

Board Leadership Structure and Role in Risk Oversight

The positions of Chairperson of the Board and Chief Executive Officer are presently separated at our Company. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing our Chairperson of the Board to lead the board of directors in its fundamental role of providing advice to, and independent oversight of, management. Our board of directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairperson of the Board, particularly as the board of directors’ oversight responsibilities continue to expand. Our board of directors also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure.

Our board of directors administers its risk oversight function directly and through its committees. The audit committee receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, ethics and compliance, strategic and reputational risks. The audit committee also periodically reviews our enterprise risk management and cybersecurity programs. As part of its charter, our audit committee regularly discusses with management our major risk exposures, their potential financial and other impacts on our Company, and the steps we take to mitigate and manage them. In addition, our compensation committee assists the board of directors in fulfilling its oversight responsibilities with respect to the management and risks arising from our compensation policies and programs. Our nominating, governance and sustainability committee assists the board of directors in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, environmental, social and sustainability initiatives, and corporate governance.

Stockholder Communications to the Board

Generally, stockholders and other interested parties who have questions or concerns should contact our Investor Relations team at 508-691-1111. However, any stockholders and other interested parties who wish to address questions regarding our business directly with the board of directors, or any individual director, must prepare the communication in written form and mail or hand deliver the same to the following address:

ATTN: SECURITY HOLDER COMMUNICATION

Board of Directors

Aspen Aerogels, Inc.

30 Forbes Road, Building B

Northborough, MA 01532

Such communications should not exceed 500 words in length and must be accompanied by the following information: a statement of the (i) type and amount of the securities of the Company that the person holds or (ii) a description of the person’s interest in the Company; any special interest, meaning an interest not in the capacity as a stockholder of the Company, that the person has in the subject matter of the communication; and the address, telephone number and e-mail address, if any, of the person submitting the communication.

The following types of communications are not appropriate for delivery to directors under these procedures: communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to security holders or other constituencies of the Company (such as employees, members of the communities in which we operate our businesses, customers and suppliers) generally; communications that advocate engaging in illegal activities; communications that, under community standards, contain offensive, scurrilous or abusive content; and communications that have no rational relevance to the business or operations of the Company.

Communications will be distributed to the board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the board may be excluded, such as: junk mail and mass mailings; resumes and other forms of job inquiries; surveys; and solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information regarding our executive officers who are not also directors, as of April 1, 2023. We have employment agreements with our Chief Executive Officer and the following executive officers:

Name	Age	Position
Kelley W. Conte	58	Senior Vice President, Human Resources
Virginia H. Johnson	45	Chief Legal Officer, General Counsel, Corporate Secretary and Chief Compliance Officer
Gregg R. Landes	53	Senior Vice President, Operations and Strategic Development
Ricardo C. Rodriguez	38	Chief Financial Officer and Treasurer
Keith L. Schilling	50	Senior Vice President, Technology
Corby C. Whitaker	53	Senior Vice President, Sales and Marketing

Kelley W. Conte has been our Senior Vice President, Human Resources, since March 2021 and has previously served as our Vice President of Human Resources. Prior to joining Aspen Aerogels in September 2015, Ms. Conte was a Senior Director, Human Resources at EMC Corporation where she was the global head of Human Resources for the Enterprise Storage Division, as well as a global lead for the company-wide deployment of a cloud based HRIS solution. Ms. Conte has over 30 years of experience as a Human Resources leader in both large and small companies across the high tech and financial services industries. She holds a BS in Business Management with a concentration in Human Resources from Fairfield University.

Virginia H. Johnson is our Chief Legal Officer, General Counsel, Corporate Secretary and Chief Compliance Officer. Prior to joining us in May 2022, Ms. Johnson was General Counsel of Schneider Electric North America, and before that, she served as Senior Vice President, Associate General Counsel & Secretary of Global Atlantic Financial Group. Ms. Johnson has 20 years of legal experience spanning both private practice and in-house executive leadership roles in the energy and financial services industries. Prior to moving in-house as corporate counsel, Ms. Johnson was a partner in the Litigation Department of Prince Lobel Tye LLP in Boston, and before that, she was an Associate in the Litigation/Regulatory Department, Securities/Corporate Governance Group, in the New York and Boston offices of Weil, Gotshal & Manges LLP. Ms. Johnson holds a Juris Doctor from the Cardozo School of Law, Yeshiva University, and a B.A. in Political Science from Boston University.

Gregg R. Landes has been with us since September 2016 and has served as Senior Vice President, Operations and Strategic Development since October 2019. Mr. Landes has previously served in a variety of positions with us, as our Vice President, Strategic Development and Operational Excellence from May 2018 to October 2019, Vice President, Innovation and Strategic Development from February 2018 to May 2018 and our Vice President, Finance and Corporate Development from September 2016 to February 2018. Prior to joining us, Mr. Landes was a principal at the consulting firm, Tetra Tech, Inc., where he focused on LNG and Environmental Bankruptcy trusts from July 2013 to August 2016. Prior to Tetra Tech, Mr. Landes was employed by Hess Corporation, where he served as Vice President, Business Development for Hess LNG from June 2007 to July 2013. Prior to Hess Corporation, Mr. Landes worked in a broad range of senior financial and business leadership roles for Cabot Corporation. Mr. Landes holds a BSBA in Finance from the University of Florida and an MBA from the F.W. Olin Graduate School of Business at Babson College.

Ricardo C. Rodriguez has been our Chief Financial Officer since April 2022. Mr. Rodriguez previously served as our Chief Strategy Officer from November 2021. Prior to joining Aspen, from February 2019 to November 2021, Mr. Rodriguez was a Corporate Strategy Director at Aptiv, a $15 billion automotive technology company where he led the establishment of its Vehicle Electrification Systems group, among other value-adding initiatives. From April 2010 to February 2019, he served in a variety of finance, planning and P&L leadership roles at ClearMotion, GM’s OnStar division, Amazon and Fiat Chrysler Automobiles (now Stellantis). In addition, Mr. Rodriguez worked as an investment banker at Lazard, where he focused on automotive M&A and restructuring advisory. Mr. Rodriguez received his Bachelor of Science degree in Mechanical Engineering from General Motors Institute / Kettering University while working at Magna International and holds an MBA from Harvard Business School.

Keith L. Schilling has been our Senior Vice President, Technology since January 2022. Mr. Schilling previously served as our Vice President, Sales from October 2021 to January 2022. Currently, Mr. Schilling continues to lead the sales function for Energy Industrial and Thermal Barrier in addition to the technology function. Prior to joining Aspen, from December 2019 to October 2021, Mr. Schilling served as Chief Executive Officer of Basic Energy Services, Inc., an upstream oil and gas services provider. From September 1995 to December 2019, Mr. Schilling held senior level commercial and technology leadership roles at Schlumberger, Tetra Technologies, the combined Baker Hughes and GE Oil & Gas Companies, both domestically and internationally. Mr. Schilling received his Bachelor of Science degree in Chemical Engineering from Texas A&M University and holds an MBA from Erasmus University in the Netherlands.

Corby C. Whitaker has been our Senior Vice President, Sales and Marketing since joining us in February 2012. Prior to that, Mr. Whitaker worked in senior sales, marketing and business development leadership roles in the energy, renewable energy, building materials and industrial equipment industries. From July 2010 to December 2011, Mr. Whitaker was Vice President, Sales at Solyndra LLC and from December 2007 to July 2010, Mr. Whitaker served as Vice President, Global Sales at United Solar Ovonic LLC, each a solar technology company. Prior to that, from March 2004 to December 2007, Mr. Whitaker served as Director of Sales at Johns Manville. Mr. Whitaker received his Bachelor of Science degree in Mechanical Engineering from Texas A&M University.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the Summary Compensation Table below, or our “named executive officers,” and all material factors relevant to an analysis of these policies and decisions. During 2022, the following were our named executive officers:

•	Donald R. Young, our President and Chief Executive Officer

•	Ricardo C. Rodriguez, our Chief Financial Officer and Treasurer

•	John F. Fairbanks, our former Chief Financial Officer and Treasurer

•	Corby C. Whitaker, our Senior Vice President, Sales and Marketing

•	Gregg Landes, our Senior Vice President, Operations and Strategic Development

•	Keith L. Schilling, our Senior Vice President, Technology

Compensation Overview

This “Compensation Overview” section discusses the compensation programs and policies for our executive officers and the roles of our compensation and leadership development committee, or the compensation committee, and our board in the design and administration of these programs and policies, including specific compensation decisions in connection with our executive officers, including our named executive officers.

Our compensation committee has the sole authority and responsibility to review and determine, or recommend to the board for approval in the case of our Chief Executive Officer, the compensation of each of our named executive officers. Our compensation committee also considers the design and effectiveness of the compensation program for our executive officers and approves the final compensation package, employment agreements and equity-based compensation awards for all of our executive officers, except our Chief Executive Officer, whose compensation is approved by the board upon the recommendation of the compensation committee. Our compensation committee is composed entirely of independent directors who have never served as officers of the Company.

Set forth below is a discussion of the policies and decisions that shape our executive compensation program, including the specific objectives and elements. Information regarding director compensation is included under the heading “Director Compensation” below.

Executive Summary

Fiscal year 2022 was a transformational year for Aspen. The significant adoption of our PyroThin® thermal barriers in the EV market, along with an improving energy infrastructure market, has propelled our Company forward in significant ways. During 2022 and more recently, we achieved several important business milestones, including the following:

•	Grew record consolidated revenue 48% year-over-year to $180.4 million.

•	Generated record PyroThin™ thermal barrier revenue of $55.6 million.

•	Delivered Energy Industrial revenues of $124.8 million.

•	Received Letter of Intent from luxury brand of important German OEM group where our thermal barrier parts are targeted for a battery platform intended for use across several of their models.

•	Received an order for approximately 1.5 million prototype parts for a commercial vehicle brand within the same German OEM group.

•	Continued to advance our strategy to leverage Aspen’s Aerogel Technology Platform™.

•

Secured substantial financing to fund the construction of our second aerogel manufacturing facility in Statesboro, Georgia (“Plant II”). In February 2022 Koch Industries made a second round of investments in Aspen of $150 million, through the purchase of convertible notes and common stock. In November 2022, we completed an offering of common stock generating net proceeds of approximately $263 million, which included an additional $100 million investment from Koch Industries. At the same time, one of our most significant automotive OEM customers, General Motors (“GM”), provided a secured term loan of $100 million, adding another dimension to our longstanding technical and commercial relationship with GM.

•	Received prestigious Overdrive Award as part of GM’s 30th Annual Supplier of the Year ceremony. The honor for Launch Excellence recognized Aspen’s key role in GM’s thermal management strategy.

•	Celebrated groundbreaking of Plant II and the opening of our parts fabrication plant in Mexico.

•	Continued to advance our battery materials initiative, including our carbon aerogel technology at the heart of our work within Aspen Battery Materials.

General Executive Compensation Philosophy and Principles

The objective of our executive compensation program is to attract, retain and motivate talented executives who are critical to our continued growth and success of building a profitable business, and to align the interests of these executives with those of our stockholders. To achieve this objective, besides annual base salaries, our executive compensation program utilizes a combination of annual incentives through cash bonuses based on a mix of pre-determined criteria and long-term incentives through equity-based compensation. In establishing overall executive compensation levels, our compensation committee considers a number of criteria, including the executive’s scope of responsibilities, prior and current period of performance, attainment of overall Company performance objectives and retention concerns. The overall compensation program is conceived to be generally competitive with the market median of peer companies with no specific percentile being targeted. The program combines the base salary with at-risk elements to achieve the Company’s mix of pay objectives.

2022 Executive Compensation Policies and Practices

During 2022, our executive compensation policies and practices included the following:

•	Compensation Committee of Independent Directors. Our compensation committee is composed of all independent directors.

•	Annual Compensation Review. Our compensation committee undertakes a comprehensive review of compensation of our executives, including our named executive officers, on an annual basis.

•	Independent Compensation Consultant. Our compensation committee engages its own compensation consultant, and reviews its independence from management.

•	Risk Analysis. We review the structure of our executive compensation program to minimize the risk of inappropriate risk-taking by our executive officers.

•

No Guaranteed Compensation. Although we have signed employment agreements with each of our named executive officers, none of these agreements provides any guarantees relating to base salary increases, continued employment or the amounts of incentive awards or long-term equity awards.

•	Multi-Year Vesting. The equity awards granted to our executive officers generally vest over multi-year periods, consistent with current market practice and our retention objectives.

•

No Supplemental Health or Welfare Benefits or Perquisites. Our executive officers participate in broad-based Company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees. We generally do not provide perquisites or other personal benefits to our executive officers other than those we provide to our employees generally.

•

Policy Against Hedging and Speculative Trading and Pledging our Common Stock. Our insider trading policy prohibits our employees from engaging in “hedging” or other inherently speculative transactions with respect to our common stock or borrowing against our common stock.

•

Compensation Recoupment Policy. Our compensation recoupment policy, which is currently under review in light of the proposed rule changes by the SEC and the NYSE, permits recoupment of incentive compensation paid to the designated employees in the event of an accounting restatement of certain financial statements of the Company due to significant non-compliance with financial reporting requirements or upon certain forms of misconduct by a designated employee.

•

Alignment with long-term shareholder interests. Our stock ownership guidelines are intended to align the interests of executive officers and directors with the long-term interests of Company shareholders by requiring them to maintain at least a minimum amount of ownership in our common stock.

The Role of Our Compensation Committee and Compensation Consultant

Generally, our compensation committee designs and administers the executive compensation program with the help of the management and an independent compensation consultant. In connection with the compensation of our Chief Executive Officer, our compensation committee further recommends the overall and specific elements to our board for consideration and final determination. While the compensation committee addresses the matters related to its responsibilities under its charter throughout the year, annual reviews and, as appropriate, modifications of compensation arrangements for executive officers typically take place during a period starting from the last quarter of the prior fiscal year through the first quarter of the current fiscal year.

While the compensation committee or the board, in the case of our Chief Executive Officer, ultimately makes all final decisions on executive compensation, the compensation committee engages the services of outside advisors for assistance. In 2020, 2021 and 2022, the compensation committee directly engaged Meridian Compensation Partners LLC (“Meridian”) as its independent compensation consultant. The compensation committee utilized Meridian throughout these periods to provide independent, objective research, analysis, and advice and to assist the compensation committee generally in the performance of its duties. The compensation committee will typically request information and recommendations directly from the compensation consultant as it deems appropriate to structure and evaluate our executive compensation program. During these periods, the compensation committee also enlisted the assistance of external legal counsel to advise concerning its compensation decisions through contracts and other written documents. The compensation committee assesses the independence of its compensation consultant and external legal counsel each year, considering the amount of fees paid to them, the policies designed to prevent conflicts of interest, any Company stock owned by the consultant or the law firm, and other factors that may be relevant to the compensation committee.

The compensation committee considers external market data when making compensation decisions concerning executive pay levels and program design. The committee has formally approved a peer group for this purpose (and also considers other market data sources as appropriate). The peer group was originally developed by Meridian out of a candidate pool of size (as measured principally by revenue and market capitalization) and industry-appropriate publicly-traded companies. Our compensation committee periodically reviews and, as appropriate, revises the peer group in coordination with input from our Chief Executive Officer and Meridian to ensure the group remains appropriate for the purposes of comparing executive compensation. As a basis for the source market data for setting executive compensation for fiscal year 2022, our peer group consisted of the following 17 companies:

Ballard Power Systems, Inc.	Livent Corporation	Preformed Line Products Company
Chase Corporation	Lydall, Inc.	Thermon Group Holdings, Inc.
Energy Recovery, Inc.	NN, Inc.	Ultralife Corporation
Flux Power Holdings, Inc.	Omega Flex, Inc.	Vicor Corporation
FuelCell Energy, Inc.	Orbital Energy Group, Inc.	XL Fleet Corp.
Graham Corporation	Orion Energy Systems, Inc.

Additional information about the compensation committee’s executive compensation decisions for fiscal year 2023 will be provided in our proxy statement for the 2024 annual meeting of stockholders.

We believe our peer group provides useful information to help us establish competitive compensation practices and allows us to set compensation levels to attract, retain and motivate a talented executive team while aligning the interests of our executives with those of our stockholders. The group is subject to change over time, and we expect that the compensation committee will continue to periodically review and update the list.

Role of Management

In making compensation decisions, our compensation committee considers the recommendations of our Chief Executive Officer, Mr. Young, and our Senior Vice President, Human Resources, Ms. Conte, who work together to make recommendations to our compensation committee with respect to our executive officers, but do not participate in the deliberations or determination of their own compensations. Our compensation committee may review and approve the corporate objectives and goals pursuant to the powers delegated pursuant to its charter. Mr. Young annually leads the development of our corporate objectives and goals, which are reviewed and approved by the compensation committee and then our board. Mr. Young provided the Company’s business and operational perspective for our compensation committee’s final review of progress made on the goals set for 2022. Other than as described above, no other executive officer participates in the determination or recommendation of the amount or form of executive officer compensation.

Say-on-Pay Results

At our last annual meeting of stockholders in June 2022, we held a stockholder advisory vote on the fiscal year 2021 compensation of our named executive officers. This is generally referred to as a “Say-on-Pay” vote. Our stockholders approved the fiscal year 2021 compensation of our named executive officers with approximately 93% of stockholder votes cast in favor of our Say-on-Pay resolution. This stockholder feedback was considered in the compensation committee’s decisions on fiscal year 2022 compensation, discussed below. The compensation committee continues to monitor further stakeholder feedback, Company performance, and market developments for potential further improvements to the Company’s compensation structure for executive officers.

Main Elements of Our Executive Compensation Program

Base Salary

Annual base salaries compensate our executive officers for fulfilling the requirements of their respective positions and provide them with a level of cash income predictability and stability with respect to a portion of their total compensation. We believe that the level of an executive officer’s base salary should reflect the executive’s performance, experience and breadth of responsibilities, our understanding of salaries for similar positions within our industry and any other factors relevant to that particular job. Our salaries are designed to be generally competitive with the market median of our peer group.

Base salaries are typically negotiated at the outset of an executive’s employment. Salary levels are considered annually as part of our performance review process, but also in cases including promotion or other change in the job responsibilities of an executive officer. For named executive officers, initial base salaries generally are established in connection with negotiation of an offer of employment and employment agreement. Increases in base salary have several elements. In addition to promotion and increased responsibilities, merit and Company-wide general increases are also taken into consideration. Salaries of our named executive officers for fiscal years 2022, 2021 and 2020 are also reported in the Summary Compensation Table.

The 2022 base salaries for our Named Executive Officers were as follows:

Name	2022 Base Salary ($)
Donald R. Young	$515,000
Ricardo C. Rodriguez	$350,000
John F. Fairbanks(1)	$300,005
Corby C. Whitaker	$400,000
Gregg Landes	$400,000
Keith L. Schilling	$400,000

(1)	Mr. Fairbanks retired from his role as Chief Financial Officer and Treasurer, effective March 31, 2022.

Cash Bonus Plan

Our employee cash bonus plan is designed to motivate and reward our executives for achieving certain corporate, financial and other business performance goals during the fiscal year, and the plan is administered by the compensation committee. The plan provides that executives are eligible to receive a cash bonus over an annual performance period based on goals established by the compensation committee, which may include revenue goals, an adjusted EBITDA goal and/or such other performance goals as may be established by the compensation committee from time to time. The compensation committee determines the percentage of annual base salary as target bonus opportunity for each executive. Each executive receives a bonus plan participation letter that sets forth, among other things, the minimum threshold achievement levels applicable to each goal. Following completion of the performance period, the administrator determines the level of performance achieved for each goal and approves the amount of the cash payments to be made. The maximum bonus that can be earned is limited to 225% of the target bonus. The compensation committee also reserves the right to pay discretionary bonuses to account for unanticipated, unusual or extraordinary circumstances or performance.

Upon the recommendation of our compensation committee, our board approved the target bonus amounts and goals under the bonus plan for fiscal year 2022 for the named executive officers. We do not disclose specific financial performance goals due to potential competitive harm. Each named executive officer’s 2022 bonus award amount, calculated as a percentage of year-end base salary, was based on achieving and exceeding certain performance metrics. For 2022, these performance metrics were revenue and adjusted EBITDA. Calculation of the achievement of the adjusted EBITDA target was made in a manner that excluded the impact of any costs incurred in 2022 associated with intellectual property enforcement litigation and certain other strategic activities, as determined by our board or compensation committee. For revenue and adjusted EBITDA, the 2022 performance metrics established, for each metric, a threshold value that must be achieved before any bonus amount would be paid out, a target value (the “Target”) associated with a target bonus amount, and an incentive amount if the Target is exceeded (up to the maximum potential award of 225% of the Target). In August 2022, the board approved management’s suggested updates to the Company’s 2022 annual operating plan, based on significant changes in the Company’s financial condition and the demand profile for the Company’s products that occurred throughout the year. Accordingly, the 2022 cash bonus plan goals for revenue and adjusted EBITDA performance were correspondingly revised, and bonus payouts were determined based on actual performance relative to the revised goals and restated annual operating plan.

In addition, a component of the bonus (the Management by Objective Component, or “MBO Component”), expressed as a percentage, usually an additional 10% of each named executive officer’s target bonus, may be added to or deducted from an otherwise earned bonus based upon the relative achievement, or lack thereof, of certain additional strategic or operational performance goals, as determined by our board or compensation committee. The target bonus amounts for fiscal year 2022 for Messrs. Young, Rodriguez, Fairbanks, Whitaker, Landes and Schilling, expressed as a percentage of their year-end base salary, are presented below.

Name	2022 Target Bonus Opportunity (% of Base Salary)
Donald R. Young	110%
Ricardo C. Rodriguez	50%
John F. Fairbanks	55%
Corby C. Whitaker	55%
Gregg Landes	55%
Keith L. Schilling	50%

The actual bonuses varied depending on our percentage achievement of the Target set by the compensation committee.

On March 7, 2023, the compensation committee awarded bonus payments to the named executive officers other than the Chief Executive Officer, and on March 8, 2023, the board awarded a bonus payment to our Chief Executive Officer. The 2022 bonus payments under the cash bonus plan and the additional discretionary bonus payments are set forth below:

Name	2022 Annual Cash Bonus ($)(1)	2022 Bonus Target (%)	2022 Bonus Target Received (%)
Donald R. Young	$804,011	110%	142%
Ricardo C. Rodriguez	$249,246	50%	142%
John F. Fairbanks	$—	55%	—%
Corby C. Whitaker	$313,338	55%	142%
Gregg Landes	$313,338	55%	142%
Keith L. Schilling	$283,852	50%	142%

(1)	Includes 132% of Bonus Target earned plus MBO Component.

Long Term Equity Incentive Plan

Our board established the 2014 Employee, Director and Consultant Equity Incentive Plan (the “2014 Plan”), in 2014, prior to the Company’s initial public offering. Our board is the administrator of the 2014 Plan, as provided by our compensation committee charter. The compensation committee, based on its annual review of compensation levels for each of our executives, determines a dollar amount value of the annual equity grants. The compensation committee also determines the mix of equity instruments for equity grants issued pursuant to the 2014 Plan, such as options to purchase our common stock, restricted stock units (“RSUs”), or restricted stock awards, as well as a vesting schedule. For 2022, the mix for equity grants was set at 75% stock options and 25% RSUs for our named executive officers. Except in special circumstances, time-based vesting is used. The stock options and RSUs granted by the Company in recent years vest in equal installments on an annual basis during the three years following the grant. Pursuant to our 2014 Plan, the exercise price of the stock options is the closing price of our stock at the New York Stock Exchange on the grant date. Similar to other components of compensation, the compensation committee recommends the equity grants for our Chief Executive Officer to our board for approval.

The equity awards granted to our named executive officers during 2022 were as follows:

Name	Options to Purchase Shares of Our Common Stock	Performance Based Restricted Stock Awards(1)	Restricted Stock Unit Awards	Equity Awards (Aggregate Grant Date Fair Value)
Donald R. Young	$749,990	$—	$249,992	$999,982
Ricardo C. Rodriguez	$337,481	$571,214	$112,482	$1,021,177
John F. Fairbanks	$—	$—	$—	$—
Corby C. Whitaker	$337,499	$571,214	$112,495	$1,021,208
Gregg Landes	$337,499	$571,214	$112,495	$1,021,208
Keith L. Schilling	$337,499	$571,214	$112,495	$1,021,208

(1)

Represents a one-time performance-based restricted stock award to each of the named executive officers, other than Mr. Young and Mr. Fairbanks. See “Narrative Disclosure to Summary Compensation Table—2022 Performance-Based Restricted Stock Award”.

Other Aspects of Executive Compensation

Benefits and Perquisites—In addition to the components described above, our executives are eligible to participate in other benefits available to all of our employees. These benefits include a 401(k) plan with a Company match element, healthcare insurance with a Company contribution to the premium, short-term and long-term disability insurance, term-life insurance, a dental plan and a vision plan. We generally do not provide perquisites or personal benefits to our named executive officers. However, we do pay a portion of the premiums for medical, dental, group term life, disability and accidental death and dismemberment insurance for all of our full-time employees.

Section 401(k) Plan—We maintain a defined contribution employee retirement plan, or the 401(k) Plan, for our employees. Our executive officers are eligible to participate in the 401(k) Plan on the same basis as our other employees. The 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401(a) of the Code. The 401(k) Plan provides that each participant may contribute up to the lesser of 100% of their compensation or the statutory limit, which was $20,500 for calendar year 2022. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2022 may have been up to an additional $6,500 above the statutory limit. We currently make matching contributions into the 401(k) Plan on behalf of participants. We match 50% of eligible contributions up to the first 6% of eligible compensation. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Employment Contracts—We have entered into an executive employment agreement with our Chief Executive Officer, Mr. Young, effective January 1, 2022. We have also entered into executive employment agreements with Messrs. Rodriguez, Whitaker, Landes and Schilling.

Special Named Executive Officer Compensation Arrangements

In addition to the compensation elements discussed above, we have entered into certain special arrangements related to the compensation of our Chief Executive Officer and other named executed officers. In order to encourage ownership of shares, reward our named executive officers for their performance, retain our named executive officers, and encourage their alignment with our longer-term value and our shareholders, and to support the Company’s ambitious growth agenda requiring multiple new investments, strengthening relationships with new investors and strategic partners in the EV market and growing our executive team and employee base, the board, upon recommendation of the compensation committee, granted to Mr. Young 461,616 shares in 2021, and to each of Messrs. Rodriguez, Whitaker, Landes and Schilling, 53,590 shares in 2022, of performance-based restricted stock, pursuant to Performance-Based Restricted Stock Agreements by and between the Company and the named executed officers. Additional details of these awards are found under the section below, titled “Narrative Disclosure to Summary Compensation Table—Performance-Based Restricted Stock Awards.”

Compensation Recoupment Policy

In December 2018, our board adopted a compensation recoupment policy, which applies to certain designated employees, including our named executive officers. The policy permits us to recoup incentive compensation paid to the designated employees in the event of an accounting restatement of any of the unaudited interim quarterly or audited annual consolidated financial statements of the Company due to significant non-compliance with financial reporting requirements under applicable laws, rules and regulations or upon certain forms of misconduct by a designated employee. As noted above, our compensation recoupment policy is currently under review in light of the proposed rule changes by the SEC and the NYSE, and we expect to timely promulgate an amended policy consistent with final rulemaking.

Prohibition on Hedging and Pledging

Our insider trading policy prohibits members of the board, the named executive officers, and all other employees from purchasing financial instruments designed to hedge the economic risk of owning our securities (or entering any transaction that has the same economic effect), and prohibits certain persons, including members of the board and the named executive officers, from pledging our securities.

Stock Ownership Guidelines

Our board established stock ownership guidelines for the executive officers and directors effective November 1, 2017, which provide target levels of stock ownership that executive officers and directors must attain. The target ownership level for our Chief Executive Officer is three-times the base salary; for our other executive officers, the target level is one-times their respective base salary; and for our non-employee directors, the target level is three-times the annual cash retainer for service to the board.

Risk Analysis of Our Compensation Plans

Company management assesses and discusses with the compensation committee of the board our compensation policies and practices for our employees as they relate to risk management. Based on this assessment, we do not believe that any risks arise from such policies and practices that are reasonably likely to have a material adverse effect on the Company now or in the future.

COMPENSATION COMMITTEE REPORT*

Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussion, our compensation committee recommended to our board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Mark L. Noetzel (Chair)

Steven R. Mitchell

William P. Noglows

James E. Sweetnam

*

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

RISKS RELATED TO COMPENSATION PRACTICES AND POLICIES

Consistent with SEC disclosure requirements, we have assessed our compensation policies, practices and awards, and have concluded that our compensation policies, practices and awards do not create risks that are reasonably likely to have a material adverse effect on the Company. Our compensation committee assessed our compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. Our compensation programs include a combination of fixed base salaries, cash bonuses, long-term incentive awards, and benefits that are generally uniform in design and operation throughout the Company and with all levels of employees.

We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks, are compatible with our effective internal controls and our risk management practices, and are supported by the oversight and administration of the compensation committee and board with regard to executive compensation programs.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the last three fiscal years ended December 31, 2022, 2021 and 2020 to (1) our President and Chief Executive Officer, (2) our Chief Financial Officer and Treasurer, (3) our former Chief Financial Officer and Treasurer, who served in that capacity during a portion of 2022, and (4) the next three most highly compensated executive officers who earned more than $100,000 during the respective fiscal year and were serving as executive officers as of year-end.

Name and Principal Position	Year	Salary ($)	Bonus ($)(6)	Stock Awards ($) (1)		Option Awards ($) (1)		Non- Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Donald R. Young	2022	515,000	—	249,992		749,990		804,011	44,425	2,363,418
President and Chief Executive Officer	2021	511,402	169,950	6,678,246	(5)	528,744		447,535	31,734	8,367,611
	2020	495,652	—	176,248		1,605,335	(2)	—	21,617	2,298,852
Ricardo C. Rodriguez	2022	350,000	—	683,696		337,481		249,246	9,150	1,629,573
Chief Financial Officer and Treasurer	2021	40,385	—	168,679		206,221		—	135	415,419
	2020	—	—	—		—		—	—	—
John F. Fairbanks	2022	80,770	—	—		—		—	35,106	115,876
Former Chief Financial Officer and Treasurer	2021	297,909	49,501	74,996		224,988		132,002	2,800	782,196
	2020	288,734	—	74,995		303,371		—	13,762	680,861
Corby C. Whitaker	2022	400,000	—	683,709		337,499		313,338	23,448	1,757,994
Senior Vice President, Sales and Marketing	2021	354,186	66,000	68,746		206,246		176,000	8,853	880,031
	2020	318,855	—	62,500		274,043		—	7,896	663,294
Gregg Landes	2022	400,000	—	683,709		337,499		313,338	19,929	1,754,475
Senior Vice President, Operations and Strategic Development	2021	270,751	66,000	68,746		206,246		176,000	17,975	805,718
	2020	274,420	—	62,500		255,179		—	13,217	605,316
Keith L. Schilling	2022	392,789	—	683,709		337,499		283,852	54,435	1,752,284
Senior Vice President, Technology	2021	68,750	—	187,466		187,477		—	500	444,194
	2020	—	—	—		—		—	—	—

(1)

Except as described in footnote 2, these amounts represent the aggregate grant date fair value for these awards computed in accordance with FASB ASC Topic 718. Valuation assumptions are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 16, 2023.

(2)

In December 2020, we entered into an amended stock option agreement with Mr. Young, which modified the timeframe of certain market conditions that resulted in vesting of certain performance stock options previously awarded to Mr. Young. See below under “– Narrative Disclosure to Summary Compensation Table – 2017, 2018, and 2020 Modifications to 2015 Special Equity Incentive Grants.” In connection with this modification and in accordance with FASB ASC Topic 718, the incremental fair value of this modification is based on a Black-Scholes option pricing model and was determined to be $1,076,588.

(3)	Represents the amount awarded to the named executive officer for 2022, 2021 and 2020, respectively, under the Company’s cash bonus plan.
(4)

Represents the sum of (i) cash payments to the named executive officer in lieu of vacation pursuant to Company policy, (ii) Company matching contributions to our 401(k) match in the amount of between $9,032 and $3,375 for Messrs. Young, Fairbanks, Whitaker, Rodriguez, Landes and Shilling in 2022, $2,800 in 2021 and 2020 for each Messrs. Young, Fairbanks, and Whitaker, and (iii) relocation expenses in the amount of $45,285 paid to Mr. Schilling.

(5)

Includes a performance-based restricted stock award with an aggregate grant date fair value equal to $6,502,000 and a time-based restricted stock unit award with an aggregate grant date fair value equal to $176,246.

(6)	Includes a discretionary bonus payment made to the named executive officers. See below under “– Narrative Disclosure to Summary Compensation Table – Cash Bonus Plan – 2021 Bonus Plan and Payments.”

Narrative Disclosure to Summary Compensation Table

Employment Arrangements with Our Named Executive Officers

Donald R. Young

Effective January 1, 2022, we entered into an executive agreement with Mr. Young with a three-year term, or the 2022 CEO Agreement. Pursuant to 2022 CEO Agreement, Mr. Young’s annual base salary was $515,000 per year and Mr. Young was eligible to receive an annual performance-based bonus as determined by our board with a target of 110% of his year-end base salary. Previously, in November 2018, we entered into an executive agreement with Mr. Young effective January 1, 2019 with a three-year term, or the 2018 CEO Agreement. Mr. Young serves as our Chief Executive Officer on an at-will basis. Pursuant to the 2018 CEO Agreement, Mr. Young’s annual base salary for fiscal year 2019 was set to $515,000 per year and Mr. Young was eligible to receive an annual performance-based bonus as determined by our board with a target of 100% of his year-end base salary. Mr. Young’s target bonus for each of fiscal 2020, 2021 and 2022 was set at 110% of his year-end base salary.

Mr. Young’s base salary may be increased, but not decreased without his consent, at the discretion of our board. On August 1, 2019, we entered into an amendment (the “Amendment”) to the 2018 CEO Agreement. Effective January 1, 2020, we amended the 2018 CEO Agreement to provide for at least a year of time to exercise all vested stock options in connection with termination of employment in certain circumstances under the 2018 CEO Agreement.

Mr. Young has also entered into a confidentiality and non-competition agreement. Among other things, this agreement obligates Mr. Young to refrain from disclosing any of our proprietary information received during the course of employment and to assign to us any inventions conceived or developed during the course of employment. Additionally, following termination of employment, Mr. Young is prohibited from (i) competing with us for a period of one year and (ii) soliciting or interfering with our business relationship with any of our existing clients, customers, business partners or employees for a period of two years.

Mr. Young is entitled to certain benefits in connection with a termination of his employment or a change of control as discussed below under “— Potential Payments Upon Termination or Change of Control.”

Other Named Executive Officers

Effective January 1, 2023, we entered into executive agreements with Messrs. Rodriguez, Whitaker, Landes and Schilling (the “2023 Executive Agreements”). Pursuant to the 2023 Executive Agreements, the annual base salaries effective as of April 1, 2023 of each of Messrs. Rodriguez, Whitaker, Landes and Schilling are $400,000, and they are each eligible to receive an annual bonus as determined by our board or a committee thereof with a target bonus of 55%, 55%, 55% and 50%, respectively, of their respective year-end base salaries. The 2023 Executive Agreements include an automatic renewal provision for each calendar year, unless either the Company or the executive provides written notice of non-renewal at least 60 days before the applicable annual expiration date, and also contain customary confidentiality, non-disclosure, non-competition, non-solicitation, non-recruitment, trade secrets, intellectual property ownership, and cooperation provisions.

Messrs. Rodriguez, Whitaker, Landes and Schilling are entitled to certain benefits in connection with a termination of their employment or a change of control as discussed below under “— Potential Payments Upon Termination or Change of Control.”

In January 1, 2022, we entered into executive agreements with Messrs. Fairbanks, Whitaker and Landes for a one-year term (the “2022 Executive Agreements”). Pursuant to the 2022 Executive Agreements, the annual base salaries of Messrs. Fairbanks, Whitaker and Landes for fiscal year 2022 were $300,005, $400,000 and $400,000, respectively and they were eligible to receive an annual bonus as determined by our board or a committee thereof with a target bonus of 55%, each, of their respective year-end base salaries. The 2022 Executive Agreements expired on December 31, 2022, except with respect to Mr. Fairbanks, whose agreement terminated effective April 1, 2022. See below – Separation Arrangements with Mr. Fairbanks.

Separation Arrangements with Mr. Fairbanks

On March 29, 2022, Mr. Fairbanks, the former Chief Financial Officer and Treasurer of the Company, entered into a Separation Agreement and Release with the Company (the “Separation Agreement”), effective as of April 1, 2022 (the “Transition Date”). Effective as of the Transition Date, Mr. Fairbanks transitioned to providing consulting and advisory services to the Company for a period ending on March 31, 2023 (the “Consulting Period”) pursuant to a Consulting Agreement and incorporated Statement of Work, dated as of March 29, 2022, by and between Mr. Fairbanks and the Company (the “Consulting Agreement”). Mr. Fairbanks retired and resigned from his position as Chief Financial Officer and Treasurer of the Company effective as of the Transition Date. Pursuant to the terms of the Separation Agreement, in consideration for, among other things, his compliance with certain restrictive covenants, including customary non-competition and non-solicitation covenants, and a typical release of claims, Mr. Fairbanks is permitted to exercise any vested options held by Mr. Fairbanks until the later of (i) one year from the Transition Date or (ii) one year from the date on which Mr. Fairbanks ceases to provide services under the Consulting Agreement, but in no event beyond April 1, 2024. Furthermore, pursuant to the terms of the Consulting Agreement, any previously granted unvested equity awards will continue to vest through the Consulting Period, subject to Mr. Fairbanks continuing to provide consulting and advisory services to the Company through each such vesting date.

2022 Time-Based Equity Awards

On February 23, 2022, Messrs. Young, Fairbanks, Rodriguez, Whitaker, Landes and Schilling were each granted stock options and RSUs. Specifically, Mr. Young was granted an option to purchase 49,795 shares of our common stock at an exercise price of $26.29 per share and 9,509 RSUs. Mr. Fairbanks was granted an option to purchase 14,938 shares of our common stock at an exercise price of $26.29 per share and 2,852 RSUs, Mr. Rodriguez was granted an option to purchase 13,693 shares of our common stock at an exercise price of $26.29 and 2,615 RSUs. Mr. Whitaker was granted an option to purchase 22,408 shares of our common stock at an exercise price of $26.29 per share and 4,279 RSUs, Mr. Landes was granted an option to purchase 22,408 shares of our common stock at an exercise price of $26.29 per share and 4,279 RSUs, and Mr. Schilling was granted an option to purchase 22,408 shares of our common stock at an exercise price of $26.29 per share and 4,279 RSUs. The stock options and RSUs vest in equal annual installments over a three-year period from the date of grant, subject to the recipient continuing to provide services to the Company through each vesting date.

On February 25, 2022, Mr. Rodriguez was granted an option to purchase 7,762 shares of our common stock at an exercise price of $29.51 and 1,482 RSUs. The stock options and RSUs vest in equal annual installments over a three-year period from the date of grant, subject to the recipient continuing to provide services to the Company through each vesting date.

Performance-Based Equity Awards Modifications to 2015 Special Equity Incentive Grants

On December 11, 2015, our board granted to Mr. Young, (i) 78,125 shares of restricted common stock which vest based on the achievement of a Company performance target for fiscal year 2020 (the “SEIG Restricted Shares”), (ii) a nonqualified stock option to purchase 84,745 shares of common stock which vest in full on the third anniversary of the grant date (the “SEIG Time-Based Option”); and (iii) a nonqualified stock option to purchase 370,181 shares of common stock, which vest in multiple tranches upon the achievement of certain milestones (the “SEIG Performance Option”). The SEIG Time-Based Option and the SEIG Performance Option were granted with an exercise price equal to $6.40, which was above the fair market value of our common stock on the date of grant and was equal to the 30 day VWAP on the grant date. The stock options would vest provided Mr. Young continued to provide services to the Company on the applicable vesting date. On December 10, 2020, our board extended the performance period of certain of the SEIG Performance Option through December 18, 2020. The SEIG Performance Options with respect to 238,603 shares met the specified criteria and vested on December 11, 2020 and December 18, 2020, respectively. The remainder of the SEIG Performance Options and the SEIG Restricted Shares failed to vest and were forfeited due to the performance criteria not having been met. Accordingly, as of December 31, 2020, all components of the 2015 SEIG awards were either earned and thus vested or forfeited.

Performance-Based Restricted Stock Awards

Chief Executive Officer

On June 29, 2021, as recommended by the compensation committee, the board granted to Mr. Young 461,616 shares of performance-based restricted stock, pursuant to a Performance-Based Restricted Stock Agreement by and between us and Mr. Young (the “CEO Performance Agreement”).

In order for a tranche of this award to vest, both time and performance vesting conditions must be satisfied. For the time vesting condition, a tranche will vest at the later of (i) three years from the grant date or (ii) one year from the date when an applicable performance hurdle is achieved, subject to a maximum five-year vesting period for shares with respect to which the performance hurdle has been achieved. With respect to the performance vesting condition, as noted in the table below, there are three tranches with different share price hurdles and a five-year total performance period. The hurdles reflect share prices of 2X, 3X, and 4X of the baseline price that was established at the time of the award, which is $21.663. If a share price hurdle is not met after five years, the applicable tranche is forfeited. The share price hurdle is met by reference to a 30-day volume weighted average price, or the VWAP, that is maintained for 60 days. In the event of a Change of Control Sale of the Company, as defined in the CEO Performance Agreement, the share price hurdle is valued based on the per share value received by our shareholders, with cash consideration valued at par, any publicly traded securities received as consideration valued at their 60-day VWAP as of the closing date of the Change of Control Sale of the Company, and any securities that are not publicly traded or for which a 60-day VWAP cannot be valued by the board. Any of the tranches below could be earned at any point over the five-year period.

Tranche	Performance Shares Weight	Share Price Hurdle
Tranche 1	34%	$43.33
Tranche 2	33%	$64.99
Tranche 3	33%	$86.65

In the event of a Change of Control Sale of the Company, a portion, capped at 100%, of the next unearned tranche would be earned in proportion to the excess of the Change of Control Sale of the Company price above $21.663, and any unearned tranches would be forfeited. The calculation of the earned portion of the next unearned tranche would be based on the following formula:

•	The numerator would be the excess of the Change of Control Sale of the Company price over $21.663.

•	The denominator would be:

•	The difference between the Tranche 1 share price hurdle and $21.663, for Tranche 1

•	The difference between the Tranche 2 share price hurdle and $21.663, for Tranche 2

•	The difference between the Tranche 3 share price hurdle and $21.663, for Tranche 3

In the event of a Change of Control Sale of the Company, any earned shares would continue to be subject to the time-based vesting condition, provided, however, that if the successor company in the Change of Control Sale of the Company did not assume our obligations under the CEO Performance Agreement, all earned shares would become vested as of immediately prior to the closing of the Change of Control Sale of the Company.

In the event we terminate Mr. Young’s service as our employee, director, or consultant for Cause, as defined in Mr. Young’s employment agreement with us, as amended, or if the board determines, within one year after Mr. Young is terminated, that either prior or subsequent to Mr. Young’s termination that he engaged in conduct that would constitute Cause, or if Mr. Young resigns without Good Reason, as defined in his employment agreement, all shares granted pursuant to this award that remain unvested will be forfeited to the Company immediately as of the time Mr. Young is notified that he has been terminated for Cause, that he engaged in conduct that would constitute Cause, or as of the effective time of Mr. Young’s resignation without Good Reason.

In the event we terminate Mr. Young without Cause or Mr. Young resigns for Good Reason, or in the event of Mr. Young’s death or disability, all earned shares for which the performance vesting condition has been met and which are subject to the continued time vesting condition will vest. Further, in the event we terminate Mr. Young without Cause or Mr. Young resigns for Good Reason, a pro rata fraction, capped at 100%, of the next unearned tranche will be earned and vest based on the following formula. Any other unearned tranches will be forfeited.

•	The numerator would be the excess of the 60-day VWAP of our common stock on a national securities exchange on the termination date over the starting price for that tranche.

•	The denominator would be:

•	The difference between the Tranche 1 share price hurdle and $21.663, for Tranche 1

•	The difference between the Tranche 2 share price hurdle and the Tranche 1 share price hurdle, for Tranche 2

•	The difference between the Tranche 3 share price hurdle and the Tranche 2 share price hurdle, for Tranche 3

Otherwise, in the event Mr. Young is no longer our employee, director, or consultant or an affiliate prior to the achievement of a performance goal listed above, or we do not achieve a performance goal by the fifth anniversary of the grant date, Mr. Young will immediately forfeit to us the number of shares granted that have not yet vested pursuant to the table above.

Non-CEO Named Executive Officers

On June 2, 2022, as recommended by the compensation committee, the board granted to each of Messrs. Rodriguez, Whitaker, Landes and Schilling 53,590 shares of performance-based restricted stock, pursuant to a Performance-Based Restricted Stock Agreement by and between us and each of the executives (the “Executives’ Performance Agreements”).

In order for a tranche of this award to vest, both time and performance vesting conditions must be satisfied. For the time vesting condition, a tranche will vest at the later of (i) three years from the grant date or (ii) one year from the date when an applicable performance hurdle is achieved, subject to a maximum five-year vesting period for shares with respect to which the performance hurdle has been achieved. With respect to the performance vesting condition, as noted in the table below, there are three tranches with different share price hurdles and a five-year total performance period. If a share price hurdle is not met after five years, the applicable tranche is forfeited. The share price hurdle is met by reference to a 30-day volume weighted average price, or the VWAP, that is maintained for 60 days. In the event of a Change of Control Sale of the Company, as defined in the Executives’ Performance Agreements, the share price hurdle is valued based on the per share value received by our shareholders, with cash consideration valued at par, any publicly traded securities received as consideration valued at their 60-day VWAP as of the closing date of the Change of Control Sale of the Company, and any securities that are not publicly traded or for which a 60-day VWAP cannot be valued by the Board. Any of the tranches below could be earned at any point over the five-year period.

Tranche	Performance Shares Weight	Share Price Hurdle
Tranche 1	34%	$43.33
Tranche 2	33%	$64.99
Tranche 3	33%	$86.65

In the event of a Change of Control Sale of the Company, a portion, capped at 100%, of the next unearned tranche would be earned in proportion to the excess of the Change of Control Sale of the Company price above $18.66, and any unearned tranches would be forfeited. The calculation of the earned portion of the next unearned tranche would be based on the following formula:

•	The numerator would be the excess of the Change of Control Sale of the Company price over $18.66.

•	The denominator would be:

•	The difference between the Tranche 1 share price hurdle and $18.66, for Tranche 1

•	The difference between the Tranche 2 share price hurdle and $18.66, for Tranche 2

•	The difference between the Tranche 3 share price hurdle and $18.66, for Tranche 3

In the event of a Change of Control Sale of the Company, any earned shares would continue to be subject to the time-based vesting condition, provided, however, that if the successor company in the Change of Control Sale of the Company did not assume our obligations under the Executives’ Performance Agreements, all earned shares would become vested as of immediately prior to the closing of the Change of Control Sale of the Company.

In the event we terminate an executive’s service as our employee, director, or consultant for Cause, as defined in the executive’s employment agreement with us or if the board determines, within one year after the executive is terminated, that either prior or subsequent to the executive’s termination that the executive engaged in conduct that would constitute Cause, or if the executive resigns without Good Reason, as defined in the executive’s employment agreement, all shares granted pursuant to this award that remain unvested will be forfeited to us immediately as of the time the executive is notified that the executive has been terminated for Cause, that the executive engaged in conduct that would constitute Cause, or as of the effective time of the executive’s resignation without Good Reason.

In the event we terminate an executive without Cause or an executive resigns for Good Reason, or in the event of an executive’s death or disability, all earned shares for which the performance vesting condition has been met and which are subject to the continued time vesting condition will vest. Further, in the event we terminate an executive without Cause or the executive resigns for Good Reason, a pro rata fraction, capped at 100%, of the next unearned tranche will be earned and vest based on the following formula. Any other unearned tranches will be forfeited.

•	The numerator would be the excess of the 60-day VWAP of the Company’s common stock on a national securities exchange on the termination date over the opening price for that tranche.

•	The denominator would be:

•	The difference between the Tranche 1 share price hurdle and $18.66, for Tranche 1

•	The difference between the Tranche 2 share price hurdle and the Tranche 1 share price hurdle, for Tranche 2

•	The difference between the Tranche 3 share price hurdle and the Tranche 2 share price hurdle, for Tranche 3

Otherwise, in the event an executive is no longer our employee, director, or consultant or an affiliate prior to the achievement of a performance goal listed above, or we do not achieve a performance goal by the fifth anniversary of the grant date, the executive will immediately forfeit to us the number of shares granted that have not yet vested pursuant to the table above.

Cash Bonus Plan

Upon the recommendation of our compensation committee, our board initially approved our employee cash bonus plan in April 2012. The plan is administered by the compensation committee. The plan provides that participants are eligible to receive a cash bonus over an annual performance period based on goals established by the administrator, which may include attaining revenue goals, an adjusted EBITDA goal, an individual goal and/or such other performance goals as may be established by the administrator from time to time. Each participant receives a participant letter setting forth, among other things, a percentage allocation of a target award based upon a percentage of base salary or set forth as a dollar amount. The participation letters also set forth minimum threshold achievement levels applicable to each goal. Following completion of the performance period, the administrator determines the level of performance achieved for each goal and approves the amount of the cash payments to be made.

2020 Bonus Plan and Payments

Upon the recommendation of our compensation committee, our board approved the target bonus amounts and goals under the bonus plan for fiscal year 2020 for Mr. Young on December 11, 2019. Our compensation committee approved the target bonus amounts and goals under the bonus plan for fiscal year 2020 for Messrs. Fairbanks, Whitaker and Landes on December 11, 2019. Each named executive officer’s 2020 bonus award amount, calculated as a percentage of year-end base salary, was based on achieving and exceeding certain performance metrics. For 2020, these performance metrics were revenue and adjusted EBITDA. Calculation of the achievement of the adjusted EBITDA target was made in a manner that excluded the impact of any costs incurred in 2020 associated with intellectual property enforcement litigation and certain other strategic activities, if so determined by our board or compensation committee. For revenue and adjusted EBITDA, the 2020 performance metrics specified a threshold value that must be achieved before any bonus amount was to be paid under that metric, a target value associated with a target bonus amount, and an incentive amount if the target value was exceeded. In addition, a component of the bonus, expressed as a percentage of the target bonus amount, was to be added to or deducted from otherwise earned bonus based upon the relative achievement, or lack thereof, of certain additional performance goals, as determined by our board or our compensation committee, or the 2020 MBO Component. The target bonus amounts for fiscal year 2020 for Messrs. Young, Fairbanks, Whitaker and Landes expressed as a percentage of their year-end base salary, were 110%, 55% and 55%, respectively. The maximum bonus that could have been earned was limited to 225% of the target bonus. The performance metrics were not achieved during fiscal year 2020 and no payouts were made to the named executive officers under the 2020 bonus plan. In addition, the named executive officers consented to the termination of the 2020 MBO Component of the 2020 bonus plan, and therefore no bonus payouts were made in connection with the 2020 bonus plan.

2021 Bonus Plan and Payments

Upon the recommendation of our compensation committee, our board approved the target bonus amounts and goals under the bonus plan for fiscal year 2021 for Mr. Young on February 24, 2021. Our compensation committee approved the target bonus amounts and goals under the bonus plan for fiscal year 2021 for Messrs. Fairbanks, Whitaker and Landes on February 23, 2021. Each named executive officer’s 2021 bonus award amount, calculated as a percentage of year-end base salary, was based on achieving and exceeding certain performance metrics. For 2021, these performance metrics were annual revenue and adjusted EBITDA. Calculation of the achievement of the adjusted EBITDA target was made in a manner that excluded the impact of any costs incurred in 2021 associated with intellectual property enforcement litigation and certain other strategic activities, if so determined by our board or compensation committee. For revenue and adjusted EBITDA, the 2021 performance metrics specify a threshold value, or the Target, that must be achieved before any bonus amount will be paid under that metric, a target value associated with a target bonus amount, and an incentive amount if the target value is exceeded. In addition, a component of the bonus, expressed as a percentage of the target bonus amount, could be added to or deducted from otherwise earned bonus based upon the relative achievement, or lack thereof, of certain additional performance goals, as determined by our board or our compensation committee. The Company did not fully achieve the Target required for a 100% target bonus payout. Based on the achievement formula, the executives were entitled to 70% of their target bonus. The compensation committee reserves the right to pay discretionary bonuses for fiscal year 2021 to account for unanticipated, unusual or extraordinary circumstances or performance. On February 23, 2022, the compensation committee, and with respect to the Chief Executive Officer, the board awarded bonus payments to the named executive officers as well as an additional discretionary amount, such that each named executive officer received the same total bonus amount as he or she would have received had 100% of the Target been achieved. The compensation committee and the board made this decision to award the additional discretionary amounts after thorough analysis and discussion of the Company’s fiscal 2021 financial performance, the reasons why the Target was not achieved including but not limited to, the Company’s decision, in consultation with the board, to allocate resources strategically to the emerging EV thermal barrier business that is expected to benefit the Company’s performance in the future, as well as COVID-19 related disruptions and supply chain disruptions, and a recognition of the level of performance throughout the year. When establishing the Target for 2021, the compensation committee did not anticipate the additional expenditure and resources that would be allocated to the EV thermal barrier business or the COVID-related disruptions to its business. In light of these circumstances and the compensation committee’s and the board’s assessments of the Company’s opportunity that was created in the EV market, the compensation committee and the board believed it was appropriate to pay the additional discretionary bonuses to reward and incentivize management. The compensation committee and the board believed that doing so was also consistent with the policy of aligning the interests of the Company’s employees with the interests of its stockholders. Based on the 2021 performance, Messrs. Young, Fairbanks, Whitaker and Landes received bonus payments of $617,485, $181,503, $242,000 and $242,000, respectively, which included discretionary bonus payments of $169,950, $49,501, $66,000 and $66,000, respectively.

2022 Bonus Plan and Payments

Upon the recommendation of our compensation committee, our board approved the target bonus amounts and goals under the bonus plan for fiscal year 2022 for the named executive officers. Each named executive officer’s 2022 bonus award amount, calculated as a percentage of year-end base salary, was based on achieving and exceeding certain performance metrics. For 2022, these performance metrics were revenue and adjusted EBITDA. Calculation of the achievement of the adjusted EBITDA target was made in a manner that excluded the impact of any costs incurred in 2022 associated with intellectual property enforcement litigation and certain other strategic activities, if so determined by our board or compensation committee. In 2022, the board approved management’s proposed revisions to the annual operating plan mid-year, based on material changes in business circumstances and in the demand profile for our output. Accordingly, the 2022 cash bonus plan goals for revenue and adjusted EBITDA performance were also revised, and bonus payouts were determined based on actual performance relative to the revised goals. For revenue and adjusted EBITDA, the 2022 performance metrics specified a threshold value that must be achieved before any bonus amount was to be paid under that metric, a target value associated with a target bonus amount, and an incentive amount if the target value was exceeded. In addition, a component of the bonus, expressed as a percentage of the target bonus amount, was to be added to or deducted from otherwise earned bonus based upon the relative achievement, or lack thereof, of certain additional performance goals, as determined by our board or our compensation committee, or the 2022 MBO. The target bonus amounts for fiscal year 2022 for Messrs. Young, Rodriguez, Fairbanks, Whitaker, Landes and Schilling expressed as a percentage of their year-end base salary, were 110%, 50%, 55%, 55%, 55% and 50%, respectively. The maximum bonus that could have been earned was limited to 225% of the target bonus. As a result of achieving and exceeding the 2022 performance thresholds, our compensation committee recommended and our board approved, as necessary, bonus payments for fiscal year 2022 under our cash bonus plan to Messrs., Young, Rodriguez, Whitaker, Landes and Schilling of $804,011, $249,246, $313,338, $313,338 and $283,852, respectively. Mr. Fairbanks did not receive a bonus for fiscal year 2022 because he was no longer employed by the Company.

2023 Conditional Equity Awards

As a result of factors such as the volatility of the Company’s stock price and market conditions in recent years, the share reserve under the 2014 Plan has been utilized more rapidly than we had expected. Accordingly, due to the lack of sufficient shares available under the 2014 Plan to fully fund the annual equity awards for our regular 2023 grant cycle, in March 2023, the compensation committee (or, in the case of awards to our Chief Executive Officer, the board) approved the grant of stock options and restricted stock units under the proposed 2023 Plan (as defined below) to our executive officers and certain other key employees (the “executive team”), with those grants to be effective on the date of approval of the 2023 Plan by our stockholders at the Annual Meeting, but only to the extent the 2023 Plan is approved by the Company’s stockholders. We refer to such awards as “Conditional Awards.” If the 2023 Plan is approved by stockholders, the Conditional Awards will be granted 75% by value as stock options, and 25% by value as RSUs. This mix of vehicles is the same as the Company’s historical long-term incentive mix for the last several years and reflects the compensation committee’s view that the best measure of the Company’s long-term performance is the appreciation of the stock price. See “Approval of the Aspen Aerogels, Inc. 2023 Equity Incentive Plan” for additional information. The table below provides more information regarding the total dollar value of Conditional Awards that will be granted to each of the named executive officers under the 2023 Plan if stockholders approve the 2023 Plan.

Aspen Aerogels 2023 Equity Incentive Plan
Conditional Awards to Named Executive Officers
Name and Position	Dollar Value ($)(1)
Donald R. Young, President and Chief Executive Officer	1,000,000
Ricardo C. Rodriguez, Chief Financial Officer and Treasurer	450,000
John F. Fairbanks, Former Chief Financial Officer and Treasurer	N/A
Corby C. Whitaker, Senior Vice President, Sales and Marketing	450,000
Gregg Landes, Senior Vice President, Operations and Strategic Development	450,000
Keith L. Schilling, Senior Vice President, Technology	450,000

(1)

The exercise price per share of each Conditional Awards will be determined by the compensation committee at the time the Conditional Awards are granted and in no event shall such exercise price be less than one hundred percent (100%) of the Fair Market Value (as defined under the 2023 Plan) of an underlying share on the date of grant.

2022 Fiscal Year Grants of Plan-Based Awards

The following table sets forth information relating to the grant of plan-based incentive awards to our named executive officers in 2022.

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Non- Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Donald R. Young	02/23/2022								49,795	$26.29	$749,990
	02/23/2022							9,509			$249,991
Ricardo C. Rodriguez	02/23/2022								13,693	$26.29	$206,238
	02/23/2022							2,615			$68,748
	02/25/2022								7,762	$29.51	$131,243
	02/25/2022							1,482			$43,734
	06/02/2022	0	631,826	631,826							$571,214
John F. Fairbanks
Corby C. Whitaker	02/23/2022								22,408	$26.29	$337,499
	02/23/2022							4,279			$112,495
	06/02/2022	0	631,826	631,826							$571,214
Gregg Landes	02/23/2022								22,408	$26.29	$337,499
	02/23/2022							4,279			$112,495
	06/02/2022	0	631,826	631,826							$571,214
Keith L. Schilling	02/23/2022								22,408	$26.29	$337,499
	02/23/2022							4,279			$112.495
	06/02/2022	0	631,826	631,826

(1)	Represents a one-time performance-based restricted stock award to our named executive officers. See “Narrative Disclosure to Summary Compensation Table—Performance-Based Restricted Stock Awards.”
(2)	The exercise price is equal to the fair market value of our common stock, which is the closing price per share of our common stock as reported by the New York Stock Exchange on the grant date.
(3)

These amounts represent the aggregate grant date fair value for option awards, RSU awards and restricted stock awards granted to our named executive officers, computed in accordance with ASC 718. See Note 15 to our audited financial statements for the year ended December 31, 2022 included in our Annual Report on Form 10-K for the year ended December 31, 2022 for details as to the assumptions used to calculate the fair value of the option awards. The grant date fair value of each time-based RSU award is measured based on the closing price of our common stock on the date of grant.

Outstanding Equity Awards at 2022 Fiscal Year-End

						Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Donald R. Young
	—	(14)	49,795	(14)	$26.29	2/23/2032
	13,392	(12)	26,783	(12)	$24.13	2/24/2031
	90,051	(10)	45,026	(10)	$8.02	2/26/2030
	195,478	(9)	—	(9)	$3.63	2/27/2029

						Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
	158,206	(8)	—	(8)	$4.60	2/29/2028
	323,348	(5)	—	(5)	$6.40	12/11/2025
	108,105	(4)	—	(4)	$7.54	3/11/2025
	259,671	(1)	—	(1)	$10.78	9/10/2024
	33,783	(2)	—	(2)	$74.23	8/7/2023
							9,509	(20)	$112,111
							4,869	(19)	$57,406
							7,325	(18)	$86,362
										461,616	(21)	$5,442,453
John F. Fairbanks
	—	(14)	14,938	(14)	$26.29	2/23/2032
	5,698	(12)	11,397	(12)	$24.13	2/24/2031
	6,016	(11)	3,008	(11)	$16.05	12/15/2030
	38,319	(10)	19,160	(10)	$8.02	2/26/2030
	67,321	(8)	—	(8)	$4.60	2/29/2028
	71,238	(7)	—	(7)	$4.14	2/28/2027
	67,316	(6)	—	(6)	$3.99	3/1/2026
	30,029	(4)	—	(4)	$7.54	3/11/2025
	99,268	(1)	—	(1)	$10.78	9/10/2024
	8,106		—		$74.23	8/7/2023
							2,852	(20)	$33,625
							2,072	(19)	$24,429
							3,117	(18)	$36,749
Ricardo C. Rodriguez
	—	(16)	7,762	(16)	$29.51	2/25/2032
	—	(14)	13,693	(14)	$26,29	2/23/2032
	2,012	(17)	4,024	(17)	$60.48	11/15/2031
							1,482	(23)	$17,473
							2,615	(20)	$30,831
							757	(24)	$8,925
										53,590	(22)	$631,826
Corby C.Whitaker
	—	(14)	22,408	(14)	$26.29	2/23/2032
	5,224	(12)	10,447	(12)	$24.13	2/24/2031
	6,643	(11)	3,322	(11)	$16.05	12/15/2030
	31,933	(10)	15,966	(10)	$8.02	2/26/2030
	55,159	(9)	—	(9)	$3.63	2/27/2029
	5,404		—		$74.23	8/7/2023
							4,279	(20)	$50,449
							1,899	(19)	$22,389
							2,598	(18)	$30,630
										53,590	(22)	$631,826
Gregg R. Landes
	—	(14)	22,408	(14)	$26.29	2/23/2032
	5,224	(12)	10,447	(12)	$24.13	2/24/2031
	5,195	(11)	2,598	(11)	$16.05	12/15/2030
	31,933	(10)	15,966	(10)	$8.02	2/26/2030
	63,773	(9)	—	(9)	$3.63	2/27/2029
	51,613	(8)	—	(8)	$4.60	2/29/2028

						Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
	18,971	(13)	—	(13)	$6.04	11/2/2026
							4,279	(20)	$50,449
							1,899	(19)	$22,389
							2,598	(18)	$30,630
										53,590	(22)	$631,826
Keith L. Schilling
	—	(14)	22,408	(14)	$26.29	2/23/2032
	2,086	(15)	4,173	(15)	$52.60	11/2/2031
							4,279	(19)	$50,449
							2,376	(25)	$28,013
										53,590	(22)	$631,826

(1)	These options to purchase shares of our common stock were granted on September 10, 2014 and vested as to 25% of the shares on each anniversary of the grant date until September 10, 2018.
(2)	Includes options to purchase 726 shares of our common stock transferred to Mr. Young’s children in December 2013.
(3)	The market values of RSUs and restricted stock are determined by multiplying the number of shares by $11.79 the closing price of our common stock on the NYSE on December 31, 2022.
(4)	These options to purchase shares of our common stock were granted on March 11, 2015 and vested as to one-third of the shares on each anniversary of the grant date until March 11, 2018.
(5)

These options to purchase shares of our common stock were granted on December 11, 2015. 84,745 of the shares became exercisable on December 11, 2018. 122,324 of the shares became exercisable on December 11, 2020. 116,279 of the shares became exercisable on December 18, 2020.

(6)	These options to purchase shares of our common stock were granted on March 1, 2016 and vested as to one-third of the shares on each anniversary of the grant date until March 1, 2019.
(7)	These options to purchase shares of our common stock were granted on February 28, 2017 and vested as to one-third of the shares on each anniversary of the grant date until February 28, 2020.
(8)	These options to purchase shares of our common stock were granted on February 28, 2018 and vested as to one-third of the shares on each anniversary of the grant date until February 28, 2021.
(9)	These options to purchase shares of our common stock were granted on February 27, 2019 and vest as to one-third of the shares on each anniversary of the grant date until February 27, 2022.
(10)	These options to purchase shares of our common stock were granted on February 26, 2020 and vest as to one-third of the shares on each anniversary of the grant date until February 26, 2023.
(11)	These options to purchase shares of our common stock were granted on December 15, 2020 and vest as to one-third of the shares on each anniversary of the grant date until December 15, 2023.
(12)	These options to purchase shares of our common stock were granted on February 24, 2021 and vest as to one-third of the shares on each anniversary of the grant date until February 24, 2024.
(13)	These options to purchase shares of our common stock were granted on November 2, 2016 and vest as to one-third of the shares on each anniversary of the grant date until November 2, 2019.
(14)	These options to purchase shares of our common stock were granted on February 23, 2022 and vest as to one-third of the shares on each anniversary of the grant date until November 2, 2025.
(15)	These options to purchase shares of our common stock were granted on November 2, 2021 and vest as to one-third of the shares on each anniversary of the grant date until November 2, 2024.
(16)	These options to purchase shares of our common stock were granted on February 25, 2022 and vest as to one-third of the shares on each anniversary of the grant date until February 25, 2025.
(17)	These options to purchase shares of our common stock were granted on November 15, 2021 and vest as to one-third of the shares on each anniversary of the grant date until November 15, 2024.
(18)	Represents awards of RSUs granted on February 26, 2020, which vest as to one-third of the shares on each anniversary of the grant date until February 26, 2023.
(19)	Represents awards of RSUs granted on February 24, 2021, which vest as to one-third of the shares on each anniversary of the grant date until February 24, 2024.

(20)	Represents awards of RSUs granted on February 23, 2022, which vest as to one-third of the shares on each anniversary of the grant date until February 23, 2025.
(21)

These shares of restricted common stock vest upon the achievement of certain performance milestones, as further described under the section “Narrative Disclosure Summary Compensation Table—2021 Performance-Based Restricted Stock Award”.

(22)

These shares of restricted common stock vest upon the achievement of certain performance milestones, as further described under the section “Narrative Disclosure Summary Compensation Table—2022 Performance-Based Restricted Stock Award”.

(23)	Represents awards of RSUs granted on February 25, 2022, which vest as to one-third of the shares on each anniversary of the grant date until February 25, 2025.
(24)	Represents awards of RSUs granted on November 15, 2021, which vest as to one-third of the shares on each anniversary of the grant date until November 15, 2024.
(25)	Represents awards of RSUs granted on November 2, 2021, which vest as to one-third of the shares on each anniversary of the grant date until November 2, 2024.

2022 Option Exercises and Stock Vested Table

The following table provides information on stock options exercised, including the number of shares of our common stock acquired upon exercise and the value realized, determined as described below, for our named executive officers in the year ended December 31, 2022:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Donald R. Young	—	$—	42,130	$1,242,014
Ricardo C. Rodriguez	—	$—	2,032	$27,818
John F. Fairbanks	83,182	$738,550	17,927	$528,497
Corby C. Whitaker	—	$—	14,337	$422,600
Gregg Landes	—	$—	14,107	$415,813
Keith L. Schilling	—	$—	1,188	$14,137

(1)	The value realized on exercise is based on the difference between the market price of our common stock upon exercise and the applicable exercise price of those options.
(2)	The value realized on vesting is calculated by multiplying the number of vested shares by the closing price of our common stock on the New York Stock Exchange on the applicable vesting date.

Severance and Retirement Benefits

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change of Control

We have agreed to provide severance and change of control payments and benefits to our named executive officers under specified circumstances, as described below.

Donald R. Young—Chief Executive Officer

Pursuant to the terms of the 2022 CEO Agreement, effective January 4, 2022, Mr. Young is entitled to the following compensation in connection with a termination of his employment. Upon termination by the Company without cause or by Mr. Young for good reason, or a Qualifying Termination, prior to a change of control, Mr. Young is entitled to receive, following execution of a release, an amount equal to two times the sum of his annual base salary and the performance bonus target, each as then in effect. He is also entitled to a pro rata portion of the performance bonus target then in effect based on the number of months worked in the year of termination, any accrued but unpaid performance bonus target for the prior fiscal year, payment of the cost of health care insurance benefits for the lesser of the duration of such coverage under COBRA or 24 months, six months of outplacement services, and accelerated vesting by three months of his stock-based awards and option grants then outstanding, which options shall remain exercisable for at least one year following such Qualifying Termination. Upon a Qualifying Termination that occurs within 24 months after the occurrence of a change of control, or the CIC Qualifying Termination, following execution of a release, Mr. Young will be entitled to severance in an amount equal to two times the sum of his annual base salary and the performance bonus target, each as then in effect. Furthermore, Mr. Young will be entitled to a pro rata portion of the performance bonus target based on the number of months worked in the year of termination, any accrued but unpaid performance bonus target for the prior fiscal year, payment of the cost of health care insurance benefits for the lesser of the duration of such coverage under COBRA or 24 months, six months of outplacement services, and complete accelerated vesting of substantially all of Mr. Young’s stock-based awards and option grants then outstanding, which stock options shall be exercisable for at least one year following such CIC Qualifying Termination. To the extent any outstanding options or stock-based awards are not assumed by the Company’s successor in a change of control, all stock options and stock-based awards shall become fully vested and exercisable as of the change of control. The foregoing does not apply to the CEO Performance Agreement held by Mr. Young, which vests in accordance with time and performance vesting conditions, and the terms of which are governed by the provisions of the CEO Performance Agreement as described above under –Performance-Based Restricted Stock Awards—Chief Executive Officer.

Previously, pursuant to the 2018 CEO Agreement, in the event of a change of control of the Company, if the closing price per share of the Company’s common stock, as quoted on the New York Stock Exchange as of the effective date following the change of control, or the CIC Price, is equal to or greater than $6.00, Mr. Young would be entitled to receive a bonus payment calculated as a percentage of the Net Proceeds (as defined in the 2018 CEO Agreement), with such percentage ranging from 4.0% to 6.5%, depending upon the CIC Price, or the Bonus. In June 2021, the Company entered into an amendment to 2018 CEO Agreement with Mr. Young to terminate the payment of the Bonus.

The terms “cause,” “good reason” and “change of control” in our executive agreement with Mr. Young are as follows:

“Cause” is defined under the 2022 CEO Agreement as (i) willful misconduct, dishonesty, fraud or breach of fiduciary duty to the Company; (ii) deliberate disregard of the lawful rules or policies of the Company, failure to perform assigned duties, or breach of an employment or other agreement with the Company, which results in direct or indirect loss, damage or injury to the Company; (iii) the unauthorized disclosure of any trade secret or confidential information of the Company; (iv) the commission of an act which constitutes unfair competition with the Company or which induces any customer or supplier to breach a contract with the Company; (v) conduct substantially prejudicial to the business of the Company; or (vi) the indictment of the Executive for any felony involving deceit, dishonesty or fraud, or any criminal conduct by the Executive that would reasonably be expected to result in material injury or reputational harm to the Company. For purposes hereof, whether or not the Executive has committed an act or omission of the type referred to in subparagraphs (i) through (vi) above will be determined by the Company in its reasonable, good faith discretion, based upon the facts known to the Company at the relevant time.

“Good Reason” is defined under the 2022 CEO Agreement as (i) any material breach by the Company of the executive agreement; (ii) a change in the executive’s reporting relationships such that the executive no longer directly reports to the President or Chief Executive Officer; (iii) only in connection with a CIC Qualifying Termination, a material reduction or material adverse change in the executive’s current duties, responsibilities and authority, without their consent; (iv) the demand by the Company for the executive to relocate or commute more than 40 miles from Northborough, Massachusetts without their consent; or (v) any reduction by the Company in the executive’s base salary or the executive’s performance bonus target without their consent, except for across-the-board compensation reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company. For purposes of this paragraph, whether or not the executive has good reason to terminate their employment by the Company pursuant to subparagraphs (i) through (v) above will be determined by the Company in its reasonable, good faith discretion, based upon the facts known to the Board at the relevant time. Any termination for Good Reason by the executive requires the executive to notify the Company within 60 days of the first occurrence of a condition, allow the Company to cure such condition within 30 days of the notice and the executive to terminate the employment within 60 days of the cure period.

“Change of Control” is defined under the 2022 CEO Agreement as the first to occur of any of the following events: (i) the consummation of a reorganization, merger, consolidation or other similar transaction of the Company with or into any other person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) in which holders of the Company’s voting securities immediately prior to such reorganization, merger, consolidation or other similar transaction will not, directly or indirectly, continue to hold at least a majority of the outstanding voting securities of the Company; (ii) a sale, lease, exchange or other transfer (in one transaction or a related series of transactions) of all or substantially all of the Company’s assets; (iii) the acquisition by any person or any group of such quantity of the Company’s voting securities as causes such person or group (other than a person or group who is a shareholder of the Company on the effective date of the executive agreement) to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, more than 50% of the combined voting power of the voting securities of the Company other than as a result of (a) an acquisition of securities directly from the Company or (b) an acquisition of securities by the Company which by reducing the voting securities outstanding increases the proportionate voting power represented by the voting securities owned by any such person or group to 50% or more of the combined voting power of such voting securities; or (iv) a change in the composition of the Board within a two (2) year period such that a majority of the members of the Board are not continuing directors. As used in this paragraph, the term “continuing directors” shall mean as of any date of determination, any member of the Board who (a) was a member of the Board immediately after the effective date of the executive agreement, or (b) was nominated for election or elected to the Board with the approval of, or whose election to the Board was ratified by, at least a majority of the continuing directors who were members of the Board at the time of that nomination or election; provided however, that in no case shall (1) the public offering and sale of Company’s common stock by its shareholders pursuant to a registered secondary offering or (2) the voluntary or involuntary bankruptcy of the Company constitute a Change of Control.

Other Named Executive Officers

Pursuant to the terms of the 2023 Executive Agreements with Messrs. Rodriguez, Whitaker, Landes and Schilling, respectively, upon termination by the Company not for cause or termination by the executive for good reason, a Qualifying Termination, prior to a change of control, the executive is entitled to receive upon execution of a release, severance in an amount equal to the sum of the executive’s annual base salary then in effect plus the executive’s performance bonus target then in effect, a pro rata portion of the executive’s annual performance bonus based on the number of months worked in the year of termination, any accrued but unpaid performance bonus for the prior fiscal year, continued health insurance coverage for the lesser of the duration of such coverage under COBRA or 12 months, and six months of outplacement services. For any Qualifying Termination within 24 months from a change of control, the executive is entitled to receive, following execution of a release, severance in an amount equal to two times the executive’s annual base salary and the executive’s performance bonus target then in effect, a pro rata portion of the executive’s annual performance bonus based on the number of months worked in the year of termination, any accrued but unpaid performance bonus for the prior fiscal year, continued health insurance coverage for the lesser of the duration of such coverage under COBRA or 24 months, and six months of outplacement services. Upon termination by the Company not for cause or termination by the executive for good reason prior to a change of control, vesting of any options or stock-based awards outstanding will be accelerated by 12 months and any vested stock options will be exercisable for one year from the date of termination. For any such termination within 24 months after a change of control, any options or stock-based award outstanding will become fully vested and exercisable as of the date of termination and, subject to any permitted action by the Company’s board upon a change of control under the Company’s applicable equity plan to terminate the stock options or other stock-based awards upon a change of control, any such vested stock option shall be exercisable for not less than one year from the date of termination.

“Cause” is defined under the 2023 Executive Agreements as (i) willful misconduct, dishonesty, fraud or breach of fiduciary duty to the Company; (ii) deliberate disregard of the lawful rules or policies of the Company, failure to perform assigned duties, or material breach of an employment or other agreement with the Company, which results in material harm to the Company; (iii) the unauthorized disclosure of any trade secret or confidential information of the Company; (iv) the commission of an act which constitutes unfair competition with the Company or which induces any customer or supplier to breach a contract with the Company; or (v) the indictment of the Executive for any felony involving deceit, dishonesty or fraud, or any criminal conduct by the executive that would reasonably be expected to result in material injury or reputational harm to the Company. For purposes hereof, whether or not the executive has committed an act or omission of the type referred to in subparagraphs (i) through (vi) above will be determined by the Company in its reasonable, good faith discretion, based upon the facts known to the Company at the relevant time.

“Good Reason” is defined under the 2023 Executive Agreements as (i) any material breach by the Company of the agreement; (ii) a change in the executive’s reporting relationships such that the executive no longer directly reports to the President and Chief Executive Officer; (iii) a material reduction or material adverse change in the executive’s current duties, responsibilities and authority, without the executive’s consent; (iv) the demand by the Company for the executive to relocate executive’s primary office location from Northborough, Massachusetts , provided (1) such relocation increases the executive’s regular vehicular one-way in-office commute to such new location by more than forty (40) miles, and (2) the Company does not offer the executive a remote working arrangement as part of the office relocation, without the executive’s consent; or (v) any reduction by the Company in the executive’s base salary or the executive’s performance bonus target without the executive’s consent, except for across-the-board compensation reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company. For purposes hereof, whether or not the executive has Good Reason to terminate the executive’s employment by the Company pursuant to subparagraphs (i) through (v) above shall be determined by the Company in its reasonable, good faith discretion, based upon the facts known to the board at the relevant time. Any termination for Good Reason by the executive requires the executive to notify the Company within 60 days of the first occurrence of a condition, allow the Company to cure such condition within 30 days of the notice and the executive to terminate the employment within 60 days of the cure period.

“Change of Control” is defined under the 2023 Executive Agreements as the first to occur of any of the following events: (i) the consummation of a reorganization, merger, consolidation or other similar transaction of the Company with or into any other person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) in which holders of the Company’s voting securities immediately prior to such reorganization, merger, consolidation or other similar transaction shall not, directly or indirectly, continue to hold at least a majority of the outstanding voting securities of the Company; (ii) a sale, lease, exchange or other transfer (in one transaction or a related series of transactions) of all or substantially all of the Company’s assets; (iii) the acquisition by any person or any group of such quantity of the Company’s voting securities as causes such person or group (other than a person or group who is a shareholder of the Company on the effective date of the executive agreement) to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, more than fifty percent (50%) of the combined voting power of the voting securities of the Company other than as a result of (a) an acquisition of securities directly from the Company or (b) an acquisition of securities by the Company which by reducing the voting securities outstanding increases the proportionate voting power represented by the voting securities owned by any such person or group to fifty percent (50%) or more of the combined voting power of such voting securities; or (iv) a change in the composition of the board within a two (2) year period such that a majority of the members of the board are not continuing directors. As used in this paragraph, the term “continuing directors” shall mean as of any date of determination, any member of the Board who (a) was a member of the board immediately after the effective date of the executive agreement, or (b) was nominated for election or elected to the board with the approval of, or whose election to the Board was ratified by, at least a majority of the continuing directors who were members of the board at the time of that nomination or election; provided however, that in no case shall (1) the public offering and sale of Company’s common stock by its shareholders pursuant to a registered secondary offering or

(2) the voluntary or involuntary bankruptcy of the Company, or (3) any transaction or series of transactions that would not qualify as a change in control within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) constitute a Change of Control. The foregoing does not apply to the Executives’ Performance Agreements, which vest in accordance with time and performance vesting conditions, and the terms of which are governed by the provisions of the Executives ‘Performance Agreements as described above under – 2022 Performance-Based Restricted Stock Awards.

The following table sets forth estimates of the payments and benefits each named executive officer would have been entitled to receive from us upon a termination of employment under the circumstances described in the table effective December 31, 2022. In accordance with SEC rules, the potential payments were determined under the terms of our contracts, agreements, plans and arrangements as in effect on December 31, 2022. The tables do not include any previously vested equity awards or accrued benefits. Because the payments to be made to a named executive officer depend on several factors, the actual amounts to be paid out upon a triggering event can only be determined at the time of the triggering event. Mr. Fairbanks’ employment with the Company terminated on April 1, 2022. The terms of Mr. Fairbanks’ separation arrangement are more fully described above under – Separation Arrangements with Mr. Fairbanks.

Name	Compensation Component	Termination Without Cause Absent a Change in Control ($)	Termination Without Cause or For Good Reason Within 12 Months Following a Change of Control ($)
Donald R. Young	Cash compensation	$1,819,810	$1,819,810
	Acceleration of unvested options, restricted stock and RSUs	$1,036,860	$3,540,030
	Benefits and Perquisites	$28,422	$28,422

Ricardo C. Rodriguez	Cash compensation	$605,593	$955,593
	Acceleration of unvested options and RSUs	$128,594	$357,626
	Benefits and Perquisites	$20,000	$20,000

Corby C. Whitaker	Cash Compensation	$723,704	$1,123,704
	Acceleration of unvested options and RSUs	$435,676	$718,235
	Benefits and Perquisites	$24,211	$28,422

Gregg R. Landes	Cash compensation	$719,079	$1,119,079
	Acceleration of unvested options and RSUs	$24,211	$1,719,324
	Benefits and Perquisites	$238,907	$28,422

Keith L. Schilling	Cash compensation	$685,756	$1,078,545
	Acceleration of unvested options and RSUs	$143,484	$391,852
	Benefits and Perquisites	$24,211	$28,422

CEO Pay Ratio

For 2022, the median annual total compensation of all employees other than our Chief Executive Officer was $82,728. The annual total compensation of our Chief Executive Officer was $2,620,939, and the ratio of our Chief Executive Officer’s compensation to the median employee was 32 to 1. The Pay Ratio disclosed is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We identified our median employee as of December 31, 2022, using our U.S. workforce of 513 total full-time, part-time, and temporary employees (including employees on leave and excluding the Chief Executive Officer) working at the Company together with the Company’s consolidated subsidiaries.

Of these individuals, 506 were located in the United States and U.S. territories, and 7 were located in 4 other countries around the world. The scale of our operations in these other countries is smaller, and in aggregate we employed less than 5% of our total workforce in these countries, primarily as sales staff. Given the limited scale of our international operations, we chose to exclude these 7 employees, amounting to 1.4% of our workforce, from the identification of the “median employee”, as permitted by SEC rules.

We identified our median employee based on the W-2 taxable wages paid during the 12-month period ended December 31, 2022. In making this determination, we did not annualize the compensation of employees who were hired in 2022 but did not work for us or our consolidated subsidiaries for the entire 12-month period. We calculated 2022 total compensation for the median employee and the Chief Executive Officer based on the proxy rules for determining the annual total compensation of our named executive officers.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2022, to each of our non-employee directors that served in such capacity director during 2022.

Name	Fees Earned or Paid in Cash($)	Stock Awards($)	Stock Options(1)($)	Total($)
Rebecca B. Blalock	62,500	50,984	33,994	147,478
Robert M. Gervis	64,000	50,984	33,994	148,978
Kathleen M. Kool	—	50,994	33,996	84,989
Steven R. Mitchell	50,000	50,984	33,994	134,978
Mark L. Noetzel	56,500	50,984	33,994	141,478
William P. Noglows	95,000	50,984	33,994	179,978
Richard F. Reilly	60,000	50,984	33,994	144,978
James E. Sweetnam	9,583	50,992	33,997	94,573

(1)

These amounts represent the aggregate grant date fair value of options granted to each director during the fiscal year ended December 31, 2022, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 15 to our financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2022. Such options vest over a one-year period or the day before the next annual stockholder meeting.

As of December 31, 2022, the aggregate number of shares subject to outstanding equity awards held by our non-employee directors was:

Name	Number of Stock Options Held at Fiscal Year-End	Number of Restricted Stock Held at Fiscal Year-End
Rebecca B. Blalock	73,368	2,699
Kathleen M. Kool	4,470	4,197
Steven R. Mitchell	83,596	2,699
Mark L. Noetzel	61,337	2,699
William P. Noglows	83,596	2,699
Richard F. Reilly	85,996	2,699
James E. Sweetnam	3,880	3,495
Robert M. Gervis	3,696	2,699

Non-Employee Director Compensation Policy

In May 2014, our board adopted the non-employee director compensation policy (the “director compensation policy”), which became effective following the completion of the Company’s initial public offering in June 2014. The policy was amended in June 2015 and then subsequently in June 2018, February 2021 and February 2022. The policy is designed to seek to ensure that director compensation aligns our non-employee directors’ interests with the long-term interests of our stockholders, that the structure of the compensation is simple, transparent and easy for stockholders to understand and that our non-employee directors are fairly compensated. Pursuant to our director compensation policy, during each year of a non-employee director’s tenure, the director will receive (i) a grant of restricted stock, (ii) a grant of options, and (iii) cash fees for their service on the board and committees of the board, as applicable. Directors who are also our employees, such as Mr. Young, will not receive additional compensation for their services as directors.

We will grant each non-employee director (i) restricted shares of the Company’s common stock and (ii) an option to buy shares of common stock equal in value in the aggregate to $85,000, which we refer to as the Annual Grant, under the 2014 Plan, each year on or about the time of the meeting of our board following our annual meeting of stockholders, provided that if there has been no annual meeting of stockholders held by the first day of the third fiscal quarter of such year, each non-employee director will receive the Annual Grant on the first day of the third fiscal quarter of such year. The number of shares of common stock to be granted to each independent director as their Annual Grant will be calculated using the closing price on such date of our common stock on the New York Stock Exchange or such other national securities exchange as our common stock is then traded. The number of shares underlying the options will be calculated based on the fair market value of such options based on applicable valuation methods. Such granted value may be split between restricted shares of common stock and stock options as determined by our board in accordance with the policy. For any new non-employee director joining our board after the grant of the Annual Grant in any given year, such non-employee director will receive a grant of restricted shares of our common stock on the first day of their service on our board equal to the pro rata share of that year’s Annual Grant calculated by multiplying the number of days of such year that the such new director will serve by the quotient of $85,000 divided by 365. Such granted value may be split between restricted shares of common stock and stock options as determined by our board in accordance with the policy. In the event that a non-employee director departs from the board of directors other than as a result of removal from the board of directors for cause (as defined in the 2014 Plan) (the “Departing Director”), the Departing Director will have two years from the date of departure to exercise all stock options, to the extent vested and exercisable as of the date of departure, subject to the provisions of the 2014 Plan, and provided, however, that in no event shall the Departing Director be permitted to exercise such stock options following the expiration of the term of such stock options. The board retains the discretion to add additional time to such exercise period when considering each such departure. In addition, if the Departing Director has served on the board for at least three years at the time of departure, the board retains the discretion to provide for the acceleration of vesting of some or all of the Departing Director’s unvested stock options or restricted stock.

The following annual cash fees are paid to our non-employee directors for service on our board and its audit committee, compensation committee, and nominating, governance and sustainability committee, as applicable:

Board of Directors or Committee of Board of Directors	Annual Retainer Amount for Chair (in lieu of the annual retainer amount for a member)	Annual Retainer Amount for Member
Board of Directors	$90,000	$45,000
Audit Committee	$15,000	$7,500
Compensation & Leadership Development Committee	$15,000	$5,000
Nominating, Governance & Sustainability Committee	$10,000	$4,000

If the Company holds more than 12 board meetings in a calendar year, more than 12 meetings of the audit committee in a calendar year, more than eight meetings of either of the compensation committee or the nominating, governance and sustainability committee in a calendar year, then the board, at its discretion, may pay to each non-management director, as defined in the director compensation policy, or member of such committee, as applicable, that attends such additional meetings by telephone or other means of communication, an additional one-time cash retainer for their additional service starting at one times the existing retainer for membership of the board or relevant committee, as applicable, and which amount may be increased, without exceeding $45,000 for any given calendar year. The cash payments are paid quarterly in arrears at the end of each fiscal quarter. We have reimbursed and will continue to reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our board and committees of the board. Pursuant to the director compensation policy, the sum of the grant date fair value of all awards made in any fiscal year pursuant to the 2014 Plan to any non-employee director, together with cash compensation earned by the non-employee director, shall not exceed $500,000.

PAY VERSUS PERFORMANCE
As discussed in the Compensation Discussion and Analysis section above, the compensation committee of the board has implemented an executive compensation program designed to link a substantial part of each executive’s realized compensation to the achievement of the Company’s financial and operating objectives as well as to align executives’ pay with changes in the value of shareholder investments. As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information regarding the compensation of our named executive officers and the Company’s performance. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the
compensation committee view the link between the Company’s performance and its Named Executive Officers pay.

Year	Summary Compensation Table Total for Don Young	Compensation Actually Paid to Don Young (1)(2)	Average Summary Compensation Total for Other Named Executive Officers (3)	Average Compensation Actually Paid to Other Named Executive Officers(1)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income ($thousands)	Adjusted EBITDA
					ASPN Cumulative Total Shareholder Return (“TSR”)	S&P 1500 Specialty Chemicals Index Cumulative TSR
2022	$2,378,906	$(20,840,392)	$1,406,497	$(606,470)	$52	$7	($82,738)	$(60,638)
2021	$8,367,611	$30,297,488	$790,094	$4,252,939	$542	$45	($37,094)	$(25,983)
2020	$2,298,852	$5,328,933	$624,828	$1,895,890	$115	$15	$(21,809)	$(6,367)

(1)
For each year, “Compensation Actually Paid” r
eflec
ts the Summary Compensation Total (“SCT”) for the relevant named executive officer(s)
less
the values included in the “Stock Awards” and “Option Awards” columns and adding to this
:

•	The fair value at the end of the year of equity compensation granted during the year;

•	The change in fair value as of the vesting date, measured from the prior year-end, of any equity awards granted in prior years that vested during the year (whether positive or negative); and

•	The change in fair value at year-end, measured from the prior year-end, of any equity awards granted in prior years that remained unvested as of the end of the year (whether positive or negative)
As a result, “Compensation Actually Paid” does not reflect the value that was or may actually be realized by the named executive officers.
In calculating the year-over-year change in the value of unvested option awards as well as the change in value to mid-year
vesting dates, the options’ Black-Scholes values were calculated at each measurement date using the following inputs:

•	Fair value: based on the closing share price on the measurement date.

•
Expected life:
for
in-the-money
options, the time elapsed since the grant date was deducted from the original expected life assumption. For out-of-the-money
options, the expected life was adjusted upward in proportion to the degree to which the options were out-of-the-money
relative to their exercise price.

•	Stock price volatility: based on historical volatility for a trailing term to match the updated expected life assumption as of each measurement date.

•	Risk-free rate: based on an interpolated rate for a U.S. Treasury security with a term to match the updated expected life assumption as of each measurement date.

•
Dividend yield:
based on the most recent quarterly dividend, annualized, as of each measurement date. The Company does not intend to pay cash dividend
s on o
ur common stock in the foreseeable future, nor have we paid dividends on our common stock in the past.

(2)	The amounts deducted and added in calculating the “Compensation Actually Paid” for Mr. Young are as follows:

	2020	2021	2022
Reported SCT Total Compensation	$2,298,852	$8,367,611	$2,378,906
Equity Award Values Reported in the SCT	$(1,781,583)	$(7,206,990)	$(999,982)
Year End Fair Value of Equity Awards Granted in the Year	$1,911,669	$21,382,713	$381,597
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	$2,881,538	$6,527,516	$(19,314,178)
Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	$18,457	$1,226,638	$(3,286,735)
Fair Value of Equity Compensation Forfeited in Current Fiscal Year Determined at End of Prior Fiscal Year	$—	$—	$—
Pension Values Reported in the SCT	$—	$—	$—
Pension Service Cost Attributable to Year	$—	$—	$—
Compensation Actually Paid	$5,328,933	$30,297,488	$(20,840,392)

(3)
For 2022, other named executive officers include John F. Fairbanks, Gregg Landes, Ricardo C. Rodriguez, Keith L. Schilling, and Corby C. Whitaker. For 2021, other named executive officers include Kelley Conte, John F. Fairbanks, Gregg Landes, and Corby C. Whitaker. For 2020, other named executive officers include Kelley Conte, John F. Fairbanks, Gregg Landes, and Corby C. Whitaker.

The amounts deducted and added in calcula
ting
the a
verage
“Compensation Actually Paid” for these named executive officers are as follows:

	2020	2021	2022
Average Reported SCT Total Compensation	$624,828	$790,094	$1,406,497
Average Equity Award Values Reported in the SCT	$(332,521)	$(281,240)	$(816,963)
Average Year End Fair Value of Equity Awards Granted in the Year	$785,028	$697,589	$405,696
Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	$807,996	$2,522,426	$(772,045)
Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	$10,558	$524,071	$(829,656)
Average Fair Value of Equity Compensation Forfeited in Current Fiscal Year Determined at End of Prior Fiscal Year	$—	$—	$—
Average Pension Values Reported in the SCT	$—	$—	$—
Average Pension Service Cost Attributable to Year	$—	$—	$—
Average Compensation Actually Paid	$1,895,890	$4,252,939	$(606,470)

(4)
“Adjusted EBITDA” is EBITDA adjusted for certain items as discussed in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Form
10-K
for the fiscal year ended December 31, 2022.

As illustrated in the table above and the charts below, the “Compensation Actually Paid” (calculated as required under SEC rules) for our named executive officers over the past three fiscal years has directionally aligned with our TSR as well as net income and Adjusted EBITDA over this same period. For 2022, “Compensation Actually Paid” is a negative number for both Mr. Young and the average of the other named executive officers. Principally, this reflects the impact of the change in the Company’s share price betw een
December 31, 2021 and December 31, 2022, as well as updates to the anticipated performance share payout factors between fiscal year-ends.
Along with Compensation Actually Paid, the chart below outlines our one-year,
two-year
and three-year TSR as compared to the
one-year,
two-year
and three-year TSR of the S&P 1500 Specialty Chemicals Index. In each case, TSR is measured starting from December 31, 2019:

The chart below outlines Compensation Actually Paid and the Company’s net income.

The chart below outlines Compensation Actually Paid and the Company’s Adjusted EBITDA.

The Company’s Compensation Actually Paid is impacted by the Company’s TSR in that 48% of Mr. Young’s target total compensation (and 43% for the other named executive officers in 2022, on average) is in equity-based compens ation,
including stock options and restricted share units, which increase or decrease in value tied to the performance of our stock price.

In addition, the Company’s annual bonus payouts are determined based primarily on Adjusted EBITDA performance.
The Company’s incentive compensation is not currently determined based on TSR performance relative to a peer group or market index, or based on net income.
The compensation committee of the board carefully monitors and selects the performance metrics used under the Company’s executive compensation programs each year. Set forth below are those metrics that the Company believes represent the most important financial performance measures used to link compensation actually paid to our named executive officers to Company performance for 2022.

Performance Measure	Description; Link to Company Performance
Adjusted EBITDA	Various measures of EBITDA are widely used by investors to measure a company’s operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired.

Revenue	In addition to adjusted EBITDA, revenue is a key driver investors use in the evaluation of our Company’s performance. It is frequently compared to Company projections and examined in relation to annual guidance in order to determine how well the Company is performing relative to expectations.

Share Price	Share price directly impacts the value of compensation as equity awards are derivatives linked to the share price.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2022.

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,161,154	(1)(3)	$10.663979	347,232	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	4,161,154	(1)(3)	$10.663979	347,232	(2)

(1)
Consists of options to purchase 3,822,977 shares of our common stock outstanding under the 2014 Plan, 257,075 shares of our common stock subject to RSUs outstanding under the 2014 Plan, and options to purchase 81,103 shares of our common stock outstanding under the 2001 Equity Incentive Plan, as amended (the “2001 Plan”), at December 31, 2022.

(2)
Consists of 347,232 shares reserved under the 2014 Plan as of December 31, 2022. Does not include an additional 926,219 shares of our common stock reserved for issuance under the 2014 Plan effective January 1, 2023 pursuant to the “evergreen” provision of the 2014 Plan. The 2001 Plan was terminated in connection with our initial public offering in June 2014. As a result of such termination, no additional awards may be granted under the 2001 Plan, but equity awards previously granted under the 2001 Plan will remain outstanding and continue to be governed by the terms of the 2001 Plan.

(3)
All outstanding options to purchase shares of common stock and restricted stock units issued to the executive officers are governed by the certain accelerated vesting provisions in case of a change in control. For outstanding options to purchase shares of common stock and restricted stock units issued to employees other than executive officers, the board expects to decide on any accelerated vesting before the closing of any transaction resulting in a change of control, including a merger or sale, based upon the board’s evaluation of such factors which the board then deems appropriate, which may include market trends and other considerations. Based on current market trends, accelerated vesting of such outstanding securities for employees in general appears to be common.

REPORT OF AUDIT COMMITTEE

The audit committee of the board, which consists entirely of directors who meet the independence and experience requirements of the New York Stock Exchange, has furnished the following report:

The responsibilities of the audit committee are set forth in its written charter, adopted by the board, which is available on the “Investors” section of our website at www.aerogel.com, which charter the audit committee reviews and reassesses annually and recommends any changes to the board for approval. The audit committee, among other matters, assists the board in its oversight of the integrity of the Company’s financial statements, the financial reporting process, compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm, and the performance of the Company’s internal audit function. The audit committee’s role includes the appointment and evaluation of the Company’s independent registered public accounting firm and related compensation for the firm’s services, oversight of the Company’s systems of internal control over financial reporting, a review of management’s assessment and management of risk, a review of the annual independent audit of the Company’s consolidated financial statements and internal control over financial reporting, review of the Company’s Code of Business Conduct and Ethics, the establishment of “whistle-blowing” procedures, and oversight of other ethics and compliance matters and, as described in more detail under the heading “Board Leadership Structure and Role in Risk Oversight” on page 21, the audit committee reviews and advises management in assessing and addressing our enterprise risk management and cybersecurity programs.

In fulfilling its oversight responsibilities for the financial statements for the fiscal year ended December 31, 2022, among other things, the audit committee took the following actions:

•

Reviewed and discussed the consolidated audited financial statements and the audit opinion on the effectiveness of internal controls over financial reporting for the fiscal year ended December 31, 2022 with management and KPMG LLP, our independent registered public accounting firm;

•

Discussed with KPMG LLP the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the U.S. Securities and Exchange Commission;

•	Discussed with KPMG LLP the matters required to be discussed in accordance with Audit Standard No. 1301 – Communications with Audit Committees; and

•

Received written disclosures and the letter from KPMG LLP regarding its independence as required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the audit committee and the audit committee further discussed with KPMG LLP of the firm’s independence. The audit committee also reviewed the status of pending litigation, taxation matters, internal audit and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review of the consolidated audited financial statements and the audit opinion on the effectiveness of internal control over financial reporting and discussions with management and KPMG LLP, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

Members of the Audit Committee of the Board of Directors of Aspen Aerogels, Inc.
Richard F. Reilly (Chair)
Rebecca B. Blalock Kathleen M. Kool
Mark L. Noetzel James E. Sweetnam

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our audit committee reviews and approves in advance all related-party transactions. In addition to the director and executive officer compensation arrangements discussed above in “Executive Officer and Director Compensation,” since January 1, 2022, we have engaged in the following transactions in which the amount involved exceeded $120,000 and in which any director, executive officer or holder of more than 5% of our voting securities, whom we refer to as our principal stockholders, or affiliates or immediate family members of our directors, executive officers and principal stockholders, had or will have a material interest.

Transactions with Koch Disruptive Technologies and Related Entities

On February 15, 2022, we entered into a note purchase agreement (the “Note Purchase Agreement”) with an affiliate of Koch Disruptive Technologies (“KDT”), a holder of more than 5% of our shares, relating to the issuance and sale to the affiliate of KDT of $100,000,000 in aggregate principal amount of our Convertible Senior PIK Toggle Notes due 2027 (the “Notes”). Pursuant to the Note Purchase Agreement, we issued the Notes to the affiliate of KDT on February 18, 2022. On February 15, 2022, we also entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an affiliate of KDT. Pursuant to the terms of the Securities Purchase Agreement, we sold to the affiliate of KDT an aggregate of 1,791,986 shares of our common stock at a purchase price equal to $27.902 per share, for aggregate gross proceeds of approximately $50.0 million.

On November 28, 2022, we entered into an amendment to the Notes, or the Note Amendment, to reduce the initial Conversion Price (as defined in the Notes) by $5.00 per share from $34.936625 per share to $29.936625 per share, by increasing the initial Conversion Rate (as defined in the Notes) from 28.623257 shares per $1,000 of Capitalized Principal Amount (as defined in the Notes) to 33.400100 shares per $1,000 of Capitalized Principal Amount under the Notes, subject to customary anti-dilution and other adjustments (as described in the indenture, which governs the Notes).

In November 2022, we consummated an underwritten public offering of our shares of common stock, at a price to the public of $9.50 per share of common stock. As part of the offering, an affiliate of KDT purchased 10,526,316 shares of our common stock at the public offering price of $9.50, for aggregate gross proceeds of $100,000,000 to us, before deducting underwriting fees and other offering expenses.

During 2022, we engaged Koch Project Solutions, LLC, an affiliate of KDT, for the purposes of obtaining certain project consulting and advisory services (the “Consulting Services”) in connection with the design and construction of our planned second manufacturing plant in Statesboro, Georgia. Since January 1, 2022, we have incurred fees of approximately $10,942,490 payable to Koch Project Solutions for the Consulting Services.

Transactions with Robert M. Gervis

On March 22, 2022, we sold 135,870 shares of our common stock to Robert M. Gervis, a former member of the board, in the Company’s at-the-market offering pursuant to a sales agreement, dated March 16, 2022, by and among the Company and Cowen and Company, LLC and Piper Sandler & Co., for net proceeds of $4.4 million.

In connection with Mr. Gervis’ departure from the board, pursuant to our director compensation policy and in light of Mr. Gervis’ many years of valued service and contributions to the Company, the board approved the acceleration of the vesting of all of Mr. Gervis’ unvested stock options and restricted stock (“Unvested Equity”), such that the Unvested Equity became fully vested effective upon Mr. Gervis’ resignation from the board.

Indemnification Agreements

We have entered into indemnification agreements with each of our non-employee directors and may enter into similar agreements with certain officers. The indemnification agreements and our restated certificate of incorporation and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Policy for Approval of Related Person Transactions

Pursuant to the written charter of our audit committee, the audit committee is responsible for reviewing, discussing with management and the independent auditors and approving, (i) prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons and any other persons whom our board of directors determines may be considered related parties under Item 404 of Regulation S-K, has or will have a direct or indirect material interest, or (ii) courses of dealing with related parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties. Approval of such related party transaction may, in the discretion of our audit committee, be conditioned upon our and/or the related person at issue taking any actions that our audit committee in its judgment determines to be necessary or appropriate. In the event that a member of our audit committee has an interest in the related party transaction under discussion, such member must abstain from voting on the transaction. Such member may, if so requested by the chair of the audit committee, participate in some or all of the discussions about the related party transaction in question.

ELECTION OF DIRECTORS

(Proposal 1)

On March 8, 2023, the board nominated Steven R. Mitchell and Donald R. Young for election at the annual meeting. The board currently consists of seven members, classified into three classes as follows: Steven R. Mitchell, Richard F. Reilly and Donald R. Young constitute the Class III directors with a term ending at the annual meeting of stockholders to be held in 2023; Rebecca B. Blalock and James E. Sweetnam constitute the Class I directors with a term ending at the 2024 annual meeting of stockholders; and Kathleen M. Kool, Mark L. Noetzel and William P. Noglows constitute the Class II directors with a term ending at the 2025 annual meeting of stockholders. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The board has voted to nominate Steven R. Mitchell and Donald R. Young for election at the 2023 annual meeting for a term of three years to serve until the annual meeting of stockholders to be held in 2026, and until their respective successors are elected and qualified. The Class I directors (Rebecca B. Blalock and James E. Sweetnam) and Class II directors (Kathleen M. Kool, Mark L. Noetzel and William P. Noglows) will serve until the annual meetings of stockholders to be held in 2024 and 2025, respectively, and until their respective successors are elected and qualified. Mr. Reilly will not stand for reelection at the end of his current term, which ends at the 2023 annual meeting.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Steven R. Mitchell and Donald R. Young as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the board may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted for each nominee at the annual meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF STEVEN R. MITCHELL AND DONALD R. YOUNG AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

APPROVAL OF AN AMENDMENT TO ASPEN AEROGELS, INC.’S RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS

REGARDING OFFICER EXCULPATION

(Proposal 2)

Section 102(b)(7) of the General Corporation Law of the State of Delaware (“DGCL”) was amended effective August 1, 2022 to authorize exculpation of officers of Delaware corporations (the “Section 102(b)(7) Amendment”). Specifically, the amendments extend the opportunity for Delaware corporations to exculpate their officers, in addition to their directors, for personal liability for breach of the duty of care in certain actions. This provision would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this provision exculpate such officers from liability for claims brought by or in the right of the corporation, such as derivative claims.

The board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. This protection has long been afforded to directors. Accordingly, the board believes that the proposal to extend exculpation to officers is fair and in the best interests of the Company and its stockholders.

If the stockholders approve this proposal, we will file a Certificate of Amendment to our Restated Certificate of Incorporation (the “Exculpation Amendment”) in the form attached hereto as Annex A. In accordance with the DGCL, however, our board may elect to abandon the Exculpation Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Exculpation Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the Exculpation Amendment.

Purpose and Possible Effects of the Proposed Amendment

The amendment to our Restated Certificate of Incorporation effecting the Exculpation Amendment is set forth in Annex A to this proxy statement.

Our board desires to amend our Restated Certificate of Incorporation to maintain provisions consistent with the governing statutes contained in the DCGL. Prior to the Section 102(b)(7) Amendment, Delaware law has permitted Delaware corporations to exculpate directors from personal liability for monetary damages associated with breaches of the duty of care, but that protection did not extend to a Delaware corporation’s officers. Consequently, stockholder plaintiffs have employed a tactic of bringing certain claims that would otherwise be exculpated if brought against directors, against individual officers to avoid dismissal of such claims. The Section 102(b)(7) Amendment was adopted to address inconsistent treatment between officers and directors and address rising litigation and insurance costs for stockholders.

As is currently the case with directors under our Restated Certificate of Incorporation, this provision would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this provision exculpate such officers from liability for claims brought by or in the right of the corporation, such as derivative claims. Our board believes it is necessary to provide protection to officers to the fullest extent permitted by DCGL in order to attract and retain top talent. This protection has long been afforded to directors, and accordingly, our board believes that this proposal which would extend exculpation to officers, as specifically permitted by the Section 102(b)(7) Amendment, is fair and in the best interests of the Company and our stockholders.

The affirmative vote of a majority of the voting power of all of the outstanding shares of capital stock entitled to vote thereon is required to approve the amendment to our Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

APPROVAL OF AN AMENDMENT TO ASPEN AEROGELS, INC.’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF

AUTHORIZED SHARES OF OUR COMMON STOCK

(Proposal 3)

Our board has determined that it is advisable to increase our authorized common stock from 125,000,000 shares to 250,000,000 shares, and has voted to recommend that the stockholders adopt an amendment to our Restated Certificate of Incorporation, effecting the proposed increase. The full text of the proposed amendment to our Restated Certificate of Incorporation is attached to this proxy statement as Annex A.

As of April 4, 2023, approximately 70,069,160 shares of our common stock were issued and outstanding, approximately 4,807,121 shares were reserved for issuance upon the exercise of outstanding stock options and the vesting of outstanding restricted stock units (“RSUs”), approximately 517,762 shares were reserved for future grant under our various stock-based plans, and approximately 3,690,878 shares were reserved for issuance upon the potential conversion of the Convertible Senior PIK Toggle Notes into shares of our common stock. Accordingly, a total of approximately 45,915,079 shares of common stock is unreserved and available for future issuance.

The board believes it to be in our best interest to have sufficient additional authorized but unissued shares of common stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the board’ discretion is desirable in order to avoid repeated separate amendments to our Restated Certificate of Incorporation, and the delay and expense incurred in holding special meetings of the stockholders to approve such amendments. We currently have no specific understandings, arrangements or agreements with respect to any future acquisitions that would require us to issue a material amount of new shares of our common stock. However, our board believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

We will not solicit further authorization by vote of the stockholders for the issuance of the additional shares of common stock proposed to be authorized, except as required by law, regulatory authorities or rules of the New York Stock Exchange or any other stock exchange on which our shares may then be listed. The issuance of additional shares of common stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power. Our stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities.

The affirmative vote of a majority of the voting power of all of the outstanding shares of capital stock entitled to vote thereon is required to approve the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

APPROVAL OF THE ASPEN AEROGELS 2023 EQUITY INCENTIVE PLAN

(Proposal 4)

Introduction

Our board believes that an equity-based incentive program is an important factor in attracting and retaining highly qualified officers, employees, non-employee directors and consultants, and that equity-based incentives help to align the interests of those persons with the interests of our stockholders. Accordingly, the board unanimously adopted the Aspen Aerogels 2023 Equity Incentive Plan (the “2023 Plan”) effective as of June 1, 2023, subject to approval of the 2023 Plan by our stockholders at the 2023 annual meeting.

The 2023 Plan, if approved by our stockholders, will be the successor to the Company’s 2014 Employee, Director and Consultant Equity Incentive Plan (the “2014 Plan”). If the 2023 Plan is approved by our stockholders, no further awards will be made under the 2014 Plan after the date of stockholder approval of the 2023 Plan. However, all awards granted under the 2014 Plan that are outstanding on the date of stockholder approval of the 2023 Plan will remain outstanding in accordance with their terms.

Stockholders are asked to approve the 2023 Plan to authorize 3,000,000 shares of our common stock (“shares”) for issuance under the 2023 Plan. Stockholders also are being asked to approve the 2023 Plan in order to satisfy the rules of the New York Stock Exchange relating to stockholder approval of equity compensation plans and to authorize the grant of stock options under the 2023 Plan that are intended to qualify for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code.

The board believes that the 2023 Plan is necessary for the Company to continue to provide appropriate incentives for outstanding service and to assist in recruiting and retaining highly qualified individuals as employees, non-employee directors and consultants. In recommending that the board adopt the 2023 Plan, the compensation committee of the board considered the Company’s historical and expected usage of equity compensation, the potential dilution resulting from our equity compensation plans, and the importance of an effective equity compensation program to the Company’s success.

We believe that our usage of equity compensation has been reasonable and in line with market expectations for similar companies. For example, our burn rate experience for the last three fiscal years is set out below. We calculate our burn rate as the number of shares subject to equity awards granted during a fiscal year, divided by the number of shares outstanding on the last day of that fiscal year.

Fiscal Year	Burn Rate
2022	1.51%
2021	2.37%
2020	3.34%

Three-Year Average	2.41%

As a result of factors such as the volatility of our stock price and recent market conditions, however, the share reserved under the 2014 Plan has been utilized more rapidly than we had expected. Accordingly, due to the lack of sufficient shares available under the 2014 Plan to fully fund the annual equity awards for our regular 2023 grant cycle, in March 2023, the compensation committee (or, in the case of awards to our Chief Executive Officer, the board) approved the grant of stock options and restricted stock units under the 2023 Plan to our executive officers and certain other key employees (the “executive team”), with those grants to be effective on the date of approval of the 2023 Plan by our stockholders at the 2023 annual meeting, but only if the 2023 Plan is approved by our stockholders. We refer to those awards to the executive team as the “Conditional Awards”. In addition, on or around the date of the 2023 annual meeting, our non-employee directors will be eligible to receive annual equity awards pursuant to our non-employee director compensation policy (the “director compensation policy”). More information regarding the Conditional Awards and the equity awards that we expect to make to the non-employee directors under our director compensation policy is provided in the New Plan Benefits table on page 77 below. If the 2023 Plan is approved by stockholders, the Conditional Awards will be granted 75% by value as stock options, and 25% by value as RSUs. This mix of vehicles is the same as the Company’s historical long-term incentive mix for the last several years and reflects the compensation committee’s view that the best measure of the Company’s long-term performance is the appreciation of the stock price.

As of March 24, 2023, only approximately 503,030 shares remain available for issuance pursuant new awards under the 2014 Plan. Based on our historical and expected usage of equity compensation, the shares remaining available for issuance under the 2014 Plan will not allow us to satisfy the Conditional Awards or to continue our equity compensation program in its current format. Unless our stockholders approve the 2023 Plan, we will not be able to grant the Conditional Awards—or any other awards—under the 2023 Plan, and we will be required to consider other options to retain and incentivize the executive team, other key employees and consultants, and our non-employee directors. Accordingly, if stockholders do not approve the 2023 Plan, we may be required to increase the cash component of our compensation mix, which may inhibit our ability to retain and recruit highly qualified officers, employees, non-employee directors and consultants and align their interests with the interests of our stockholders.

We believe that the shares requested under the 2023 Plan will be sufficient for the Company to continue its equity compensation program for approximately 2 years. This estimate was determined based on a review of the Company’s anticipated equity compensation requirements including the potential expansion of the workforce that is eligible to receive equity-based compensation, as well as a range of future stock price scenarios. However, there can be no certainty as to the future use of shares under the 2023 Plan (assuming it is approved by stockholders), because we may grant a different mix of equity awards than in the past, and because other factors, such as our share price, may affect the rate at which shares are utilized under the 2023 Plan. Given the volatility of the Company’s stock price (over 100%, annualized, over the last 12 months), the expected duration of the share pool can only be estimated approximately.

If our stockholders approve the 2023 Plan, we estimate that dilution determined as of March 24, 2023 would be as follows:

•	Existing dilution (from outstanding equity awards): 7.1%

•	Incremental dilution (from new shares reserved for issuance under the 2023 Plan): 4.1%

•	Total potential dilution (from the combination of outstanding awards and shares reserved for issuance under the 2023 Plan): 10.6%

Dilution is expressed on a fully-diluted basis as a percentage of common shares outstanding. We believe that this level of dilution that is reasonable.

Certain key features of the 2023 Plan are described below:

Feature	Description
Reasonable Share Reserve	The 2014 Plan includes an “evergreen” feature, whereby a number of shares is added to the 2014 Plan’s share reserve at the beginning of each fiscal year. If the 2023 Plan is approved by stockholders, the 2014 Plan (including its evergreen feature) will be terminated, and the total number of shares that may be issued pursuant to awards granted under the 2023 Plan will be limited to 3,000,000 shares, plus the number of shares available to be granted under the 2014 Plan immediately prior to June 1, 2023.

Feature	Description

Responsible Share Counting Provisions	The 2023 Plan does not permit “liberal share recycling.” Only awards that are cancelled, forfeited or paid only in cash can be added back to the 2023 Plan’s share reserve. Shares withheld to satisfy a tax withholding obligation or pay the exercise price of a stock option will not be added back to the 2023 Plan’s share reserve, and neither will any shares repurchased by the Company using stock option proceeds.

Minimum Vesting Periods	The 2023 Plan generally requires that awards be granted with a minimum vesting period of at least one year for full vesting of the award (or, for non-employee directors, a period of at least 50 weeks ending on the date of the next annual meeting of stockholders). However, 5% of the total number of shares authorized for issuance under the 2023 Plan may be used without imposing this minimum vesting requirement.

No Dividend Equivalents on Stock Options or SARs; No Current Payment of Dividends or Dividend Equivalents on Other, Unearned Awards

No dividend equivalents may be paid on any stock options or stock appreciation rights.

For awards other than stock options and stock appreciation rights, dividends and dividend equivalents will not be paid currently on any such awards (whether vesting is performance-based or service-based) unless and until the awards become vested. Instead, any dividends or dividend equivalents on such awards must be accumulated or deemed reinvested and paid on a deferred basis, contingent upon the vesting of the underlying award.

Director Compensation Limit	The 2023 Plan includes an annual limit on compensation of our non-employee directors, consistent with our current director compensation policy. Specifically, the aggregate grant date fair value of all awards granted to a non-employee director under the 2023 Plan during any single fiscal year, together with any cash compensation earned by that non-employee director during the fiscal year, may not exceed $500,000.

No “Liberal” Change in Control Definition	The 2023 Plan does not include a “liberal” change in control definition, which means that a change in control must actually occur in order for the change in control provisions of the 2023 Plan to apply.

Double-Trigger Vesting	The 2023 Plan provides that, in the event of a change in control, awards generally will vest on a “double-trigger” basis. That is, if the awards are assumed or substituted by the acquiring or surviving company, they generally will continue to be subject to the original vesting schedule, except that vesting generally will accelerate as provided in the 2023 Plan in the event of a qualifying termination of employment within two years after the change in control. If awards are not assumed or substituted by the acquiring or surviving company, they generally will become vested upon the change in control as provided in the 2023 Plan.

No Repricing of Stock Options or SARs Without Stockholder Approval	The 2023 Plan does not permit the “repricing” of stock options or stock appreciation rights without stockholder approval. This includes repricing by exchange for cash or a new or different type of award.

Clawback Policy	Awards granted under the 2023 Plan will be subject to recovery (“clawback”) our compensation recoupment policy as in effect from time to time (including any such policy amended or adopted to comply with applicable rules of the Securities and Exchange Commission and the New York Stock Exchange).

Feature	Description
No Discounted Stock Options or SARs	The 2023 Plan does not permit the use of “discounted” stock options or stock appreciation rights, which means that such awards must be granted with an exercise price or base price at least equal to the fair market value of a share on the date of grant.

Administered by an Independent Committee	The 2023 Plan generally will be administered by the compensation committee. However, the board will approve awards to the Chief Executive Officers and to non-employee members of the board. The compensation committee and the board also may delegate authority under the 2023 Plan as permitted by applicable law.

Information on Equity Compensation Plans as of March 24, 2023

The information included in this proxy statement and our 2022 annual report is updated by the following information regarding all existing equity compensation plans as of March 24, 2023:

Total number of stock options outstanding(1)	4,356,585
Weighted-average exercise price of stock options outstanding	11.10415671
Weighted-average remaining term of stock options outstanding	5.58
Total number of shares subject to full value awards outstanding(2)	1,323,202
Total number of shares remaining available for future grant under the 2014 Plan(3)	503,030
Total number of shares of common stock outstanding as of the Record Date	70,069,160

(1)	No stock appreciation rights were outstanding as of March 24, 2023.
(2)	The number of shares subject to full-value awards outstanding includes outstanding unvested RSUs and restricted shares (both time-based and performance-based awards).
(3)	The 2014 Plan is the only equity plan under which we may currently grant new equity awards.

Summary of the 2023 Plan

The following summary of the 2023 Plan, which is qualified in its entirety by the full text of the 2023 Plan attached to this proxy statement as Annex B.

Eligibility and Types of Awards

The 2023 Plan authorizes the grant of equity-based and cash-based compensation awards to those officers and employees of, and consultants to, the Company and its subsidiaries who are selected by the compensation committee, and the 2023 Plan also authorizes the board to grant awards to the Chief Executive Officer and to the non-employee directors of the Company. Awards under the 2023 Plan may be granted in the form of stock options, stock appreciation rights (“SARs”), restricted shares, restricted share units, and other share-based awards. If approved by stockholders, the Company’s 6 non-employee directors and approximately 130 employees and 15 consultants would be eligible to be selected to receive awards under the 2023 Plan. These individuals are referred to as “participants.”

Administration

The compensation committee, which is comprised of non-employee directors, generally will administer awards granted under the 2023 Plan. To the extent permitted by applicable law, the compensation committee or the board may delegate its authority to one or more employees or directors of the Company. Further, the board has reserved to itself the authority to grant awards to the Chief Executive Officers and to non-employee members of the board, and the board may reserve to itself any of the compensation committee’s other authority and may act as the administrator of the 2023 Plan.

Shares Available

Subject to adjustments as described below, the total number of shares that may be delivered under the 2023 Plan will not exceed 3,000,000 shares (all of which may be issued pursuant to awards of incentive stock options), plus the number of shares available to be granted under the 2014 Plan immediately prior to June 1, 2023. Shares tendered or withheld to pay the exercise price of a stock option or to cover tax withholding will not be added back to the number of shares available under the 2023 Plan. Upon exercise of any stock appreciation right that may be settled in shares, the full number of shares subject to that award will be counted against the number of shares available under the 2023 Plan, regardless of the number of shares used to settle the stock appreciation right upon exercise. To the extent that any award under the 2023 Plan or any award granted under the 2014 Plan or the Company’s 2001 Equity Incentive Plan is forfeited, or any option or stock appreciation right terminates, expires or lapses without being exercised, the shares subject to such awards granted but not delivered will be added to the number of shares available for awards under the 2023 Plan. Shares available for awards under the 2023 Plan may consist of authorized and unissued shares, treasury shares (including shares purchased by the Company in the open market) or a combination of the foregoing.

Director Compensation Limit

The 2023 Plan provides that the aggregate grant date fair value of all awards granted to a non-employee director under the 2023 Plan during any single fiscal year, together with any cash compensation earned by that non-employee director during the fiscal year, may not exceed $500,000. This limit is consistent with the limit currently included in our director compensation policy.

Stock Options

Subject to the terms and provisions of the 2023 Plan, options to purchase shares may be granted to participants at any time and from time to time as determined by the compensation committee. Options may be granted as incentive stock options (to employees only) or as nonqualified stock options. The compensation committee will determine the number of options granted to each recipient. Each option grant will be evidenced by an award agreement that specifies whether the options are intended to be incentive stock options or nonqualified stock options and such additional limitations, terms and conditions as the compensation committee may determine, consistent with the provisions of the 2023 Plan.

The exercise price for each stock option may not be less than 100% of the fair market value of a share on the date of grant, and each stock option shall have a term no longer than 10 years. As of the Record Date, the fair market value per share of the Company’s common stock was $7.19. Stock options granted under the 2023 Plan may be exercised by such methods and procedures as determined by the compensation committee from time to time.

Stock Appreciation Rights

The compensation committee in its discretion may grant SARs to participants under the 2023 Plan. A SAR entitles the holder to receive from the Company upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares that are the subject of such SAR over the aggregate exercise price for the underlying shares. The exercise price for each SAR may not be less than 100% of the fair market value of a share on the date of grant, and each SAR shall have a term no longer than 10 years.

We may make payment in settlement of the exercise of a SAR by delivering shares, cash or a combination of shares and cash as set forth in the applicable award agreement. Each SAR will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms and conditions as the compensation committee may determine, consistent with the provisions of the 2023 Plan.

Restricted Shares

Under the 2023 Plan, the compensation committee may grant or sell restricted shares to participants (i.e., shares that are subject to a substantial risk of forfeiture based on continued service to Company and/or the achievement of performance objectives, and that are subject to restrictions on transferability). Except for these restrictions and any others imposed by the compensation committee, upon the grant of restricted shares, the recipient generally will have rights of a stockholder with respect to the restricted shares, including the right to vote the restricted shares and to receive dividends and other distributions paid or made with respect to the restricted shares. However, any dividends payable with respect to unvested restricted shares will be accumulated or reinvested in additional restricted shares on a contingent basis, subject to forfeiture until the vesting of the underlying award. During the applicable restriction period, the participant may not sell, transfer, pledge, exchange or otherwise encumber the restricted shares. Each award of restricted shares will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions, which may include restrictions based upon the achievement of performance objectives, as the compensation committee may determine.

Restricted Share Units

The compensation committee may grant or sell restricted share units to participants under the 2023 Plan. Restricted share units constitute an agreement to deliver shares (or an equivalent value in cash) to the participant at the end of a specified restriction period and/or upon the achievement of specified performance objectives, subject to such other terms and conditions as the compensation committee may specify, consistent with the provisions of the 2023 Plan. Restricted share units are not shares of common stock and do not entitle the participants to any of the rights of a stockholder. Restricted share units will be settled, in cash or shares, in an amount based on the fair market value per share on the settlement date. Each restricted share unit award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the compensation committee may determine, which may include restrictions based upon the achievement of performance objectives.

Other Share-Based Awards

The compensation committee may grant other share-based awards to participants under the 2023 Plan. Other share-based awards are awards that are valued in whole or in part by reference to shares or are otherwise based on the value of our common stock, such as unrestricted shares or time-based or performance-based units that are settled in shares and/or cash. Each other share-based award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the compensation committee may determine, consistent with the provisions of the 2023 Plan.

Dividend Equivalents

As determined by the compensation committee in its discretion, awards (other than stock options and stock appreciation rights) may provide the participant with a deferred and contingent right to receive dividend equivalents, either in cash or in additional shares. Any such dividend equivalents will be accumulated or deemed reinvested on a contingent basis, subject to forfeiture until such time as the underlying award becomes vested (including, where applicable, vesting based on the achievement of performance objectives). No dividend equivalents may be granted with respect to shares underlying any stock option or SAR.

Performance Objectives

The compensation committee (or the board, as applicable) may establish performance objectives in connection with any award granted under the 2023 Plan. Any such performance objectives may relate to the performance of the Company or one or more of our subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of an individual participant, and performance objectives may be made relative to the performance of a group or companies or a special index of companies. Any such performance objectives will be based on the achievement of one or more criteria selected by the Compensation Committee, which may include (but shall not be limited to) the following: (i) revenue; (ii) gross profit; (iii) pre-tax income or after-tax income; (iv) income or earnings, including operating income, earnings before or after taxes, interest, depreciation, amortization, and/or extraordinary or special items; (v) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (vi) earnings or book value per share (basic or diluted); (vii) return on assets (gross or net), return on investment, return on capital, or return on equity; (viii) return on revenues; (ix) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (x) economic value created; (xi) operating margin or profit margin; (xii) stock price or total stockholder return; (xiii) income or earnings from continuing operations; (xiv) cost targets, reductions and savings, expense management, productivity and efficiencies; (xv) strategic business criteria, including objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to divestitures, joint ventures and similar transactions; and (xvi) environmental, social or governance metrics.

Minimum Vesting Period

The 2023 Plan generally provides for awards to be granted with a minimum vesting period of at least one year for full vesting of the award (or, for non-employee directors, a period of at least 50 weeks ending on the date of the next annual meeting of stockholders). However, up to 5% of the total number of shares authorized for issuance under the 2023 Plan may be issued pursuant to awards that do not meet this minimum vesting requirement. Further, awards granted under the 2023 Plan may be scheduled to vest in installments during the applicable vesting period, and the compensation committee may provide for accelerated vesting of awards at any time.

Change in Control

The 2023 Plan provides that, except as otherwise may be provided in an award agreement or in another written agreement with the participant, awards granted under the 2023 Plan will be subject to “double-trigger” vesting in the event of a change in control. That is, awards that are assumed or substituted by the acquiring or surviving company in connection with a change in control will continue to be subject to the original vesting schedule, except that vesting will accelerate (at the “target” level, in the case of awards subject to performance objectives) in the event of a qualifying termination of employment within two years after the change in control (by the Company without “cause” or by the employee for “good reason” as those terms are defined in the 2023 Plan). On the other hand, awards that are not assumed or substituted by the acquiring or surviving company in connection with a change in control will become vested in full (at the “target” level, in the case of awards subject to performance objectives) upon the change in control. The detailed definitions of cause and good reason are contained in the 2023 Plan, which is attached to this proxy statement as Annex B.

The 2023 Plan generally defines a change in control to include: (i) the acquisition of more than 50% of the Company’s voting securities, (ii) the replacement of a majority of the incumbent members of the board, (iii) a merger or consolidation, unless the Company’s stockholders own more than 50% of voting securities of the resulting corporation, or (iv) sale of all or substantially of the Company’s assets in a transaction requiring stockholder approval. The 2023 Plan, attached to this proxy statement as Annex B, contains the complete, detailed definition of change in control.

Adjustments

In the event of any equity restructuring, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, the compensation committee will adjust the number and kind of shares that may be delivered under the 2023 Plan, the number and kind of shares subject to outstanding awards and the exercise price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the compensation committee may, in its discretion, make such an equitable adjustment, to prevent dilution or enlargement of rights. However, unless otherwise determined by the compensation committee, we will always round down to a whole number of shares subject to any award. Moreover, in the event of any such transaction or event, the compensation committee, in its discretion, may provide in substitution for any or all outstanding awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

The compensation committee, in its sole discretion, may also provide at any time for the exercisability of outstanding stock options and SARs, the lapse of time-based vesting restrictions and the satisfaction of performance objectives applicable to outstanding awards, or the waiver of any other limitation or requirement under any awards.

Transferability

Except as the compensation committee otherwise determines, awards granted under the 2023 Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the compensation committee, stock options and SARs will be exercisable during a participant’s lifetime only by them or, in the event of the participant’s incapacity, by their guardian or legal representative. Any award made under the 2023 Plan may provide that any shares issued as a result of the award will be subject to further restrictions on transfer.

No Repricing of Stock Options or Stock Appreciation Rights

Except in connection with an adjustment or change in control (both discussed above), the compensation committee may not authorize the amendment of any outstanding stock option or stock appreciation right to reduce its exercise price, and no outstanding stock option or stock appreciation right may be cancelled in exchange for cash or other awards, or cancelled in exchange for stock options or stock appreciation rights having a lower exercise price, or cancelled in exchange for cash, without the approval of our stockholders.

Compensation Recoupment Policy

Awards granted under the 2023 Plan shall be subject to forfeiture or recoupment pursuant to the Company’s Recoupment Policy as in effect from time to time, or any successor policy, including any such policy adopted or amended to comply with applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.

Stock Ownership Guidelines

Awards granted under the 2023 Plan to directors and covered executives will be subject to our stock ownership guidelines as in effect from time to time, including any stock retention requirements that may apply under those guidelines.

Term of the 2023 Plan; Amendment and Termination

The 2023 Plan was adopted by the board, effective as of June 1, 2023, subject to approval by the Company’s stockholders, and no awards may be granted under the 2023 Plan after May 31, 2033, or such earlier date as the board may decide to terminate the 2023 Plan. The board may, without stockholder approval, amend or terminate the 2023 Plan, except in any respect as to which stockholder approval is required by the 2023 Plan, by law, regulation or the rules of an applicable stock exchange.

Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of awards made under the 2023 Plan, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the 2023 Plan. The income tax consequences under applicable foreign, state and local tax laws may not be the same as under U.S. federal income tax laws.

Non-Qualified Stock Options

A participant will not recognize taxable income at the time of grant of a non-qualified stock option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for employees) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price.

Incentive Stock Options

A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and more than one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss. If, however, such shares are disposed of within either of such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price.

Stock Appreciation Rights

A participant will not recognize taxable income at the time of grant of a SAR. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for employees) equal to the fair market value of any shares delivered and the amount of cash paid upon exercise of the SAR.

Restricted Shares

A participant will not recognize taxable income at the time of grant of restricted shares, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for employees) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the restricted shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for employees) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the restricted shares.

Restricted Share Units

A participant will not recognize taxable income at the time of grant of a restricted share unit award. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for employees) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid upon settlement of the award.

Other Share-Based Awards

Generally, participants will recognize taxable income at the time of settlement of other share-based awards, with the amount of income recognized generally being equal to the amount of cash and the fair market value of any shares delivered under the award.

Tax Deductibility of Compensation Provided Under the 2023 Plan

When a participant recognizes ordinary compensation income as a result of an award granted under the 2023 Plan, the Company may be permitted to claim a federal income tax deduction for such compensation, subject to various limitations that may apply under applicable law. As a result of those limitations, there can be no assurance that any compensation awarded or paid under the 2023 Plan will be deductible, in whole or in part. For example, Section 162(m) of the Internal Revenue Code generally disallows the deduction of compensation in excess of $1 million per year payable to certain “covered employees.” As a result, all or a portion of the compensation paid to one of our covered employees pursuant to the 2023 Plan may be non-deductible pursuant to Section 162(m).

Further, to the extent that compensation provided under the 2023 Plan may be deemed to be contingent upon a change in control, a portion of such compensation may be non-deductible by the Company under Section 280G of the Internal Revenue Code and may be subject to a 20% excise tax imposed on the recipient of the compensation.

Section 409A.

Section 409A of the Internal Revenue Code imposes additional tax upon the payment of nonqualified deferred compensation unless certain requirements are met. We intend that awards granted under the 2023 Plan will be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. However, the Company does not warrant the tax treatment of any award under Section 409A or otherwise.

This general discussion of U.S. federal income tax consequences is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2023 Plan. Different tax rules may apply to specific participants and transactions under the 2023 Plan.

Registration with the SEC

The Company intends to file a Registration Statement on Form S-8 relating to the issuance of the shares reserved for issuance under the 2023 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2023 Plan by the Company’s stockholders.

Plan Benefits

Except with respect to the Conditional Awards approved for our executive team subject to stockholder approval of the 2023 Plan and the annual equity awards to be granted to our non-employee directors pursuant to our director compensation policy, it is not possible to determine specific amounts and types of awards that may be awarded in the future under the 2023 Plan because the grant of awards under the 2023 Plan is discretionary. The table below provides more information regarding the Conditional Awards that will be granted under the 2023 Plan if stockholders approve the 2023 Plan and annual equity awards for 2023 pursuant to our director compensation policy.

New Plan Benefits

Aspen Aerogels 2023 Equity Incentive Plan
Name and Position	Dollar Value ($)	Number of Stock Options	Number of Restricted Stock Units
Donald R. Young President and Chief Executive Officer	1,000,000	(1)	(2)
Ricardo C. Rodriguez Senior Vice President, Chief Financial Officer and Treasurer	450,000	(1)	(2)
John F. Fairbanks Former Chief Financial Officer and Treasurer	N/A	N/A	N/A
Corby C. Whitaker Senior Vice President, Sales and Marketing	450,000	(1)	(2)
Gregg Landes Senior Vice President, Operations and Strategic Development	450,000	(1)	(2)
Keith L. Schilling Senior Vice President, Technology	450,000	(1)	(2)
All Current Executive Officers as a Group (7 persons)	3,650,000	(1)	(2)
All Current Non-Employee Directors as a Group (6 persons)	510,000	(3)	(4)
All Current Non-Executive Officer Employees as a Group (1 person receiving Conditional Awards)	300,000	(1)	(2)

(1)

For each member of the executive team receiving a Conditional Award to be granted upon approval of the 2023 Plan at the 2023 annual meeting, 75% of the total dollar value of the individual’s award will be granted in the form of stock options, which (a) will vest in three annual installments on March 8, 2024, March 8, 2025 and March 8, 2026, subject to the grantee’s continuous service through those vesting dates, (b) will have an exercise price equal to the closing price of the Company’s common stock on the date of grant, and (c) will have a term of 10 years from March 8, 2023.

(2)

For each member of the executive team receiving a Conditional Award to be granted upon approval of the 2023 Plan at the 2023 annual meeting, 25% of the total dollar value of the individual’s award will be granted in the form of restricted stock units, which will vest in three annual installments on March 8, 2024, March 8, 2025 and March 8, 2026, subject to the grantee’s continuous service through those vesting dates.

(3)

Pursuant to our director compensation policy, each non-employee director serving on the date of the 2023 annual meeting generally will be entitled to receive restricted shares equal in value to $51,000, which restricted shares generally will vest on the earlier of one year from the date of the grant or the day prior to the 2023 annual meeting for the fiscal year following the date of grant, subject to the non-employee director’s continued service on the board.

(4)

Pursuant to our director compensation policy, each non-employee director serving on the date of the 2023 annual meeting of Stockholders generally will be entitled to receive stock options equal in value to $34,000, which stock options (a) will vest on the earlier of one year from the date of the grant or the day prior to the

2023 annual meeting for the fiscal year following the date of grant, subject to the non-employee director’s continued service on the board, (b) will have an exercise price equal to the closing price of the Company’s common stock on the date of grant, and (c) will have a term of 10 years from the date of grant.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the 2023 annual meeting is required to approve the Aspen Aerogels 2023 Equity Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ASPEN AEROGELS 2023 EQUITY INCENTIVE PLAN

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 5)

The audit committee has appointed KPMG LLP, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2023. Our board proposes that the stockholders ratify this appointment. KPMG LLP audited our financial statements for the fiscal year ended December 31, 2022. We expect that representatives of KPMG LLP will be present at the 2023 annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint KPMG LLP, the audit committee reviewed auditor independence issues and existing commercial relationships with KPMG LLP and concluded that KPMG LLP has no commercial relationship with the Company that would impair its independence in connection with the audit of our financial statements for the fiscal year ending December 31, 2023.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2022 and 2021, and fees billed for other services rendered by KPMG LLP during those periods.

	2022	2021
Audit fees:(1)	$1,165,000	$710,000
Audit related fees:	—	—
Tax fees:(2)	113,006	66,081
All other fees:	—	—
Total	$1,278,006	$776,081

(1)

Audit fees for both 2022 and 2021 consist of fees for the integrated audit of our annual consolidated financial statements and the effectiveness of internal control over financial reporting, the review of interim consolidated financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements. Additionally, audit fees for 2022 include fees related to our convertible debt issuance in February 2022, at-the-market offering in August 2022, and our underwritten public offering in November 2022.

(2)	Tax fees consisted principally of assistance with matters related to tax compliance.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with the Securities and Exchange Commission policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, including:

1. Audit services include audit work performed over the consolidated financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. All Other services are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging our independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of KPMG LLP as our independent registered public accounting firm, the audit committee will reconsider its appointment.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the 2023 annual meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

AS DISCLOSED IN THIS PROXY STATEMENT

(Proposal 6)

We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended, on the approval of the compensation of our named executive officers as described in the Compensation Discussion and Analysis section, the Executive and Director Compensation section, the compensation tables and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on our compensation committee or our board. However, the compensation committee and our board will review the voting results and take them into consideration when making future decisions regarding executive compensation. We have determined to hold an advisory vote to approve the compensation of our named executive officers annually, and the next such advisory vote will occur at the 2023 annual meeting.

Our compensation philosophy is designed to align each executive’s compensation with the Company’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly related to performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our peer companies.

Stockholders are urged to read the Compensation Discussion section and Analysis and Executive and Director Compensation section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The compensation committee and our board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

The compensation committee believes that the objectives of our executive compensation program, as they relate to our named executive officers, are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, the compensation committee believes that our executive compensation program, as it relates to our executive officers, seeks to achieve this objective by utilizing, in addition to annual base salaries, a combination of annual incentives through cash bonuses based on a mix of pre-determined criteria and long-term incentives through equity-based compensation. Our board and our compensation committee believe that our policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goal. Accordingly, we are asking our stockholders to approve the compensation of our named executive officers.

In accordance with the rules of the Securities and Exchange Commission, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2023 annual meeting:

RESOLVED, that the compensation paid to the named executive officers of Aspen Aerogels, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis section, the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.

The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal decides the result of the advisory vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a code of business conduct and ethics that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officers. The text of the code of business conduct and ethics is posted on the “Investors” section of our website at www.aerogel.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of business conduct and ethics that apply to our directors, our principal executive officer or our principal financial officer will be included in a Current Reports on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of the New York Stock Exchange.

OTHER MATTERS

The board knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2024 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than December 20, 2023. To be considered for presentation at the 2024 annual meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than February 2, 2024 and no later than March 3, 2024. In addition to satisfying the foregoing advance notice requirements, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must follow the requirements set forth in Rule 14a-19 as promulgated under the Exchange Act.

Proposals that are not received in a timely manner will not be voted on at the 2024 annual meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Secretary, Aspen Aerogels, Inc., 30 Forbes Road, Building B, Northborough, MA 01532.

Northborough, Massachusetts

April 18, 2023

ANNEX A

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

ASPEN AEROGELS, INC.

Aspen Aerogels, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

FIRST: That the name of the Corporation is Aspen Aerogels, Inc.

SECOND: That the Board of Directors of the Corporation duly adopted resolutions approving the following amendment of the Restated Certificate of Incorporation, declaring said amendment to be advisable and providing for such consideration of such amendment at the Corporation’s annual meeting of the stockholders.

THIRD: On June 1, 2023 the Corporation’s annual meeting of the stockholders was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware (“DGCL”), at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

FOURTH: Paragraph FOURTH, Section A. of the Restated Certificate of Incorporation be, and it hereby is, amended and restated in its entirety as follows:

A. Designation and Number of Shares.

The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 255,000,000 shares, consisting of 250,000,000 shares of common stock, par value $0.00001 per share (the “Common Stock”) and 5,000,000 shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”).

The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Common Stock or the Preferred Stock, respectively, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock designation.

FIFTH: The Restated Certificate of Incorporation of the Corporation is hereby amended to add a new paragraph THIRTEENTH, to read in its entirety as follows:

THIRTEENTH: No officer shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as an officer; provided that this provision shall not eliminate or limit the liability of an officer, to the extent that such liability is imposed by applicable law, (i) for any breach of the officer’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 or successor provisions of the Delaware General Corporation Law; (iv) for any transaction from which the officer derived an improper personal benefit, or (v) in any action by or in the right of the Corporation. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any officer for or with respect to any acts or omissions of such officer occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of officers, then the liability of an officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

SIXTH: That this Certificate of Amendment to the Restated Certificate of Incorporation shall be effective at 5:00 p.m. Eastern Time             , 2023.

A-1

IN WITNESS WHEREOF, this Certificate of Amendment to the Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this         day of             , 2023

ASPEN AEROGELS, INC.

By:
Donald R. Young
President and Chief Executive Officer

A-2

ANNEX B

ASPEN AEROGELS

2023 EQUITY INCENTIVE PLAN

1. Establishment, Purpose, Duration.

(a) Establishment. Aspen Aerogels, Inc. (the “Company”) hereby establishes an equity compensation plan to be known as the Aspen Aerogels 2023 Equity Incentive Plan (the “Plan”), effective as of June 1, 2023 (the “Effective Date”), subject to the approval of the Plan by the stockholders of the Company at the 2023 Annual Meeting of Stockholders held on the Effective Date. Definitions of certain capitalized terms used in the Plan are contained in Section 2 hereof.

(b) Purpose. The purpose of the Plan is to attract and retain Directors, Consultants, officers and other key Employees of the Company and its Subsidiaries, and to provide to such persons incentives and rewards for superior performance.

(c) Duration. No Award may be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

(d) Prior Plan. If the Company’s stockholders approve the Plan at the 2023 Annual Meeting of Stockholders, the 2014 Employee, Director and Consultant Equity Incentive Plan (the “Prior Plan”) will terminate in its entirety effective on the Effective Date; provided that all outstanding awards under the Prior Plan as of the Effective Date shall remain outstanding and shall be administered and settled in accordance with their terms and the provisions of the Prior Plan.

2. Definitions. As used in the Plan, the following definitions shall apply.

(a) “Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted or administered or in which Participants work or reside.

(b) “Award” means an award of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units or Other Share-Based Awards granted pursuant to the terms and conditions of the Plan.

(c) “Award Agreement” means either: (i) an agreement, in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (ii) a statement, in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” as a reason for the Company’s (or a Subsidiary’s) termination of a Participant’s Continuous Service shall have the meaning specified in the applicable Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the

Participant and the Company or a Subsidiary or, in the absence of any such agreement that defines the term, “Cause” shall mean: (i) willful misconduct, dishonesty, fraud or breach of fiduciary duty to the Company; (ii) deliberate disregard of the lawful rules or policies of the Company, failure to perform assigned duties, or material breach of an employment or other agreement with the Company, which results in material harm to the Company; (iii) the unauthorized disclosure of any trade secret or confidential information of the Company; (iv) the commission of an act which constitutes unfair competition with the Company or which induces any customer or supplier to breach a contract with the Company; or (v) the indictment of the Participant for any felony involving deceit, dishonesty or fraud, or any criminal conduct by the Participant that would reasonably be expected to result in material injury or reputational harm to the Company. For purposes of this Plan, whether or not a Participant has committed an act or omission of the type referred to in subparagraphs (i) through (v) above shall be determined by the Company in its reasonable, good faith discretion, based upon the facts known to the Company at the relevant time.

(g) “Change in Control” shall mean, unless otherwise specified in an Award Agreement, the occurrence of any of the following:

(i) Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its Subsidiaries or by any employee benefit plan of the Company or a Subsidiary) pursuant to a transaction or a series of related transactions; or

(ii) The closing of either (A) A merger or consolidation of the Company whether or not approved by the Board, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring stockholder approval; or

(iii) A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. For this purpose, “Incumbent Directors” shall mean members of the Board who either (A) are directors of the Company as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

(h) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated and in effect thereunder.

(i) “Committee” means the Board’s Compensation & Leadership Development Committee or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan, and having such powers in each instance as shall be specified by the Board. To the extent required by Applicable Laws, the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “independent director” within the meaning of applicable rules of any securities exchange upon which Shares are listed.

(j) “Company” has the meaning given such term in Section 1(a) hereof and any successor thereto.

(k) “Consultant” means an independent contractor who (i) performs services for the Company or a Subsidiary in a capacity other than as an Employee or Director, and (ii) qualifies as a consultant under the applicable rules of the SEC for registration of shares on a Form S-8 Registration Statement.

(l) “Continuous Service” means the uninterrupted provision of services to the Company or any Subsidiary in any capacity of Employee, Director or Consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence; (ii) transfers among the Company, any Subsidiaries, or any successor entities, in any capacity of Employee, Director or Consultant; or (iii) any change in status as long as the individual remains in the service of the Company, a Subsidiary, or successor of either in any capacity of Employee, Director or Consultant (except as otherwise provided in such individual’s Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(m) “Date of Grant” means the date specified by the Committee on which the grant of an Award is to be effective. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee to grant such Award. In no event shall the Date of Grant be earlier than the Effective Date.

(n) “Director” means any individual who is a member of the Board and who is not an Employee.

(o) “Effective Date” has the meaning given such term in Section 1(a) hereof.

(p) “Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Laws.

(q) “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated and in effect thereunder, as such law, rules and regulations may be amended from time to time.

(r) “Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (i) the closing sale price per Share on that date as reported on the New York Stock Exchange or such other principal exchange on which Shares are then trading, if any, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (ii) if the Shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (iii) if neither (i) nor (ii) applies, (A) with respect to Stock Options, Stock Appreciation Rights and any Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (B) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

(s) “Good Reason” shall, with respect to any Participant, have the meaning (if any) specified in the applicable Award Agreement, or, in the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning (if any) as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Subsidiary. For purposes of clarity, a Participant shall have no rights under this Plan with respect to termination for “Good Reason” unless and to the extent that such Participant is a party to an applicable Award Agreement, employment agreement, consulting agreement or other agreement for the performance of services between the Participant and the Company or a Subsidiary that defines the term “Good Reason” with respect to such Participant.

(t) “Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

(u) “Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

(v) “Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10 hereof.

(w) “Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

(x) “Performance Award” has the meaning given such term in Section 14(a).

(y) “Performance Objectives” means the performance objective or objectives that may be established by the Committee with respect to an Award granted pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant, and may include, without limitation, the Performance Objectives listed in Section 14(a). The Performance Objectives may be made relative to the performance of a group of comparable companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors. Any Performance Objectives that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), if applicable, or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

(z) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(aa) “Plan” means this Aspen Aerospace 2023 Equity Incentive Plan, as may be amended from time to time.

(bb) “Prior Plan” has the meaning given such term in Section 1(d) hereof.

(cc) “Qualified Termination” means any termination of a Participant’s Continuous Service during the two-year period commencing on the date of a Change in Control (i) by the Company, any of its Subsidiaries or the entity resulting from such Change in Control other than for Cause, or (ii) by the Participant for Good Reason.

(dd) “Restricted Shares” means Shares granted or sold pursuant to Section 8 hereof as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

(ee) “Restricted Share Unit” means a grant or sale of the right to receive Shares or cash at the end of a specified restricted period made pursuant to Section 9 hereof.

(ff) “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

(gg) “Share” means a share of common stock of the Company, par value $0.00001 per share, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 16 hereof.

(hh) “Stock Appreciation Right” means a right granted pursuant to Section 7.

(ii) “Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6 hereof. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

(jj) “Subsidiary” means: (i) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (ii) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

(kk) “Substitute Award” means an Award that is granted in assumption of, or in substitution or exchange for, an outstanding award previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines.

(ll) “Ten Percent Stockholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

3. Shares Available Under the Plan.

(a) Shares Available for Awards. The maximum number of Shares that may be granted pursuant to Awards under the Plan shall be 3,000,000 Shares, plus the number of Shares that, immediately prior to the Effective Date, are available to be granted under the Prior Plan but which are not then subject to outstanding awards under the Prior Plan. 3,000,000 of the Shares authorized for grant under the Plan may be issued pursuant to Incentive Stock Options. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 16 hereof.

(b) Share Counting. Except as provided in Section 3(c) hereof, the following Shares shall not count against, or shall be added back to, the Share limit in Section 3(a) hereof: (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered, or otherwise terminated without the issuance of such Shares; (ii) Shares covered by an award granted under the Prior Plan or the Company’s 2001 Equity Incentive Plan that, after the Effective Date, is forfeited, canceled, surrendered, or otherwise terminated without the issuance of such Shares; (iii) Shares covered by an Award that is settled only in cash; and (iv) Substitute Awards (except as may be required by reason of the rules and regulations of any stock exchange or other trading market on which the Shares are listed). This Section 3(b) shall apply to the number of Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Code provisions relating to Incentive Stock Options under the Code.

(c) Prohibition of Liberal Share Recycling. Notwithstanding Section 3(b), the following Shares subject to an Award shall not again be available for grant as described above, regardless of whether those Shares are actually issued or delivered to the Participant: (i) Shares tendered in payment of the exercise price of a Stock Option; (ii) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation with respect to an Award; and (iii) Shares that are repurchased by the Company with Stock Option proceeds. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise.

(d) Limits on Awards to Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (determined as of the Date of Grant in accordance with FASB ASC Topic 718) of all Awards granted to any Director during any single fiscal year, together with any cash compensation earned by such Director during such fiscal year, shall not exceed $500,000.

4.	Administration of the Plan.

(a) In General. The Plan shall be administered by the Committee. Except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: (i) select

Award recipients; (ii) determine the sizes and types of Awards; (iii) determine the terms and conditions of Awards in a manner consistent with the Plan; (iv) grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or (v) accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; (vi) construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; (vii) establish, amend, or waive rules and regulations for the Plan’s administration; and (viii) take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate. To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more Directors or Employees any of the Committee’s authority under the Plan. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

(b) Determinations. The Committee shall have no obligation to treat Participants or eligible Employees, Directors and Consultants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees, Directors or Consultants who are eligible to receive, Awards (whether or not such Participants or eligible Employees, Directors or Consultants are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Directors, Consultants, Employees, Participants and their estates and beneficiaries.

(c) Authority of the Board. The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility, or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control. Without limiting the foregoing, the Board specifically reserves the authority to approve and administer all Awards granted to the Chief Executive Officer of the Company and to Directors under the Plan, and any references in the Plan to the “Committee” with respect to any such Awards shall be deemed to refer to the Board.

5. Eligibility and Participation. Each Employee, Director and Consultant is eligible to participate in the Plan, upon selection by the Committee. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Laws and the amount of each Award. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

6. Stock Options. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a) Award Agreement. Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. No dividend equivalents may be granted with respect to the Shares underlying a Stock Option.

(b) Exercise Price. The exercise price per Share of a Stock Option shall be determined by the Committee at the time the Stock Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Option (other than a Substitute Award) be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

(c) Term. The term of a Stock Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Option exceed ten (10) years from its Date of Grant.

(d) Exercisability. Stock Options shall become vested and exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement, subject to the terms and conditions of the Plan, including the minimum vesting provisions of Section 12 hereof. Such terms and conditions may include, without limitation, the satisfaction of (i) one or more Performance Objectives, and (ii) time-based vesting requirements.

(e) Exercise of Stock Options. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of a Stock Option may be paid, in the discretion of the Committee and as set forth in the applicable Award Agreement: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise or through a broker-assisted arrangement to the extent permitted by Applicable Laws); (iv) by a combination of the methods described in the foregoing clauses (i), (ii) and/or (iii); or (v) through any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

(f) Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(i) Incentive Stock Options may be granted only to Employees. The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(ii) To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

(iii) No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Stockholder, unless (A) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant, and (B) the term of such Incentive Stock Option shall not exceed five (5) years from the Date of Grant.

7. Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a) Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. No dividend equivalents may be granted with respect to the Shares underlying a Stock Appreciation Right.

(b) Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right (other than a Substitute Award) be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

(c) Term. The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its Date of Grant.

(d) Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become vested and exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement, subject to the terms and conditions of the Plan, including the minimum vesting provisions of Section 12 hereof. Such terms and conditions may include, without limitation, the satisfaction of (i) one or more Performance Objectives, and (ii) time-based vesting requirements.

(e) Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (i) the excess of (A) the Fair Market Value of a Share on the exercise date over (B) the exercise price per Share, multiplied by (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

8. Restricted Shares. Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a) Award Agreement. Each Restricted Share Award shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares, the restricted period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

(b) Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Shares as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share, restrictions based on the achievement of specific Performance Objectives, time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Shares subject to the terms and conditions of the Plan, including the minimum vesting provisions of Section 12 hereof. Unless otherwise provided in the related Award Agreement or required by Applicable Law, the restrictions imposed on Restricted Shares shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

(c) Custody of Certificates. To the extent deemed appropriate by the Committee, the Company may retain any certificates representing Restricted Shares in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

(d) Rights Associated with Restricted Shares during Restricted Period. During any restricted period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Agreement, the

Participant shall be entitled to exercise any voting rights associated with such Restricted Shares; and (iii) the Participant shall be entitled to any dividends and other distributions paid with respect to such Restricted Shares during the restricted period; provided, however, that any dividends with respect to unvested Restricted Shares shall be accumulated or deemed reinvested in additional Restricted Shares (as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement), subject to the same terms and conditions as the original Award (including service-based vesting conditions and any Performance Objectives) until such Award is earned and vested.

9. Restricted Share Units. Subject to the terms and conditions of the Plan, Restricted Share Units may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a) Award Agreement. Each Restricted Share Unit Award shall be evidenced by an Award Agreement that shall specify the number of units, the restricted period(s) applicable to the Restricted Share Units, the conditions upon which the restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units to the Participant, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan, including the minimum vesting provisions of Section 12 hereof.

(b) Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Share Units as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share Unit, restrictions based on the achievement of specific Performance Objectives or time-based restrictions or holding requirements.

(c) Form of Settlement. Restricted Share Units may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

10. Other Share-Based Awards. Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion, subject to the terms and conditions of the Plan, including the minimum vesting provisions of Section 12 hereof. Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares, and shall be in such form as the Committee shall determine, including without limitation, unrestricted Shares (subject to the limitations of Section 12 hereof) or time-based or performance-based units that are settled in Shares and/or cash.

(a) Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

(b) Form of Settlement. An Other Share-Based Award may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

11. Dividend Equivalents. Awards granted under the Plan (other than Stock Options and Stock Appreciation Rights) may provide the Participant with dividend equivalents, payable on a contingent basis and either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided, however, that any dividend equivalents with respect to an unvested Award shall be either accumulated in cash or deemed reinvested in additional Restricted Share Units, subject to the same terms and conditions as the original Award (including service-based vesting conditions and the achievement of any Performance Objectives) until such Award is earned and vested. Notwithstanding anything to the contrary herein, no dividend equivalents may be granted under the Plan with respect to the Shares underlying any Stock Option or Stock Appreciation Right.

12. Minimum Vesting Provisions. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall not become vested or exercisable in full any earlier than the first anniversary of the Date of Grant of the Award (excluding, for this purpose, any (a) Substitute Awards, and (b) Awards to Directors that vest on the earlier of the first anniversary of the date of grant or the next annual meeting of stockholders (provided that such vesting period is not less than 50 weeks after the Date of Grant)); provided, however, that the Committee may grant Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 3(a) hereof; and, provided further that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability, other termination of employment or a Change in Control, by the terms of the Award Agreement or otherwise. For purposes of clarity, an Award that vests or becomes exercisable in installments over a period that ends on or after the first anniversary of the Date of Grant of the Award shall be considered to comply with the minimum vesting provisions of this Section 12.

13. Compliance with Section 409A. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section 13): (a) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted, modified or adjusted under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (b) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code, or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

14. Performance Objectives.

(a) In General. As provided in the Plan, the vesting, exercisability and/or payment of any Award may be conditioned upon the achievement of one or more Performance Objectives (any such Award, a “Performance Award”). Any Performance Objectives shall be based on the achievement of one or more criteria selected by the Committee, in its discretion, which may include, but shall not be limited to, the following: (i) revenue; (ii) gross profit; (iii) pre-tax income or after-tax income; (iv) income or earnings, including operating income, earnings before or after taxes, interest, depreciation, amortization, and/or extraordinary or special items; (v) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (vi) earnings or book value per share (basic or diluted); (vii) return on assets (gross or net), return on investment, return on capital, or return on equity; (viii) return on revenues; (ix) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (x) economic value created; (xi) operating margin or profit margin; (xii) stock price or total stockholder return; (xiii) income or earnings from continuing operations; (xiv) cost targets, reductions and savings, expense management, productivity and efficiencies; (xv) strategic business criteria, including objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to divestitures, joint ventures and similar transactions; and (xvi) environmental, social or governance metrics.

(b) Establishment of Performance Objectives. With respect to any Performance Award, the Committee shall establish in writing the Performance Objectives, the performance period, and any formula for computing the payout of the Performance Awards. Such terms and conditions shall be established in writing during the first ninety days of the applicable performance period (or by such other date as may be determined by the Committee, in its discretion).

(c) Certification of Performance. Prior to payment, exercise or vesting of any Performance Award, the Committee will certify in writing whether the applicable Performance Objectives and other material terms imposed on such Performance Award have been satisfied, and, if they have, ascertain the amount of the payout or vesting of the Performance Award.

(d) Adjustments. If the Committee determines that a change in the Company’s business, operations, corporate structure or capital structure, or in the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may, in its discretion and without the consent of any Participant, adjust such Performance Objectives or the related level of achievement, in whole or in part, as the Committee deems appropriate and equitable, including, without limitation, to exclude the effects of events that are unusual in nature or infrequent in occurrence (as determined in accordance with applicable financial accounting standards), cumulative effects of tax or accounting changes, discontinued operations, acquisitions, divestitures and material restructuring or asset impairment charges.

15. Transferability. Except as otherwise determined by the Committee, no Award or dividend equivalents paid with respect to any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

16. Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the number and kind of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards and the exercise price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances, and may require in connection therewith the surrender of all Awards so replaced. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 16 that would (a) cause any Stock Option intended to qualify as an ISO to fail to so qualify, (b) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (c) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A . The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

17. Fractional Shares. The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

18. Withholding Taxes. To the extent required by Applicable Laws, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of the exercise of a Stock Option or Stock Appreciation Right, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment, or recognize the transfer or disposition of any Shares, until such withholding tax obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a value (as determined by the Company) equal to the amount required to be withheld. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee. In no event will the value of the Shares to be withheld or tendered pursuant to this Section 18 to satisfy applicable withholding taxes exceed the amount of taxes required to be withheld based on the maximum statutory tax rates in the applicable taxing jurisdictions.

19. Non-U.S. Participants. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals, or who are subject to Applicable Laws of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may approve such sub-plans, supplements to or amendments, modifications, restatements or alternative versions of this Plan as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Company or its Subsidiaries operate or have Employees or Consultants.

20. Compensation Recovery Policy. Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of the Company’s Compensation Recoupment Policy as in effect from time to time and any similar, supplemental, or successor policy, including any such policy adopted or maintained to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the SEC or applicable securities exchange.

21. Change in Control.

a. In General. The provisions of this Section 21 shall apply, notwithstanding any other provision of this Plan to the contrary, except to the extent otherwise specifically provided in a Participant’s Award Agreement or, in the case of Awards granted to Directors, except as otherwise provided in the Company’s Non-Employee Director Compensation Policy as in effect from time to time.

b. Awards that are Assumed. To the extent outstanding Awards granted under this Plan are assumed, converted or replaced by the resulting entity in the event of a Change in Control (or, if the Company is the resulting entity in the Change in Control, to the extent such Awards are continued by the Company), then, except as otherwise provided in the applicable Award Agreement or in another written agreement with the Participant, or in a Company severance plan applicable to the Participant: (i) any outstanding Awards that are subject to Performance Objectives shall be converted to service-vesting awards by the resulting entity, as if “target” performance had been achieved as of the date of the Change in Control, and shall continue to vest based on the Participant’s Continuous Service during the remaining performance period or other period of required service, and (ii) all other Awards shall continue to vest during the applicable vesting period, if any. Notwithstanding the preceding sentence, if a Participant incurs a Qualified Termination, then upon such termination, all outstanding Awards shall become fully vested and any such Awards that are Stock Options or Stock Appreciation Rights shall become fully exercisable and shall remain exercisable for the full duration of their term.

c. Awards that are not Assumed. To the extent outstanding Awards granted under this Plan are not assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity in the Change in Control, to the extent such Awards are not continued by the Company), then effective immediately prior to the Change in Control, except as otherwise provided in the applicable Award Agreement or in another written agreement with the Participant, or in a Company severance plan applicable to the Participant: (i) all outstanding Awards held by the Participant that may be exercised shall become fully exercisable and shall remain exercisable for the full duration of their term, (ii) all restrictions with respect to outstanding Awards shall lapse, with any specified Performance Objectives with respect to outstanding Awards deemed to be satisfied at the “target” level, and (iii) all outstanding Awards shall become fully vested.

d. Cancellation Right. The Committee may, in its sole discretion and without the consent of Participants, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, provide that any outstanding Award (or a portion thereof) shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash or other property (including shares of the resulting entity in connection with a Change in Control) in an amount equal to the excess, if any, of the Fair Market Value of the Shares subject to the Award, over any exercise price related to the Award, which amount may be zero if the Fair Market Value of a Share on the date of the Change in Control does not exceed the exercise price per Share of the applicable Awards.

22. Amendment, Modification and Termination.

(a) In General. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires stockholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment is approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard, rule or law.

(b) Adjustments to Outstanding Awards. The Committee may, in its sole discretion and without the consent of any Participant, at any time (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare.

(c) Prohibition on Repricing Without Stockholder Approval. Except for adjustments made pursuant to Sections 16 or 21 hereof, the Committee will not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price of such Award. No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash, without approval of the stockholders of the Company, except as provided in Sections 16 or 21 hereof. Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the stockholders of the Company. This Section 22(c) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Sections 16 or 21 hereof.

(d) Effect on Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary (other than Sections 14(d), 16, 21, 22(b) and 24(e) hereof, which specifically do not require the consent of Participants), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided, however, that the Committee may modify an ISO held by a Participant to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.

23. Applicable Laws. The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

24. Miscellaneous.

(a) Stock Ownership Guidelines. By accepting any Award under the Plan, each Participant shall thereby agree to comply with the terms and conditions of the Company’s stock ownership guidelines as applicable to the Participant from time to time, including applicable stock retention requirements thereunder.

(b) Deferral of Awards. Except with respect to Stock Options, Stock Appreciation Rights and Restricted Shares, the Committee, in its discretion, may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts. Any elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

(c) No Right of Continued Service. The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. Awards granted under the Plan shall not be considered a part of any Participant’s normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, and in no event shall any Award be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary or affiliate.

(d) Unfunded, Unsecured Plan. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(e) Severability. If any provision of the Plan or an Award Agreement is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any Applicable Law, as determined by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to such Applicable Law or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

f. Acceptance of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan, any Award Agreement and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

g. Successors. All obligations of the Company under the Plan and with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

ASPEN AEROGELS, INC. 30 FORBES ROAD, BUILDING B NORTHBOROUGH, MA 01532 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/ASPN2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V09392-P90306 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ASPEN AEROGELS, INC. For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: 1. Election of Directors Nominees: 01) Steven R. Mitchell 02) Donald R. Young The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6: For Against Abstain 2. Approval of an amendment to Aspen Aerogels, Inc.’s Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation. 3. Approval of an amendment to Aspen Aerogels, Inc.’s Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 125,000,000 to 250,000,000. 4. Approval of the Aspen Aerogels 2023 Equity Incentive Plan. 5. The ratification of the appointment of KPMG LLP as Aspen Aerogels, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2023. 6. Approval of the compensation of Aspen Aerogels, Inc.’s named executive officers, as disclosed in its Proxy Statement for the 2023 Annual Meeting. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2022 Annual Report and 2023 Proxy Statement (as combined document) are available at www.proxyvote.com. V09393-P90306 ASPEN AEROGELS, INC. Annual Meeting of Stockholders June 1, 2023 9:00 AM, EDT To be held via live webcast This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Donald R. Young and Ricardo C. Rodriguez, or either of them with full power to act alone, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ASPEN AEROGELS, INC. registered in the name provided in this Proxy that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on June 1, 2023, via a live webcast at www.virtualshareholdermeeting.com/ASPN2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side